AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 1996

                                                       REGISTRATION NO. 333-3875

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

              ---------------------------------------------------

                                 AMENDMENT NO. 2

                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF
                                      1933
              ---------------------------------------------------

                            THE BETHLEHEM CORPORATION
                 (Name of Small Business Issuer in its Charter)

     PENNSYLVANIA                     3443                    24-0525900
      (State or                     (Primary                   (I.R.S.
        Other                       Standard                   Employer
     Jurisdiction                   Industrial              Identification
         of                       Classification                  No.)
     Incorporation                    Code
         or                          Number)
     Organization)


                             25TH AND LENNOX STREETS
                           EASTON, PENNSYLVANIA 18045
                                 (610) 258-7111
          (Address and Telephone Number of Principal Executive Offices)

                               ALAN H. SILVERSTEIN
                                    PRESIDENT
                             25TH AND LENNOX STREETS
                           EASTON, PENNSYLVANIA 18045
                                 (610) 258-7111
            (Name, Address and Telephone Number of Agent For Service)
                                 ---------------

                                    COPY TO:
                              DAVID J. ADLER, ESQ.
                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200
                           (212) 755-1467 (TELECOPIER)


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering | |

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

================================================================================

                            THE BETHLEHEM CORPORATION

                              CROSS REFERENCE SHEET

             ITEM NUMBER AND HEADING IN
             FORM SB-2 REGISTRATION STATEMENT       CAPTION OR LOCATION IN
             --------------------------------       ----------------------
PROSPECTUS

 1.  Front of Registration Statement
     and Outside Front
     Cover of Prospectus............................  Outside Front Cover
                                                        Page of Prospectus
 2.  Inside Front and Outside Back
     Cover Pages
     of Prospectus..................................  Inside Front and
                                                        Outside Back Cover
                                                        Pages of Prospectus;
                                                        Available Information
 3.  Summary Information and Risk
     Factors........................................  Prospectus Summary;
                                                        Risk Factors
 4.  Use of Proceeds................................  Use of Proceeds
 5.  Determination of Offering Price................  Determination of
                                                        Subscription Price
 6.  Dilution.......................................  Dilution
 7.  Selling Security Holders.......................          *
 8.  Plan of Distribution...........................  Outside Front Cover
                                                        Page of Prospectus;
                                                        The Rights Offering;
                                                        Subscription Agent;
                                                        Information Agent
 9.  Legal Proceedings..............................  Business of the
                                                      Company
10.  Directors, Executive Officers, Promoters
     and Control Persons............................  Management
11.  Security Ownership of Certain Beneficial
     Owners and Management..........................  Principal
                                                      Shareholders; Shares
                                                      Eligible for Future Sale
12.  Description of Securities......................  Description of Capital
                                                      Stock
13.  Interests of Named Experts and
     Counsel........................................  Legal Matters; Experts
14.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities....................................  Indemnification For
                                                        Securities Act
                                                        Liabilities
15.  Organization Within Last Five
     Years..........................................          *
16.  Description of Business........................  Capitalization;
                                                      Selected Consolidated
                                                      Financial Data;
                                                      Management's
                                                      Discussion and
                                                      Analysis of Financial
                                                      Condition and Results
                                                      of Operations;
                                                      Business of the
                                                      Company

17.   Management's Discussion and
      Analysis or
      Plan of Operation.............................  Management's
                                                      Discussion and
                                                      Analysis of Financial
                                                      Condition and
                                                      Results of Operations
18.  Description of Property........................  Business of the Company
19.  Certain Relationships and Related
     Transactions...................................  Certain Transactions
20.  Market for Common Equity and Related
     Stockholder Matters............................  Price Range of Common
                                                      Stock and Dividend
                                                      Policy
21.  Executive Compensation.........................  Management
22.  Financial Statements...........................  Consolidated
                                                      Financial Statements
23.  Changes in and Disagreements With Accountants
     on Accounting and Financial
     Disclosure.....................................       *


----------
*  Not applicable

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION DATED OCTOBER 4, 1996



                                1,356,964 SHARES

                            THE BETHLEHEM CORPORATION

                                  COMMON STOCK
                              --------------------



     The Bethlehem Corporation, a Pennsylvania corporation (the "Company"), is distributing to holders of record of shares of its Common Stock, no par value (the "Common Stock"), transferable subscription rights (the "Rights") to subscribe for and purchase additional shares of Common Stock for a price of $------ per share (the "Subscription Price"). Such shareholders will receive seven Rights for every 10 shares of Common Stock held by them as of the close of business on ----------, 1996 [the effective date of the Registration Statement of which this Prospectus forms a part] (the "Record Date"). Rights will not be issued with respect to shares of Common Stock issuable upon exercise of outstanding options or warrants, whether or not presently exercisable or "in the money ." The Subscription Price represents a 30% discount from the closing price of the Common Stock on the American Stock Exchange, Inc. (the "AMEX") on the Record Date. No fractional Rights or cash in lieu thereof will be distributed or paid by the Company. The number of Rights distributed by the Company to each record holder of Common Stock (each, a "Holder") will be rounded up to the nearest whole Right. Rights holders may purchase one share of Common Stock for each whole Right held. Each Right also carries the right to subscribe (the "Oversubscription Privilege") at the Subscription Price for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights. See "The Rights Offering--Subscription Privileges--Oversubscription Privilege." The Rights will be evidenced by transferable certificates. Once a holder has exercised any Rights, such exercise may not be revoked. The consummation of the Rights Offering is not dependent upon the receipt by the Company of any minimum amount of proceeds of exercise of Rights. There can be no assurance that the Company will receive any such proceeds.


     The Rights will expire at 5:00 p.m., New York City time, on --------, 1996 [30 calendar days after the Record Date] (the "Expiration Date"). Shareholders who do not exercise or sell their Rights will relinquish the value inherent in the Rights. Accordingly, shareholders are strongly urged to consider the exercise or sale of their Rights. See "Risk Factors--Dilution."


     At September 16, 1996, Universal Process Equipment, Inc. ("UPE"), owned 381,600 shares of Common Stock and Jan P. Gale and Ronald Gale, who are both directors of the Company, and directors, officers and principal shareholders of UPE held collectively 142,000 shares of outstanding Common Stock and, in addition, UPE and the Gales held options and warrants to purchase an aggregate of an additional 1,821,000 shares of Common Stock. Assuming all of such options and warrants had been exercised at such date, UPE and the Gales would have beneficially owned approximately 62% of the outstanding Common Stock. See "Risk Factors--Control by Principal Shareholder." UPE will receive 267,120 Rights in respect of the shares of Common Stock it owns, and such Rights represent approximately 20% of the total Rights to be distributed. UPE has informed the Company that it does not intend to exercise the Oversubscription Privilege or to acquire Rights through open market purchases, the exercise of options or otherwise. However, UPE has informed the Company that it intends to exercise the Rights it receives for an aggregate subscription price of $-----------. In addition, the Board of Directors has authorized the issuance of an additional 350,000 shares of Common Stock to UPE after the Record Date and assuming that (i) such shares of Common Stock are issued, (ii) all other Holders exercise their Rights, and
(iii) the options and warrants held by UPE and its officers, directors and affiliates are exercised subsequent to the Record Date, UPE and the Gales will beneficially own 54.2% of the outstanding Common Stock . As a result UPE has, and after the Rights Offering will have, effective control of the Company. In addition, certain officers and directors of the Company unaffiliated with UPE have expressed their intent to exercise up to 285,000 of the Rights they receive, including Rights received in respect of Common Stock acquired upon the exercise of options prior to the Record Date. See "Rights Offering--Intent of UPE and Certain Officers and Directors."

     The Company expects that the net proceeds of exercise of the Rights will be used primarily, and in the following order of priority, (i) to repay short term borrowing advanced for inventory, laboratory renovation and computer equipment ($250,000), (ii) to expand the operations of the Company ($500,000), (iii) to invest in inventory for the Company's heat transfer, filtration and high temperature furnace product lines ($550,000), (iv) to renovate the Company's laboratory and laboratory equipment and to purchase a management information system/network ($200,000), and (v) for working capital and general corporate purposes (remainder). In the event that all of the Rights are not exercised, the amount of such net proceeds available for working capital and general corporate purposes will be reduced and, if necessary, the amount available to renovate the Company's laboratory and laboratory equipment, to purchase a management information system network and to invest in inventory will be reduced. See "The Company--Strategy" and "Use of Proceeds."

     The principal market for the Common Stock is the AMEX. It is anticipated that the Rights will trade on the AMEX under the symbol "BETR." There can be no assurance, however, that a market for the Rights will develop. Rights may also be sold in over-the-counter and private sales transactions. Orders to sell Rights must be received by the Subscription Agent (as hereinafter defined) not later than ---- a.m. on ----------, 1996, if a holder wishes to sell Rights through the Subscription Agent. On May 14, 1996, the last day on which trade prices were reported prior to the public announcement of the Rights Offering, the closing sale price of the Common Stock on the AMEX was $2.875 per share. On September 16, 1996, the closing sale price of the Common Stock on the AMEX was $2.00 per share.


                                -----------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                 OR ANY STATE SECURITIES COMMISSION PASSED UPON
                  THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                                -----------------

                SHAREHOLDERS WHO DO NOT EXERCISE THEIR RIGHTS IN
                 FULL WILL EXPERIENCE DILUTION IN THEIR RELATIVE
                PERCENTAGE OWNERSHIP IN THE COMPANY UPON ISSUANCE
          OF THE COMMON STOCK TO SHAREHOLDERS EXERCISING THEIR RIGHTS.
                                -----------------

            BEFORE MAKING AN INVESTMENT DECISION, POTENTIAL INVESTORS

        SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH IN "RISK FACTORS"
                  IMMEDIATELY FOLLOWING THE PROSPECTUS SUMMARY.

                                         Underwriting
                      Price to           Discounts and         Proceeds to
                       Public             Commissions        the Company(1)
                    -------------     -------------------   -----------------
Per Share.........  $   [    ]                 N/A              $   [    ]

Total               $   [    ]                 N/A              $   [    ]


----------

(1) After deduction of estimated expenses of $ payable by the Company, including registration fees, listing fees, legal and accounting fees, subscription and information agent fees, printing expenses and other miscellaneous fees and expenses.

                                -----------------

                  The date of this Prospectus is -------, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the AMEX and such reports, proxy statements and other information can also be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.

         The Company has filed with the Commission a Registration Statement on Form SB-2 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock issuable upon exercise of the Rights. This Prospectus does not contain all of the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus or in any document incorporated in this Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                               PROSPECTUS SUMMARY

         THE FOLLOWING MATERIAL IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO THE ISSUANCE SUBSEQUENT TO THE RECORD DATE OF 350,000 SHARES OF COMMON STOCK TO UPE IN CONSIDERATION FOR AN OWNERSHIP INTEREST IN CERTAIN RESALE INVENTORY. SEE "CERTAIN TRANSACTIONS."

                                   THE COMPANY

         The Company was founded in 1856 as a foundry and machine shop and incorporated in 1888. The Company designs, manufactures, sells and services a product line of capital equipment used to process materials for a variety of industrial applications. Its proprietary products include the Porcupine Processor(R), the Thermal Disc(R) Processor, the Tower Filter Press, drum dryers and flakers, tubular dryers, and calciners. In addition, the Company operates a production facility that fabricates, machines and assembles equipment to customers' specifications. The Company has developed expertise in the areas of thermal processing systems, environmental systems, filtration, specialty machining, and fabrication and the rebuilding and remanufacture of specialty process equipment. In addition, the Company, through Bethlehem Advanced Materials Corporation ("BAM"), a wholly-owned subsidiary formed in September 1995 to acquire certain assets of the American Furnace Division of Third Millennium Products, Inc., designs and manufactures high-temperature furnaces for sale and for its own use and processes specialty carbon, graphite and ceramic materials for semiconductors and aerospace applications. See "Business of the Company--General."

         The Company's principal executive offices are located at 25th and Lennox Streets, Easton, Pennsylvania 18045.

                      SUMMARY FINANCIAL AND OPERATING DATA
        (In thousands, except per share and weighted average share data)



                               FISCAL YEAR              FISCAL YEAR
                                ENDED MAY                ENDED MAY
                                31, 1996                  31, 1995
                         ----------------------   ----------------------

OPERATING DATA:
Net sales                         $   18,078               $   14,541
Gross profit                      $    4,867               $    2,581
  Income from
   operations before
   provision for income
   taxes                                 501                      106
Net income                               465                      105
Earnings per common and
common equivalent share
   Primary                        $      .14               $      .04
   Assuming full dilution                .14                      .03
Weighted average number
   of common
   and common equivalent
shares outstanding
   Primary                         3,219,517                2,946,423
   Fully diluted                   3,259,686                3,026,762

                                                AT MAY 31, 1996
                                                ---------------
                                        ACTUAL              AS ADJUSTED(1)
                                        ------              --------------

BALANCE SHEET DATA:

Current assets                        $ 8,846
Total assets                           14,299
Current liabilities                     8,669
Long-term liabilities                   6,954
Total liabilities                      15,623
 Stockholders' equity                 (1,324)
 (deficiency)


----------

(1) Gives effect to (a) the sale by the Company of 1,356,964 shares of Common Stock upon exercise of Rights offered hereby and (b) the application of the estimated net proceeds therefrom at an assumed Subscription Price of $ per share.



                               THE RIGHTS OFFERING

Rights...................  Each  Holder  of  Common  Stock  will  receive  seven transferable Rights for every 10 shares of Common Stock held of record on ----------, 1996 [the effective date of the Registration Statement of which this Prospectus forms a part] (the "Record Date"). The number of Rights distributed by the Company to each Holder will be rounded up to the nearest whole Right. An aggregate of approximately 1,356,964 Rights will be distributed pursuant to the Rights Offering. Each Right will be exercisable for one share of Common Stock. An aggregate of approximately 1,356,964 shares of Common Stock (the "Underlying Shares") will be sold upon exercise of the Rights, assuming exercise of all Rights. The distribution of the Rights and sale of Underlying Shares is referred to herein as the "Rights Offering." See "The Rights Offering-- The Rights."

Basic Subscription
  Privilege..............  Rights  holders  are  entitled  to  purchase  for the
                           Subscription Price one share of Common Stock for each whole Right held (the "Basic Subscription Privilege"). See "The Rights Offering-- Subscription Privileges--Basic Subscription Privilege."

Oversubscription
  Privilege..............  Each  holder of Rights who elects to exercise in full the Basic Subscription Privilege may also subscribe at the Subscription Price for additional underlying Shares available as a result of unexercised Rights, if any (the "Oversubscription Privilege"). If an insufficient number of Underlying Shares is available to satisfy fully all elections to exercise the Oversubscription Privilege, the available Underlying Shares will be prorated among holders who exercise their Oversubscription Privilege based on the respective numbers of Rights exercised by such holders pursuant to the Basic Subscription Privilege. See "The Rights Offering--Subscription Privileges-- Oversubscription Privilege."

Subscription Price         $---------   in  cash  per  share  of  Common   Stock
                           subscribed  for  pursuant  to the Basic  Subscription
                           Privilege or the Oversubscription Privilege. See "The
                           Rights Offering--The Rights."

Shares of Common Stock
  Outstanding after
  Rights Offering          Approximately  3,295,484 shares,  based on the number
                           of  shares  outstanding  on  September  16,  1996 and
                           assuming   exercise   of  all   Rights.   See   "Risk
                           Factors--Dilution."


Intent of UPE
  and Certain Officers
  and Directors            UPE has  informed  the  Company  that it  intends  to
                           exercise  the  267,120  Rights  it  will  receive  in
                           respect of the shares of Common Stock currently owned
                           by  UPE  for  an  aggregate   subscription  price  of
                           $-------- and that it does not intend to exercise the
                           Oversubscription   Privilege  or  to  acquire  Rights
                           through  open  market  purchases,   the  exercise  of
                           options or otherwise.  Certain directors and officers
                           of the Company not affiliated with UPE have expressed
                           their  intent to  exercise  up to  ----------  of the
                           Rights,  including  Rights they receive in respect of
                           Common Stock to be acquired  upon exercise of options
                           prior   to   the    Record    Date.    See    "Rights
                           Offering--Intent  of UPE  and  Certain  Officers  and
                           Directors."


Transferability
  of Rights..............  The Rights are  transferable,  and it is  anticipated that they will trade on the AMEX under the symbol "BETR." No assurance can be given, however, that a market for the Rights will develop or, that if such a market develops, how long it will continue. The Subscription Agent will endeavor to sell Rights for holders who deliver a Subscription Certificate with the instruction for sale properly executed to the Subscription Agent prior to ----- a.m., New York City time, on ---------, 1996. Officers and Directors and other persons or entities who may be deemed affiliates of the Company may only sell their Rights in accordance with the restrictions and requirements of Rule 144 under the Securities Act, other than the two-year holding period requirement of Rule 144. See "The Rights Offering- -Method of Transferring Rights."


Record Date..............  -------------,  1996.  See "The Rights  Offering--The
                           Rights."

Expiration Date            -------------, 1996, at 5:00 p.m., New York City time
                           [30 calendar  days after the Record  Date].  See "The
                           Rights Offering--The Rights."

Procedure for
  Exercising Rights        Basic  Subscription  Privileges and  Oversubscription
                           Privileges  may be exercised  by properly  completing
                           and signing the Subscription  Certificate  evidencing
                           the  Rights  (a   "Subscription   Certificate")   and
                           forwarding   such   Subscription    Certificate   (or
                           following the Guaranteed Delivery  Procedures),  with
                           payment of the Subscription Price for each Underlying
                           Share   subscribed   for   pursuant   to  the   Basic
                           Subscription   Privilege  and  the   Oversubscription
                           Privilege,  to the Subscription  Agent on or prior to
                           the  Expiration  Date. If the mail is used to forward
                           Subscription  Certificates,  it is  recommended  that
                           insured, registered mail be used. No interest will be
                           paid  on   funds   delivered   in   payment   of  the
                           Subscription Price.

                           ONCE A HOLDER  OF  RIGHTS  HAS  EXERCISED  THE  BASIC
                           SUBSCRIPTION PRIVILEGE OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. SEE "THE RIGHTS OFFERING--EXERCISE OF RIGHTS."

Persons Holding Shares,
  or Wishing to
  Exercise Rights,
  Through Others           Persons  holding shares of Common Stock and receiving
                           the  Rights   distributable   with  respect  thereto,
                           through a broker, dealer, commercial bank, trust company or other nominee, as well as persons holding certificates of Common Stock personally who would prefer to have such institutions effect transactions relating to the Rights on their behalf, should contact the appropriate institution or nominee and request it to effect the transactions for them. See
                           "The Rights Offering--Exercise of Rights."

Issuance of Common
  Stock..................  Certificates  representing  shares  of  Common  Stock purchased pursuant to the Basic Subscription Privilege will be delivered to subscribers as soon as practicable after the corresponding Rights have been validly exercised and full payment for shares has been received and cleared. For shares purchased pursuant to the Oversubscription Privilege, delivery of certificates will occur as soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected. See "The Rights Offering--Subscription Privileges."

Use of Proceeds            The net cash  proceeds  received by the Company  from
                           the sale of the shares of Common Stock offered hereby, after payment of fees and expenses, would be approximately $----------- million, assuming full exercise of the Rights. The Rights Offering is, however, not conditioned upon the receipt by the Company of any minimum amount of proceeds of exercise of Rights, and there can be no assurance that the Company will raise any proceeds from the Rights
                           Offering. UPE has, however, informed the Company that it intends to exercise the Rights it receives for an aggregate subscription price of $------------ and certain officers and directors of the Company not affiliated with UPE have expressed their intent to exercise Rights for an aggregate subscription price of up to $-------.


                           The Company expects that the net proceeds of exercise of the Rights will be used primarily, and in the following order of priority, (i) to repay short term borrowings advanced for inventory, laboratory renovation and computer equipment ($250,000), (ii) to expand the operations of the Company ($500,000),
                           (iii) to invest in inventory for the Company's heat transfer, filtration and high temperature furnace product lines ($550,000), (iv) to renovate the Company's laboratory and laboratory equipment and to purchase a management information system/network ($200,000), and (v) for working capital and general corporate purposes (remainder). In the event that all of the Rights are not exercised, the amount of such net proceeds available for working capital and general corporate purposes will be reduced and, if necessary, the amount available to renovate the Company's laboratory and laboratory equipment, to purchase a management information system network and to invest in inventory will be reduced. See "The Company-- Strategy" and "Use of Proceeds."


Subscription Agent         American  Stock   Transfer  &  Trust   Company.   See
                           "Subscription Agent."

Information Agent          Morrow & Company. See "Information Agent."


Risk Factors.............  There are  substantial  risks in connection with this offering that should be considered by prospective purchasers including, but not limited to the following: i) the Company has incurred losses from operations in the past and may incur such losses in the future; (ii) the Company has a substantial deficit in net tangible book value and a substantial deficit in stockholders' equity ; (iii) purchasers of Common Stock in the Rights Offering will experience substantial and immediate dilution, and (iv) the Company does not anticipate paying cash dividends on its Common Stock in the foreseeable future. See "Risk Factors."

                                  RISK FACTORS

         EACH  PROSPECTIVE   PURCHASER  SHOULD  CAREFULLY  EXAMINE  ALL  OF  THE
INFORMATION   CONTAINED   IN  THIS   PROSPECTUS   AND  SHOULD  GIVE   PARTICULAR
CONSIDERATION TO THE FOLLOWING RISK FACTORS:

OPERATING LOSSES; FINANCIAL CONDITION


         While the Company had net income for each of the fiscal year ends May 31, 1995 and May 31, 1996 the Company has incurred losses from operations in the past and may incur such losses in the future.

         In addition, at May 31, 1995, the Company had a deficit in net tangible book value of $2,700,728, a deficit in stockholders' equity of $2,152,159 and a deficit in working capital of $1,576,442. At May 31, 1996, the Company had a deficit in net tangible book value of $2,080,406 and a deficit in stockholders' equity of $1,324,185. In addition, the Company had working capital at May 31, 1996 of only $176,439. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


DILUTION

         Holders who do not exercise their Rights will experience a decrease in their proportionate interest in the equity ownership and voting power of the Company; such decrease in equity ownership and voting power will be proportionate to the number of Rights actually exercised by other holders. The sale of the Rights may not compensate a holder for all or any part of any reduction in the market value of such shareholder's Common Stock resulting from the Rights Offering. Shareholders who do not exercise or sell their Rights will relinquish any value inherent in the Rights. Accordingly, holders are strongly urged to consider the exercise or sale of their Rights.


         At May 31, 1996, there was a deficit in net tangible book value per share of Common Stock of $1.07. The Subscription Price per share of Common Stock is $------------. Accordingly, the purchasers of the Common Stock in the Rights Offering will experience immediate and substantial dilution. See "Dilution."

         UPE has informed the Company that it intends to exercise the Rights it receives in the Rights Offering which will result in the issuance of at least 267,120 additional shares of Common Stock. Such Rights represent approximately 20% of the total Rights to be distributed.

         On the Record Date, there were 1,938,532 shares of Common Stock issued of which 1,938,520 were outstanding. If all of the Rights were to be exercised, there would be an increase of 1,356,964 shares in the number of shares of Common Stock outstanding, resulting in a total of 3,295,484 shares of Common Stock outstanding after consummation of the Rights Offering.


DIVIDEND POLICY AND RESTRICTIONS

         The Company does not anticipate that it will pay cash dividends in the foreseeable future. The payment of dividends by the Company will depend upon its earnings and financial condition and such other factors as the Board of Directors may consider relevant. The Company currently plans to retain any earnings to provide for the development and growth of the Company. In addition, certain debt facilities of the Company impose restrictions on the payment of cash dividends. See "Price Range of Common Stock and Dividend Policy."

INDEFINITE AMOUNT AND USE OF PROCEEDS

         The net cash proceeds from the Rights Offering after payment of fees and expenses would be approximately $--------- million, assuming full exercise of all Rights. The Rights Offering is, however, not conditioned upon the receipt by the Company of any minimum amount of proceeds from the exercise of Rights. Consequently, there can be no assurance that the Company will raise any such proceeds.


         The Company expects that such proceeds will be used in the following order of priority, (i) to repay short term borrowing advanced for inventory, laboratory renovation and computer equipment, (ii) to expand the operations of the Company, (iii) to invest in inventory for the Company's heat transfer, filtration and high temperature furnace product lines, (iv) to renovate the Company's laboratory and laboratory equipment and to purchase a management information system/network, and (v) for working capital and general corporate purposes. Although the proceeds from the Rights Offering will be utilized as described above, the amount of net proceeds of the Rights Offering is uncertain. In the event that all of the Rights are not exercised, the amount of such net proceeds available for working capital and general corporate purposes will be reduced and, if necessary, the amount available for renovation of the Company's laboratory and laboratory equipment, to purchase a management information system/network and to invest in inventory will be reduced. Pending their utilization for other corporate purposes, the Company expects to invest the proceeds from the Rights Offering primarily in Treasury obligations, money market instruments and other similar securities and in bank deposits. See "Use of Proceeds."


LOSSES ON MAJOR CONTRACTS


         Historically, the Company recorded losses on certain major contracts. These losses primarily resulted because the Company undertook major contracts on a fixed price basis and therefore had to absorb any cost overruns if the Company could not demonstrate that the original order had been changed or modified while production or fabrication was in process. During the fiscal year ended May 31, 1995, management implemented procedures to become more selective in the type of project undertaken, the product orientation and the terms of sale, thereby more closely monitoring and controlling profit margins on major contracts. In addition, the Company's management introduced new procedures so that it could more effectively monitor the status of major contracts and demonstrate changes or modifications in orders while production or fabrication is in process. No losses on major contracts were recorded in fiscal years 1995 and 1996. However, there can be no assurance that such new policies will continue to be successful and, accordingly, the Company may record losses on certain major contracts in the future.

         A major contract to a Canadian company was completed in fiscal 1996 resulting in an account receivable in the amount of $575,000. In May 1996, this customer sought protection under the Canadian Bankruptcy & Insolvency Act. The Company has a security interest in the equipment it sold to the customer related to this account receivable. In addition, UPE, a supplier of certain equipment which was sold to this customer by the Company, has agreed to a chargeback equal to one-half of the loss on this bad debt. The Company has included in its allowance for doubtful accounts one-half of the difference between the accounts receivable balance and the cost of the equipment expected to be recovered. It is possible that the actual loss on this receivable may exceed the amount received by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Fiscal Year Ended May 31, 1996 Compared to Fiscal Year Ended May 31, 1995."


PROPRIETARY RIGHTS

         The Company depends upon its proprietary technology. It relies principally upon trade secret and copyright law to protect its proprietary technology and owns no patents that are material to its business. The Company regularly enters into confidentiality agreements with its employees, customers and potential customers and limits access to and distribution of its trade secrets and other proprietary information. There can be no assurance that these measures will be adequate to prevent misappropriation of its technology or that the

Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as the laws of the United States. The Company also is subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights. The Company is not presently engaged in any litigation or aware of any potential litigation concerning its proprietary technology. See "Business of the Company--Patents and Trademarks."

EXISTENCE OF SHORT-TERM CONTRACTS RESULTING IN LACK OF ASSURED MARKET

         Currently, the major portion of the Company's sales are made under short-term or one-time contracts for the Company's capital equipment or high-temperature furnaces, which contracts are not subject to renewal. Although this may afford the Company flexibility in responding to changing market conditions, a market for the Company's products and services under such contracts is not assured. As a result, one or more short-term or one-time contracts may constitute a high percentage of the Company's total net sales for any particular quarter or fiscal year. The inability of the Company to obtain such contracts in the future would likely have a material adverse effect on the Company's business.


         The Company's largest customer, Eastman Chemical, accounted for 30% of the Company's net sales for fiscal year ended May 31, 1996 . The Company anticipates that Eastman Chemical will also be a significant customer for the fiscal year ending May 31, 1997. During fiscal year ended May 31, 1995, the Company's four largest customers accounted for 17%, 13%, 12% and 12% of the Company's revenues. General Dynamics accounted for 13% of the Company's revenues in fiscal 1995 and 5% of the Company's revenues in fiscal 1996. Universal Process Equipment, Inc. accounted for 17% of the Company's revenues in fiscal 1995 and 5% of the Company's revenues in fiscal 1996. Caswan Environmental Services, Ltd. accounted for 12% of the Company's revenues in fiscal 1995 and 2% of the Company's revenues in fiscal 1996. New Jersey Chemical Co. accounted for 12% of the Company's revenues for fiscal 1995 and 2% of the Company's revenues in fiscal 1996.


HIGHLY COMPETITIVE INDUSTRY; IMPACT OF TECHNOLOGICAL CHANGE


         The Company engages in various aspects of the capital equipment and materials processing industries and certain of the businesses in which it engages are in highly competitive sectors of these industries. In addition, as a result of technological, regulatory and other legal developments, the Company faces the risk of new or increased competition in virtually all businesses in which it engages. While to date, the Company's research and development efforts have been limited, the Company's future success will depend in large part upon its ability to develop and introduce on a timely and cost-effective basis new processes and applications that keep pace with legal and technological developments and address increasingly sophisticated customer requirements. There can be no assurance that the Company will be successful in identifying, developing and marketing applications and process enhancements, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of product or process enhancements or new products, applications or processes, or that its products, applications or processes will adequately meet the requirements of the marketplace and achieve market acceptance. See "Business of the Company."


ENVIRONMENTAL CONSIDERATIONS

         The Company is subject to certain environmental standards imposed by Federal, state and local environmental laws and regulations. The Company may be required to expend in the future significant amounts for installation of environmental control facilities, remediation of environmental conditions and other similar matters. The costs of complying with such stringent environmental standards may cause the Company to be competitively disadvantaged vis-a-vis foreign competitors who may be subject to less stringent standards. In particular, the operations at the Company's Knoxville, Tennessee plant utilize incineration and scrubbing of various exhaust streams, designed to comply with applicable laws and regulations. The plant produces air emissions that are regulated and permitted by Knox County, Tennessee, Department of Air Pollution Control (the "DOAPC"). Management believes that the plant is currently in compliance with the conditions of its permit. The Company has applied to the DOAPC for additional permits necessary to expand its operations. There can be no assurance that these permits will be granted. Historically, environmental liabilities have not had a material effect upon the Company's capital expenditure requirements, results of operations or competitive position and the Company believes that compliance by its operations with applicable environmental regulations will not have a material effect upon the Company's future capital expenditure requirements, results of operations or competitive position. There can be no assurance, however, as to the effect of future changes in federal, state and county environmental laws or regulations on the Company's results of operations or financial condition.


         The Company unilaterally "opted in" to a group settlement in U.S. VS. CHARLES CHRIN, ET AL. ("Charles Chrin"). The proposed consent decree is undergoing final draft revisions and will be submitted for court approval after a hearing. The Company paid in a total of $55,000 toward the group settlement in exchange for a covenant not to sue by the United States pursuant to Section 107(a) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or Section 7003 of the Resource Conservation and Recovery Act of 1976. Apart from Charles Chrin, the Company has not received, nor is it aware of any threatened submission of, any "potentially responsible party" or similar notices under federal, state or local environmental laws. See "Business of the Company--Environmental Impact and Regulation."

CONTROL BY PRINCIPAL SHAREHOLDER


         The holders of Common Stock are entitled to one vote per share of Common Stock on all matters, including the election of directors. As of September 16, 1996, UPE held 381,600 shares of Common Stock, or 19.7% of the total votes of all outstanding Common Stock and Jan P. Gale and Ronald Gale, who are both directors of the Company and directors, officers and principal shareholders of UPE held collectively 142,000 shares of outstanding Common Stock, or 7.3% of the total votes of all outstanding Common Stock. Accordingly, as of September 16, 1996, UPE and the Messrs. Gale in the aggregate held 523,600 shares of Common Stock, or 27% of the total votes of all outstanding Common Stock. In addition, UPE held options and warrants to purchase 1,800,000 shares of Common Stock and the Messrs. Gale held options to purchase an aggregate of 21,000 shares of Common Stock. If all of such options and warrants are exercised, UPE and the Gales would beneficially own 62% of the outstanding Common Stock . By reason of the exercise of Rights by UPE, UPE and the Gales will continue to control at least 19.7% and 4.3%, respectively, of the total votes of all outstanding shares of Common Stock after the Rights Offering and assuming that UPE and Messrs. Gales exercise all of their outstanding options and warrants after the Record Date, UPE and the Gales will, in the aggregate, beneficially own 51% of the outstanding shares of Common Stock after the Rights Offering, assuming the exercise of all Rights. In addition, the Board of Directors has agreed to issue subsequent to the Record Date 350,000 shares of Common Stock to UPE in consideration for an ownership interest in certain resale inventory , which consists of used heat transfer equipment owned by UPE. Assuming (i) these shares of Common Stock are issued, (ii) UPE and the Gales exercise all of their outstanding options and warrants after the Record Date and
(iii) all Rights are exercised, UPE and Messrs. Gale will beneficially own at least 54.2% of the outstanding Common Stock after the Rights Offering. See "Principal Shareholders" and "Certain Transactions." Such a concentration of effective control could serve to perpetuate current management, make it difficult for unaffiliated shareholders to influence the Company's actions and make the Company less attractive to potential acquirors.


UNCERTAIN MARKET FOR RIGHTS


         It is anticipated that the Rights will trade on the AMEX. No assurance can be given, however, as to whether a market for the Rights will develop or, that if one does develop, how long it will continue. The Company is not aware of any broker-dealer that intends to make a market for the Rights. Further, no assurance can be given as to the prices at which the Rights will trade from time to time in relation to the Common Stock. Moreover, because the Rights are new securities, the trading market, if any, for the Rights may be volatile. There also can be no assurance that the shares of Common Stock issuable upon exercise of the Rights will trade at or above the Subscription Price. See "The Rights of Offering."


OTHER MARKET CONSIDERATIONS

         There can be no assurance that the market price of the Common Stock will not decline during the period the Rights are outstanding or that, following the issuance of the Rights and the sale of the Underlying Shares upon exercise of Rights, a subscribing Rights holder will be able to sell shares purchased in the Rights Offering at a price equal to or greater than the Subscription Price. Once a holder of Rights has exercised the Basic Subscription Privilege or the Oversubscription Privilege, such exercise may not be revoked. Moreover, until certificates are delivered, subscribing Rights holders may not be able to sell the shares of Common Stock that they have purchased in the Rights Offering. Certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege will be delivered as soon as practicable after the corresponding Rights have been validly exercised and full payment for the shares has been received and cleared. For shares purchased pursuant to the Oversubscription Privilege, delivery of certificates will occur as soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected. See "Price Range of Common Stock and Dividend Policy."

         No interest will be paid to Rights holders on funds delivered to the Subscription Agent pursuant to the exercise of Rights pending delivery of Underlying Shares.

AUTHORIZATION AND DISCRETIONARY ISSUANCE OF PREFERRED STOCK

         The Company's Amended and Restated Articles of Incorporation authorizes the issuance of up to 5,000,000 shares of "blank check" preferred stock with such designations, rights, and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Capital Stock."

DILUTIVE EFFECT OF OUTSTANDING WARRANTS AND OPTIONS; REGISTRATION RIGHTS


         The Company presently has outstanding options and warrants to purchase an aggregate of 2,748,000 shares of Common Stock at prices ranging from $.333 to $3.150 per share. All of the foregoing securities represent the right to acquire Common Stock of the Company during various periods of time and at various prices. Holders of these securities are given the opportunity to profit from a rise in the market price of the Common Stock and are likely to exercise its securities at a time when the Company would be able to obtain additional equity capital on more favorable terms. The exercise of outstanding options and warrants will likely have a dilutive effect on the Company's stockholders and may have an adverse effect on the market price of the Common Stock. Some of such warrants and options contain anti-dilution provisions which may be triggered by the Rights Offering resulting in further dilution of the Company's Stockholders. See "Dilution" and "Description of Capital Stock."

PENNSYLVANIA ANTITAKEOVER LAWS

         Various provisions of the Pennsylvania Business Corporation Law (the "BCL"), under which the Company was organized, generally make "hostile" takeovers of Pennsylvania corporations more difficult by granting certain rights to non-interested shareholders in certain "change of control" situations permitting such shareholders to demand payment from a 20% controlling shareholder of the "fair value" of such demanding shareholders' shares in cash. Such provisions may make more difficult the removal of management. In addition, such provisions may be perceived by certain investors, such as institutions, as making the Company's securities less attractive investment. The Company did not elect, within the prescribed time period of the statute, to "opt-out" of these provisions. See "Description of Capital Stock."

                                 CAPITALIZATION


         The following table sets forth the capitalization of the Company at May 31, 1996 and as adjusted to reflect the sale by the Company of 1,356,964 shares of the Common Stock offered hereby at an assumed Subscription Price of $----- per share. This table should be read in conjunction with the Consolidated Financial Statements, including the notes thereto, included elsewhere in this Prospectus.

                                                         MAY 31, 1996
                                               --------------------------------
                                               ACTUAL               AS ADJUSTED
                                               ------               -----------


Current maturities of long-term debt.......  $   307,000
Long-term debt - net of current
maturities.................................    4,594,000
Stockholders' Equity:
  Preferred stock - authorized,
      5,000,000 shares without par
      value; none issued or outstanding....            0
  Common stock - authorized,
      20,000,000 shares without par
      value, stated value of $.50 per
      share; issued 1,938,532 shares.......      969,000
   Additional paid-in capital..............    4,933,000
  Accumulated deficit......................   (7,226,000)
  Less treasury stock, at cost, 12
  shares...................................            0
      Total Stockholders' Equity              ----------
      (Deficiency).........................   (1,324,000)
                                              ----------
Total Capitalization.......................
                                              $3,270,000
                                              ==========



                                 USE OF PROCEEDS

         The net cash proceeds from the Rights Offering after payment of fees and expenses would be approximately $------- million, assuming full exercise of all Rights. However, the Rights Offering is not conditioned upon the receipt by the Company of any minimum amount of proceeds of exercise of Rights and there can be no assurance that the Company will receive any such proceeds. UPE, however, has informed the Company that it intends to exercise the Rights it receives for an aggregate subscription price of $---------- and certain officers and directors of the Company not affiliated with UPE have expressed their intent to exercise the Rights they receive for an aggregate subscription price of up to $--------------.


      The net proceeds, if any, from the Rights Offering will be applied in the following order of priority: (i) to repay short term borrowings with an interest rate of 11.25% advanced by CIT which has been used for inventory, laboratory renovation and computer equipment ($250,000), (ii) to expand the operations of the Company ($500,000), (iii) to invest in inventory for the Company's heat transfer, filtration and high temperature furnace product lines ($550,000); (iv) to renovate the Company's laboratory and laboratory equipment and to purchase a management information system/network ($200,000), and (v) for working capital and general corporate purposes (remainder). Although the proceeds from the Rights Offering will be utilized as described above, the amount of net proceeds of the Rights Offering is uncertain. In the event that all of the Rights are not exercised, the amount of such net proceeds available for working capital and general corporate purposes will be reduced and, if necessary, the amount available to renovate the Company's laboratory and laboratory equipment, to purchase a management information system/network and to invest in inventory will be reduced. Pending their utilization for other corporate purposes, the Company expects to invest the net proceeds from the Rights Offering primarily in Treasury obligations, money market instruments and other similar securities and in bank deposits. See "The Company--Strategy."


                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

         The Common Stock is traded on AMEX under the symbol "BET." The following table sets forth the high and low sales prices for the Common Stock, for the periods indicated, as reported by the AMEX.


                                      LOW ($)                     HIGH ($)
                                      -------                     --------
1995 FISCAL YEAR
----------------
First Quarter                             .75                          1.50
Second Quarter                            .81                          1.44
Third Quarter                             .75                          5.63
Fourth Quarter                           2.00                          3.44

1996 FISCAL YEAR
----------------
First Quarter                            1.88                          3.73
Second Quarter                           2.50                          3.94
Third Quarter                            2.00                          3.00
Fourth Quarter                           1.75                          3.31

1997 FISCAL YEAR
----------------
First Quarter                            1.81                          2.75
Second Quarter (thru October 1, 1996)    1.94                          2.34



         As of September 16, 1996 , there were approximately 934 holders of record of the Company's Common Stock.

         The Company did not declare any cash dividends on its Common Stock during fiscal 1995 or fiscal 1996. A $1.5 million five year first mortgage loan from Sterling Commercial Capital, Inc., First Wall Street SBIC, L.P., and Interequity Capital Partners, L.P. (collectively, "Sterling") imposes certain limitations on the Company with respect to the payment of cash dividends. In addition, a three year $5 million maximum line of credit and term loan facility from the CIT Group/Credit Finance, Inc. ("CIT"), contains certain restrictions on the payment of cash dividends. The Company does not anticipate that it will pay cash dividends in the foreseeable future. The payment of dividends by the Company will depend upon its earnings and financial condition and such other factors as the Board of Directors may consider relevant. The Company currently plans to retain any earnings to provide for the development and growth of the Company.


                                    DILUTION


         At May 31, 1996, there was a deficit in net tangible book value of approximately $2,080,406, or $1.07 per share. See "Consolidated Financial Statements." The deficit in net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale by the Company of the

1,356,964 shares of Common Stock offered hereby (assuming full exercise of the Rights) and after deducting the estimated offering expenses, the pro forma net tangible book value of the Company as of at May 31, 1996 would have been approximately $-------, or $---- per share, representing an immediate and substantial dilution of $---- per share or ---% in respect of shares of Common Stock purchased pursuant to this Rights Offering. The following table illustrates this per share dilution:

Subscription Price                                                 $______

Deficit in net tangible book
value per share
  before offering......................            ($1.07)

Increase per share
attributable to shareholders
  exercising Rights....................            ______

Pro forma net tangible book
value
  per share after offering.............                            $______

Dilution to shareholders
exercising Rights(1)...................           $______

(1) Dilution is determined by subtracting the deficit in pro forma net tangible book value per share from the Subscription Price paid by an investor for a share of Common Stock in the Rights Offering.

         The foregoing assumes no exercise of the options issued to employees of the Company under its stock option plan or the exercise of outstanding warrants. At May 31, 1996, options and warrants to purchase an aggregate of 2,748,000 shares of Common Stock were outstanding with a weighted average exercise price of $1.118 per share.


         As of  September  16,  1996,  the closing  sale price of the  Company's
Common Stock was $2.00 per share. As of such date, there was a total of 1,623,334 options and warrants which were presently exercisable and "in the money ." The exercise prices of such options and warrants ranged from $.33 to $1.87. In addition, the exercise price of warrants to purchase an aggregate of 1,540,000 shares of Common Stock, at exercise prices ranging from $.33 to $1.87 will be adjusted by this Rights Offering, due to the anti-dilution provisions of such warrants. As a result, there will be dilution to the Shareholders exercising Rights of $-- per share relating to the exercise of such options and warrants and the anti-dilution provisions contained therein. Certain warrant holders also have "piggyback" registration rights which either do not apply to this Rights Offering or have been waived by such holders. See "Description of Capital Stock."


                      SELECTED CONSOLIDATED FINANCIAL DATA


         The following selected consolidated financial statement data as of and for the fiscal years ended May 31, 1996 and May 31, 1995 are derived from the audited Consolidated Financial Statements, included elsewhere in this Prospectus and should be read in conjunction with those Consolidated Financial Statements and the notes thereto. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                   FISCAL YEAR       FISCAL YEAR
                                                      ENDED            ENDED
                                                     MAY 31,          MAY 31,
                                                       1996             1995
                                                   ----------        ----------

OPERATING DATA:
Net sales                                              18,078            14,541
Cost of goods sold                                     13,211            11,959
                                                   ----------        ----------
Gross profit (loss)                                     4,867             2,581
Selling and
administrative
expenses                                                3,829             2,357
Other income/(expenses) -
  net                                                    (537)             (118)
                                                                     ----------
Income (loss) from operations
  before provision
  for income taxes                                        501               106
(Provision) for
  income taxes                                            (36)               (1)
                                                   ----------        ----------
Net income (loss)                                         465               105
   Earnings (loss)
    per common and
    common equivalent
    share
     Primary                                       $      .14        $      .04
     Assuming full
    dilution                                              .14               .03
   Weighted average
    number of common
    and common
    equivalent shares
    outstanding
Primary                                             3,219,517         2,946,423
Fully diluted                                       3,259,686         3,026,762

                                                    At
                                                  May 31,
                                                   1996
                                                 --------
BALANCE SHEET DATA:
Current assets...........................           8,846

Total assets.............................          14,299
Current liabilities......................           8,669
Long-term liabilities....................           6,954
Total liabilities........................          15,623
Stockholders' equity
(deficiency).............................         (1,324)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

COMPANY OVERVIEW

         The Company was founded in 1856 as a foundry and machine shop and incorporated in 1888. The Company designs, manufactures, sells and services a product line of capital equipment used to process materials for a variety of industrial applications. Its proprietary products include the Porcupine Processor(R), the Thermal Disc(R) Processor, the Tower Filter Press, drum dryers and flakers, tubular dryers, and calciners. In addition, the Company operates a production facility that fabricates, machines and assembles equipment to customers' specifications. The Company has developed expertise in the areas of thermal processing systems, environmental systems, filtration, specialty machining, and fabrication and the rebuilding and remanufacture of specialty process equipment. In addition, the Company, through Bethlehem Advanced Materials Corporation ("BAM"), a wholly-owned subsidiary formed in September 1995 to acquire certain assets of the American Furnace Division of Third Millennium Products, Inc., designs and manufactures high-temperature furnaces for sale and for its own use and processes specialty carbon, graphite and ceramic materials for semiconductors and aerospace applications.


         Four of the Company's five main business units, namely the Heat Transfer Process Equipment Unit, the Environmental Systems Unit, the Filtration Process Equipment Unit and the Specialty Heavy Machining and Fabrication Services Unit each serve several billion dollar worldwide markets. The Company expects the future size of each of these markets to remain in the billions of dollars. However, the Company's ability to sell its products is limited by its marketing and manufacturing ability. To the extent that the Company's marketing and manufacturing capability increase, the Company's ability to exploit opportunities in these markets should improve. The market size serviced by the Company's fifth main business unit, the Rebuild/Remanufactures Equipment Unit, is considerably more limited . The Company expects the future size of this market to vary in relation to factors influencing cost of capital such as interest rates, export/import duties, manufacturing capacity and utilization.

         The Company would characterize the markets for each of its business units as follows:


                  (1)      HEAT TRANSFER AND FILTRATION UNITS

                  / / Markets are relatively concentrated in mature industries such as chemicals, plastics, foods, pharmaceuticals, refineries, waste treatment and mining and minerals.

                  / /      Technology barrier is medium.

                  / / Competition is worldwide, except that there are certain prohibitions against foreign companies in Japan.

                  (2)      ENVIRONMENTAL SYSTEMS UNIT

                  / /      Markets are concentrated.

                  / /      Technology barrier is low.

                  / /      Competition is domestic in North America and
                           Western Europe.

                  (3)      SPECIALTY HEAVY MACHINING AND FABRICATION SERVICES
                           UNIT


                  / /      Market is highly concentrated.

                  / /      Technology barrier is low.

                  / /      Competition is domestic and often regional.

                  (4)      REBUILD/REMANUFACTURE UNIT

                  / /      Market is diffuse.


                  / /      Technology   barrier is low.


                  / /      Competition is domestic.


         The Company's customer concentration has historically been limited to segments such as military, chemical process, power generating or ferrous and nonferrous producers. More recently, the Company has sought to broaden its customer base to include customers in such markets as environmental and mining and precious metals. The Company has also added new products such as high temperature furnaces through BAM which services newer growth markets such as the semiconductor industry. To the degree the Company is able to add to and diversify its products and the markets it serves, the Company will insulate itself from potential volatility due to declines in any particular market served by the Company's products.

         Historically, the sale of the Company's products has primarily been limited to North America and Europe. The Company has sought to increase its international sales because it believes demand and opportunity for its products are increasing in direct proportion to the development of process industries such as chemical, food and pharmaceutical in countries outside of the North American and Western European markets. The Company's ability to compete in certain countries, particularly Japan, is restricted by trade laws in such countries. Further, the Company's ability to sell its products internationally is limited by its marketing and manufacturing ability. The Company estimates that approximately $500,000 for new inventory and $150,000 for additional sales and marketing expenditures is required to support international market expansion and sales growth. The Company enjoys access to customers through the worldwide customer base of UPE, and occasionally utilizes UPE's network of company owned offices and personnel around the world. The only cost incurred for the utilization of UPE's offices and personnel is the payment of a commission on actual sales originated. The Company believes this relationship will help the Company increase its sales. The Company does not believe, however, that the termination of this relationship , which is not anticipated, would have a significant material adverse effect on the Company's results of operations.



         The Company's capital equipment products and technologies were developed throughout the 20th century. Historically, the Company's products life cycles have been relatively long term. There can be no assurance, however, that such products will continue to be viable in the future. The Company has over the past eighteen months introduced a new product, the Tower Filter Press, and acquired a new product line, high temperature furnaces through BAM. The Company continues to evaluate other products and companies that have the potential to complement the Company's existing products and business. More recently, the Company has begun to purchase and sell used process and environmental equipment as an adjunct to its new equipment capabilities and its rebuild capabilities. The Company has been able to enter this market in the last year through financing obtained from CIT . The Company has also utilized UPE's expertise to advise it on certain purchases and UPE and the Company have jointly purchased certain pieces of equipment. The Company believes this venture could improve its financial condition and results of operations. The Company believes this business activity complements its other activities and permits it to serve customers who either cannot afford the cost or lead time for new equipment .

         In the future, the Company intends to continue to enhance existing products and explore new opportunities and the possibility of strategic partnerships with existing and new customers. The Company will also seek to develop joint ventures with several of its customers to develop new processes. There can be no assurance, however, that the Company will be able to successfully implement any of these strategies or that, if implemented, these strategies will improve the Company's financial position or results of operations.


RESULTS OF OPERATIONS



FISCAL YEAR ENDED MAY, 31  1996 COMPARED TO FISCAL YEAR ENDED MAY 31,   1995

         Revenues of $18,078,000 for the fiscal year ended May 31, 1996 represent an increase of 24% over the fiscal year ended May 31, 1995 level of $14,541,000. The principal reason for the increase in revenues was an increase in sales due to expansion in the chemical process industry . Several major contracts in the Company's proprietary equipment line, part of the Heat Transfer Process Unit and in the Specialty Heavy Machining and Fabrication Services Unit were awarded during this period.

         The Company's largest customer in the Heat Transfer Process Unit accounted for 30% of the Company's net sales in fiscal 1996. Other major contracts awarded were with Fortune 500 companies.

         Export sales for the fiscal year ended May 31, 1996 equaled $953,000 (5% of revenue) compared to $4,687,000 (32% of revenue) for the year ended May 31, 1995. In fiscal 1996 export sales were to Israel, Indonesia, Japan, Finland, United Kingdom and Canada. The largest total for a single country was $236,000 for Israel. In fiscal 1995 export sales were to Indonesia, Canada, Korea and Netherlands with the bulk of such sales coming from single sales of $2,030,500 and $1,780,920 in Canada and Indonesia, respectively. Also, current backlog which is composed of orders received in fiscal 1996 includes approximately $4,000,000 in sales to the Netherlands and Indonesia. All sales were in U.S, dollars, therefore, currency fluctuations did not affect the transactions.

         Gross profit equaled $4,867,000 (27% of revenues) for the fiscal year ended May 31, 1996 compared to a gross profit of $2,581,000 (18% of revenues) for the fiscal year ended May 31, 1995. The increased gross profit was primarily attributable to increased sales in the Company's proprietary product lines which produced higher profit margins than had been historically experienced in these lines. These higher margins were a result of the implementation of a timely method of reviewing and revising all major quotations, cost estimates and work in process.

         Backlog as of May 31, 1996 was $10,464,000 compared to backlog at May 31, 1995 of $3,443,000. New orders received by the Company were $25,099,000 for fiscal 1996 compared to new orders of $11,519,000 for fiscal 1995, including new orders from related parties of $994,000 and $2,015,000 respectively.

         The Company reported operating income of $1,038,000 for the fiscal year ended May 31, 1996 as compared to operating income of $224,000 for the fiscal year ended May 31, 1995. Selling and Administrative expenses increased for the year ended May 31, 1996 to $3,829,000 (21% of net revenues) as compared to $2,357,000 (16% of net revenues) for the fiscal year ended May 31, 1995. The implementation of the Company's sales and marketing programs called for an increased sales force as well as increased advertising, travel and marketing expenditures to expand entry into potential foreign markets and support product sales. The increase in administrative expense was due to increased salary expense for both management and support staff combined with increases in financing costs, legal and professional fees. Included in administrative expense are certain non recurring expenses of approximately $300,000 associated with the asset acquisition made by BAM and other miscellaneous administrative expenses. Approximately $250,000 of prior year's pension obligation is also classified as administrative expense. The Company recorded additional bad debt reserve because one of its customers sought protection under the Canadian Bankruptcy and Insolvency Act. The Company has a security interest in the equipment it sold to the customer related to this account receivable. In addition, UPE, a supplier of certain equipment which was sold to this customer by the Company, has agreed to a chargeback equal to one-half of the loss on this bad debt. The Company has included in its allowance for doubtful accounts one half of the difference between the accounts receivable balance and the cost of the equipment expected to be recovered. It is possible that the actual loss on this receivable may exceed the amount received by the Company. In addition, the Company has submitted a proposal on behalf of itself and several other companies to restructure the Canadian entity pursuant to a Plan of Management under the Canadian Business Corporation Act. If the proposal is accepted, the Company may convert all or a portion of its receivable into equity in the Canadian entity. See "Risk Factors - - Losses on Major Contracts."


         Other expenses equaled $536,000 for the year ended May 31, 1996 compared to $118,000 for the year ended May 31, 1995. The increase in other expenses was primarily the result of increased interest expenses incurred on a restructured real estate mortgage loan and the secured term loan and line of credit obtained in July, 1995. Net income for the year ended May 31, 1996 equaled $465,000 as compared to net income of $105,000 for the year ended May 31, 1995. During the year ended May 31, 1996, the management of the Company concluded that certain legal fees totalling $125,000 capitalized during the year ended May 31, 1995 would have been more appropriately accounted for had they been expensed. Accordingly, the financial statements for the year ended May 31, 1995 have been restated to recognize these legal fees totalling $125,000 as an expense.

         The Company has begun to purchase and sell used process equipment as an adjunct to its new equipment and rebuild capabilities. The Company has been able to enter this market in the last year through the additional sources of financing obtained from CIT. The Company has utilized UPE's expertise in this area to advise it on certain purchases and has purchased certain pieces of equipment jointly with UPE. The Company believes this venture could positively impact revenues, profits and cash flow because used equipment sales generally do not require significant labor costs. As a result, the Company can recover its investment in the equipment more quickly.

         In summary, the Company's results of operations have improved due to the following factors:

         -        Increased domestic sales and marketing efforts;
         -        Expansion of the senior management team;
         -        Increased production efficiency; and
         - Joint marketing efforts with UPE, the Company's major shareholder.


LIQUIDITY AND CAPITAL RESOURCES


         At May 31, 1996 the Company had working capital of $176,439. Net cash used for operating activities was $1,889,000 for fiscal 1996 compared to net cash provided by operating activities for fiscal 1995 of $784,000.

         During the fiscal year ended May 31, 1996, the Company's accounts receivable, inventory and accounts payable increased. The increased accounts receivable in fiscal 1996 was due to increased sales volume. The increased inventory in fiscal 1996 was due to increased sales volume which resulted in increased production in the Company's new equipment product lines and the Company's ability to purchase equipment through additional financing obtained from CIT. Inventory consists of finished goods, raw materials and work in process. Finished goods inventory consists of new and used processing equipment that the Company is marketing and is in the business of selling as an adjunct to its new equipment and rebuild capabilities. This equipment is valued at the lower of cost or market value. It is anticipated that approximately 42% of the Company's finished goods inventory will not sell within one year. That portion of the inventory is classified as a non current asset. Historically, this type of equipment has maintained market value. However, no estimate can be made of the possible loss should the Company be unable to sell this inventory. The Company believes that the related reserves were adequate at May 31, 1996.

              The significant increase in accounts payable is due to the increased sales volume which required major material purchases. In addition, accounts payable at May 31, 1996 include those of BAM which was formed in September 1995 and acquired the assets of the American Furnace Division of Third Millennium Products in November 1995. Currently the Company is delinquent with respect to certain accounts payable. In some instances the Company has negotiated new payment terms. If the Company's working capital position does not improve, the Company's delinquencies with its accounts payable could adversely effect the Company's future ability to structure favorable terms in the purchase of materials and services.

            Cash provided by financing activities equalled $2,629,000 for the fiscal year ended May 31, 1996 compared to cash used for financing activities for the fiscal year ended May 31, 1995 in the amount of $613,000. On July 14, 1995, the Company prepaid its note payable to G.E. Capital and paid relevant closing costs with proceeds from advances against a $6.5 million total credit facility available from a group of lenders as follows:

            (1) A $1.5 million five year first mortgage loan from Sterling . The loan is collateralized by a first mortgage lien on real estate owned by the Company and a second lien on all other Company owned assets. The loan bears interest at 14.25% per annum. The outstanding principal and interest is payable in 59 consecutive equal monthly payments calculated to fully amortize over a 15 year period with a final payment of all then outstanding principal and interest. As of August 30, 1996, the amount outstanding under the loan was $1,469,035. The loan agreement contains a number of covenants which among other things will require the Company to maintain specified levels of net worth and working capital and will impose certain limitations on the Company with respect to (I) the incurrence of additional indebtedness; (II) the incurrence of additional liens;
            (III) the payment of cash dividends and (IV) mergers and investments. UPE agreed to provide a limited guarantee for up to $350,000 of the mortgage payable and subordinate all of its outstanding receivables or other extensions of credit due from the Company to the mortgage. The Company granted warrants to the three-party lending group to purchase up to 40,000 shares of the Company's Common Stock. The purpose of this loan was to pay off the existing mortgage loan.

            (2) A three-year $5 million maximum line of credit and term loan facility from CIT , secured by a third lien position (behind the three party lending group referenced above and the Harrisburg Authority) on Company owned real estate and a first lien on substantially all other owned assets of the Company. This credit facility includes: (a) an $800,000 term loan requiring $13,333 monthly principal payments plus interest at prime rate (Chemical Bank, New York) plus 3% and (b)

            advances against a percentage of eligible inventory not to exceed $4,000,000 in the aggregate. Initial proceeds of this credit facility were used to fund working capital. The amount outstanding as of August 30, 1996 was $627,000 on the term loan and $1,702,000 on the secured credit line. As of


              August 30, 1996,  the interest  rate on both the term loan and the secured credit line was 11.25%. Additional advances will be for the purpose of acquiring eligible inventory. The loan agreement contains certain restrictions among other things on the making of investments, loans and capital expenditures, on borrowings, on the sale of assets and on the payment of dividends. The loan agreement contains customary events of default including material misrepresentations, payment defaults and default in the performance of other covenants. An additional condition of the loan agreement is that UPE will purchase all of the Company's used resale inventory in the event of default. The term of the agreement is for three years and automatically renewable for successive terms of two years thereafter unless terminated by either party at the end of the initial or any renewal term. Notwithstanding the foregoing, the agreement shall terminate automatically upon termination or non-renewal of CIT's financing agreements with UPE. The Company granted warrants to CIT to purchase 50,000 shares of the Company's Common Stock.


            By securing this funding, the Company expanded working capital, made available additional capital for inventory acquisition and increased liquidity.


            A total advance in the amount of $250,000 was made under the existing secured line of credit loan facility with CIT at an interest rate of 11.25% in August and September of 1996 to fund inventory, laboratory renovation and computer equipment, such amount will be repaid from the proceeds of this Rights Offering.

            From time to time in the ordinary course of business, UPE advances funds to the Company to enable the Company to meet certain temporary cash requirements. These advances are repaid from operations. During May 1996, the Company received a $310,000 advance from UPE. This advance was repaid in June and August 1996. In August 1996, $250,000 was advanced to the Company by UPE. As of September 16, 1996, this advance remains outstanding.

            Capital expenditures were $659,000 during fiscal 1996 versus $133,000 in fiscal 1995. The increase in capital expenditures was due primarily to the acquisition and construction of high temperature furnaces for toll processing and renovations to existing manufacturing and office buildings. The Company's current commitment for capital expenditures is less than $50,000. If the Company receives sufficient net proceeds from this Rights Offering, the Company intends to continue to renovate its one-story office building and laboratory and upgrade roofs on several of its manufacturing facilities. See "Business --Properties." The Company also intends to purchase laboratory equipment and a management information system/network. Additional capital expenditures will be dependent upon whether the Company engages in significant expansion opportunities.

            The Company believes that cash generated from existing business, new orders and sales of used equipment, together with the net proceeds of the Rights Offering, will be sufficient to meet operating requirements through the fiscal year ending May 31, 1997. In the event that the Company's operations were to expand significantly or the Company were to desire to make further acquisitions, further external sources of financing would be required. There can be no assurance that any additional financing, if required, will have a material adverse effect on the operations of the Company.


            Management believes that any inflationary increase arising from the Company's raw material costs and certain overhead expenses have generally been reflected in pricing to its customers.


NET OPERATING LOSS CARRYFORWARD

              At May 31, 1996 the Company had approximately $4.7 million of unused federal net operating losses and $119,000 of unused federal investment and research tax credit carryforwards. The Company has determined that the Rights Offering will not effect a change of control of the Company, which would result in material limitations on the use of such carryforwards to offset future taxable income.


FORWARD LOOKING STATEMENTS

            This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are intended to be covered by the safe harbors created thereby. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but not limited to, those discussed in "Risk Factors." In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                             BUSINESS OF THE COMPANY

GENERAL

            The Company was founded in 1856 as a foundry and machine shop and incorporated in 1888. The Company designs, manufactures, sells and services a product line of capital equipment used to process materials for a variety of industrial applications. Its proprietary products include the Porcupine Processor(R), the Thermal Disc(R) Processor, the Tower Filter Press, drum dryers and flakers, tubular dryers, and calciners. In addition, the Company operates a production facility that fabricates, machines and assembles equipment to customers' specifications. The Company has developed expertise in the areas of thermal processing systems, environmental systems, filtration, specialty machining, and fabrication and the rebuilding and remanufacture of specialty process equipment. In addition, the Company, through BAM, a wholly-owned subsidiary formed in September 1995 to acquire certain assets of the American Furnace Division of Third Millennium Products, Inc., designs and manufactures high-temperature furnaces for sale and for its own use and processes specialty carbon, graphite and ceramic materials for semiconductors and aerospace applications.

CAPITAL EQUIPMENT, MACHINING AND FABRICATION

            The  Company's  customers  for  its  capital  equipment,  sales  and machining and fabrication services include the primary ferrous and non-ferrous metals industries, cement and ship building companies, refineries, chemical, food, pharmaceutical and petrochemical firms. Its products include the Porcupine Processor(R), the Thermal Disc(R) Processor, the Tower Filter Press, filtration equipment, drum dryers and flakers, tubular dryers, calciners, vapor recovery systems and boilers. The Porcupine Processor(R) dries, heats or cools various chemicals, solids, or slurries. It reduces operating and installation costs and provides a free-flowing end product. The Company has recently introduced a new product in filtration equipment--the Tower Filter Press. The Tower Filter Press filters a wide range of slurries, operating automatically and uses a programmable logic control system. The Company operates a production facility that includes a full service laboratory equipped to test a broad range of materials and processes for filtration and thermal processing applications. The Company also has thermal processing and filtration pilot units available for use at customer sites for test processing. In conjunction with sales of capital equipment, the Company provides engineering and design services and conducts an aftermarket business consisting primarily of remanufacture, repair, refurbishment and equipment upgrade services and spare parts sales. The Company markets its products through an international sales network covering markets in North and South America, Asia and Europe.

            The Company serves these markets through five main business units:

o The Heat Transfer Process Equipment unit markets core technology equipment, which includes dryers, coolers, and flakers, and which are fabricated to specific customer needs. The Porcupine Processor(R), an indirectly heated dryer developed by the Company, is an example of this unit's products. Some of the markets for these products include the chemical, plastics, food, pharmaceuticals, refineries, waste treatment and mining industries. These industries use the Company's equipment to recover valuable solvents from chemical intermediates or final products.

o The Environmental Systems unit markets Thermal Desorption Systems for sale and rental. These systems, which usually include a Porcupine Processor(R), are used for treating both hazardous and non- hazardous sludges and contaminated soil. The market for these systems is currently driven by environmental regulations and is expected to grow.

o The Filtration Process Equipment unit designs, manufactures and markets coarse to fine filtration systems used in solid/liquid separation. The target markets are fine and specialty chemicals, mining, food, precious metal recovery and pharmaceutical. The Tower Filter Press is an example of this unit's products.

o The Specialty Heavy Machining and Fabrication Services unit provides high quality heavy equipment machining and fabrication services to the U.S. Government, heavy industry, including ferrous and nonferrous producers, the aggregates industry and suppliers of specialty heavy equipment that serve those industries.

o The Rebuild/Remanufacture Equipment unit upgrades used equipment and remanufactures a broad range of process equipment. This unit markets these products based on two primary advantages: reduced capital expenditure and shorter lead time on delivery to the pharmaceutical, chemical and environmental remediation industries..


BETHLEHEM ADVANCED MATERIALS CORPORATION (BAM)

            BAM designs and manufactures specialty high-temperature furnaces that are used for the processing and manufacturing of a wide variety of advanced materials, such as carbon and graphite fiber, carbon graphite composites, carbon and graphite structures, ceramic powders and ceramic composites. In addition, BAM processes specialty carbon, graphite and ceramic materials for semiconductor and aerospace, primarily for use in commercial aircraft braking systems applications. BAM is also involved in commercial process and product development of advanced materials.

            BAM is engaged in three primary lines of business involving high temperature furnaces and the processing of advanced specialty materials:

o           Furnace    Manufacturing--design/engineering,    manufacturing   and
            installation of specialty high temperature furnace systems.

o Toll Processing--contract heat treating and thermal processing of specialty materials.

o Commercial Product and Process Development--utilization of the Company's own furnaces, technology and expertise to commercialize new applications and products for its own use and in conjunction with customers in order to enhance their processes and applications.

            BAM designs and manufactures custom high-temperature furnace systems for customer sales and for its own use at the Company's Knoxville, Tennessee facility. BAM's furnaces typically have custom design components, such as continuous and batch loading systems, parallel plate heating systems and advanced temperature control features. Management believes that, as such, BAM's furnaces have the potential to provide added value to its customers, which may result in higher product yield, more throughput due to more efficient heating and cooling cycles and enhanced energy savings. A BAM furnace is designed in accordance with an individual customer's materials processing requirements, rather than according to fixed designs, and with a view to minimizing the need for the customer to modify its process in order to match the furnace design.

            In addition to selling furnaces to customers, BAM uses its furnaces to provide toll firing services for its customers. Customers of BAM, whether a furnace purchaser or on a tolling basis, are typically manufacturers of carbon graphite structures, composites, powders and fibers, as well as manufacturers of non- oxide ceramics, such as silicon carbide or silicon nitride or other advanced ceramic structures.

            Composite materials are suited to a diverse range of applications based on their distinctive combination of physical and chemical properties.
Carbon fiber composites are attractive because of their specific properties, including high strength, low weight, stiffness, resistance to corrosion, resistance to fatigue, capacity to dissipate heat and electrical conductivity. In order to process these carbon and carbon graphite products, a typical customer will utilize a multi-step process to convert precursor materials such as petroleum pitch, coal tar pitch, and acrylic materials, such as polyacrylonitrile ("PAN"), into carbon fibers. All of these carbon precursors require thermal processing in furnaces for oxidation, stabilization and carbonization.

            Overall, aerospace applications are the largest users of carbon fibers and other advanced materials. However, the semiconductor industry, which uses many materials requiring purified carbon, ceramic, and other advanced material structures, also provides a potentially significant and high growth market for these products. BAM currently serves specialty markets which include carbonization and graphitization of carbon aircraft brakes, halogen purification of semiconductor grade graphite materials as well as special ceramic coating systems for semiconductor processing.


            CARBONIZATION OF AIRCRAFT BRAKES. Carbon-carbon, which consists of carbon fibers fused in a carbon matrix, is used in aircraft brakes because its utility is enhanced by high heat and friction. Whereas other brake materials such as metal soften under rising temperatures, carbon-carbon grows stronger.
Composites  such as  carbon-carbon  combine  the  inertness  of  carbon  and the strength of carbon fiber and are replacing steel and metal linings as the friction braking material of choice for large commercial aircraft. BAM has built and currently operates for a customer a furnace for carbonization of carbon-carbon brake materials for several aircraft programs .


            PURIFICATION OF SEMICONDUCTOR QUALITY GRAPHITE. The heart of the semiconductor industry revolves around the production of the silicon wafer. The wafers are "grown" from a melted pool of silicon that is held in a graphite crucible. As minute impurities cause significant degradation of the silicon quality, it is imperative that the graphite crucible have fewer than 10 parts per million total impurity. The manner in which this is accomplished is to subject the graphite crucible to a purge of halogen gas while heating to a temperature near 2,000(degree)C. The Company's furnaces are utilized during this purification step.

STRATEGY

            The Company's business strategy is to continue the technological development and marketing of its core capital equipment products and, at the same time, to expand on the manufacture and marketing of specialty high temperature furnace systems, toll processing services for the advanced materials markets and the commercialization of new products and processes in advanced materials by BAM.

            The Company intends to strengthen its position in markets inside and outside the United States to reduce the manufacturing costs of its products and to pursue new sales opportunities as they develop, in new, rebuilt and used equipment. In addition, the Company intends to identify and evaluate opportunities to extend current market applications, identify new potential applications and establish plans for developing such applications for high temperature furnaces.

            As part of its efforts to expand its current range of market applications, the Company is engaged in exploring strategic partnerships with specific customers to use Company technology and expertise in the areas of semiconductor purification and the carbonization of PAN for use in aircraft brakes.

CUSTOMERS; EXISTENCE OF SHORT-TERM CONTRACTS

            The Company's principal customers for its capital equipment are domestic and foreign manufacturers of chemicals, pharmaceuticals, foods, plastics and petrochemicals and environmental remediation firms. The Company's principal customers for its high temperature furnaces and related tolling services are domestic and foreign manufacturers of carbon and graphite structures, fiber powder and shapes, silicon carbide powder and shapes, silicon nitride shapes and other advanced ceramic composite structures.

            Currently, the major portion of the Company's sales are made under short-term or one-time contracts for the Company's capital equipment or high-temperature furnaces, which contracts are not subject to renewal. Although this may afford the Company flexibility in responding to changing market conditions, a market for the Company's products and services under such contracts is not assured. As a result, one or more short-term or one-time contracts may constitute a high percentage of the Company's total net sales for any particular quarter or fiscal year. The inability of the Company to obtain such contracts in the future could have a material adverse effect on the Company's business.


            The Company's largest customer, Eastman Chemical, accounted for 30% of the Company's net sales for fiscal year ended May 31, 1996 . The Company anticipates that Eastman Chemical will also be a significant customer for the fiscal year ending May 31, 1997. During fiscal year ended May 31, 1995, the Company four largest customers accounted for 17%, 13%, 12% and 12% of the Company's revenues. General Dynamics accounted for 13% of the Company's revenues in fiscal 1995 and 5% of the Company's revenues in fiscal 1996. Universal Process Equipment, Inc. accounted for 17% of the Company's revenues in fiscal 1995 and 5% of the Company's revenues in fiscal 1996. Caswan Environmental Services, Ltd. accounted for 12% of the Company's revenues in fiscal 1995 and 2% of the Company's revenues in fiscal 1996. New Jersey Chemical Co. accounted for 12% of the Company's revenues for fiscal 1995 and 2% of the Company's revenues in fiscal 1996.

            The Company's active customers for capital equipment include Eastman Chemical, Mallinckrodt, Vulcan Chemicals, PPG Industries, Great Lakes Chemical and Cargill. Sales to related parties were equal to 17% of total sales in fiscal 1995 and 6% of total sales in fiscal 1996. The Company's active customers for high temperature furnaces and tolling services are Allied Signal, Mitsubishi Chemical, UCAR Carbon and Hughes Missile Systems . Purchases by any single customer vary significantly from year to year according to such customer's capital equipment needs. The composition of the Company's customers may also vary from year to year.


SALES AND MARKETING

            The Company markets its products to customers in North and South America, Asia and Europe, primarily by a direct sales and support staff based at its facilities in Easton, Pennsylvania for its capital equipment products and services and Knoxville, Tennessee for its high temperature furnace products and tolling services. The Company also relies on product sales representatives in some regions of North America and in certain geographic areas outside the United States, sales are made by independent representatives who are assisted and supported by Company employees.


            The margins received on sales by independent representatives exceed those received on direct sales by Company personnel. The Company's commission program with respect to such independent representatives varies depending on the type of product sold and the volume of sales over the course of a year. The percentage of sales generated from such independents equaled approximately 20% of total sales for the fiscal year ended May 31, 1995 and the fiscal year ended May 31, 1996 and it is anticipated that the percentage of sales in the future will also be approximately 20%.

BACKLOG


            As of May 31, 1996, the Company had a backlog of orders equaling $10,464,000. The Company had a backlog of $3,443,000 as of May 31, 1995. Orders comprising current backlog are expected to be filled during the fiscal year ending May 31, 1997.


RAW MATERIALS


            The basic raw materials used in the Company's products are steel plate, bars and castings and in addition, in the high temperature furnace business, graphite, and copper. Raw materials are available from a number of sources on comparable terms. The Company is not dependent on any supplier that cannot be replaced in the normal course of business. Principal suppliers to the Company at fiscal year ended May 31, 1996 were Interstate Steel Supply Co., G.O. Carlson, Inc., Shenango Industries, Inc., Universal Process Equipment (see "Certain Transactions"), Bush Miller, Thypin Steel, and, in connection with the high temperature furnace business, UCAR, Hajoca, and Graybar Electric.

DEVELOPMENT OF LITHIUM-ION RECHARGEABLE BATTERIES


            BAM executed a License Agreement on December 20, 1995 (the "License Agreement") with Sandia Corporation ("Sandia"), a multi-program laboratory operated by a subsidiary of Lockheed Martin Corp. for the U.S. Department of Energy. With main facilities in Albuquerque, New Mexico and Livermore, California, Sandia has major research and development responsibilities in national defense, energy, environmental technologies and economic competitiveness. Under the License Agreement, the Company has acquired a limited exclusive license to make, use and sell a formula developed by Sandia for carbon powder impregnated with lithium ions to be used to make anodes for use in lithium ion rechargeable batteries. Under the License Agreement, BAM has exclusive rights in two fields: computers and camcorders. If the process proves commercially feasible, consumer electronics, aerospace and defense applications could all potentially use the technology to create longer lasting, less expensive, safer, lighter batteries, particularly for use in power-hungry applications such as laptop computers, cellular telephones, camcorders and cordless power tools. The Company is currently endeavoring to produce along with Sandia scientists the first scale-up of the product to commercial quantities. Sandia developed the product at its facilities and has been able to produce only laboratory quantities to date. There can be no assurance that this process will prove commercially feasible or that the Company will derive any revenue from the License Agreement. In the event that the process described herein does prove to be commercially feasible, the License Agreement provides for certain royalty fee payments to be made to Sandia.


PATENTS AND TRADEMARKS

            The Company depends upon its proprietary technology and expertise. The Company relies principally upon trade secret and copyright law to protect its proprietary technology and owns no patents which are material to its business. The Company regularly enters into confidentiality agreements with its employees, consultants, customers and potential customers and limits access to and distribution of its trade secrets and other proprietary information. There can be no assurance that these measures will be adequate to prevent misappropriation of its technology or that the Company's competitors have not and will not independently develop technologies that are substantially equivalent or superior to the Company's technology.

COMPETITION

            The Company's products are sold in highly competitive worldwide markets. A number of companies compete directly with the Company in the chemical, pharmaceutical, food, plastic and petrochemical processing markets and the Company competes with various other furnace manufacturers and toll processors. Numerous competitors of varying sizes compete with the Company in one or more of its product lines and its Specialty Heavy Machining and Fabrication Services unit. A number of the Company's competitors are divisions or subsidiaries of larger companies with significantly greater financial, marketing, managerial and other resources than those of the Company. The Company believes that the principal competitive factors affecting its core proprietary equipment business are price, performance, delivery, breadth of product line, product availability, experience and customer support. The Company believes that the principal areas of competition for its high temperature furnace sales segment are price, quality, delivery, skill and experience in developing specialized equipment aimed at a customer's specific materials requirement. The Company believes that the principal areas of competition for its toll processing operations are the ability to reliably meet the customer's quality specification and program requirements, including volume and price considerations.


            The Company's direct competitors that manufacture high temperature furnaces include Consarc, Seco/Warwick, Chugai Ro, Ipsen GMBH, AVS, Inc., FCT, Fujidempa, Abar Ipsen and Harper International Corp. The Company's competitors in providing toll processing services include Textron and Zoltek Companies, Inc.

            There can be no assurance that developments by existing or future competitors will not render the Company's products or technologies noncompetitive or that the Company will be able to keep pace with new technological developments. In addition, the Company's customers could decide to vertically integrate their operations and perform for themselves some or all of the functions performed by the Company.

EMPLOYEES


            As of September 16, 1996, the Company had 147 full-time employees, including 22 employees of BAM. Of these, 121 are engaged in manufacturing and technical services, 10 in marketing and sales and 16 in administrative functions.

            The production employees at the Easton, Pennsylvania facility (77 persons) are represented by their own bargaining unit called The Bethlehem Corporation Employees Association. A three-year labor contract was ratified with this Association on July 23, 1994 and expires on July 22, 1997. The employees at the Knoxville, Tennessee facility are not represented by any collective bargaining organization. The Company believes that its relations with its employees are good.


ENVIRONMENTAL IMPACT AND REGULATION

            The operations at the Company's Knoxville, Tennessee plant utilize fume destruction and scrubbing of various exhaust streams, designed to comply with applicable laws and regulations. The plant produces air emissions that are regulated and permitted by Knox County, Tennessee, Department of Air Pollution Control (the "DOAPC"). Management believes that the plant is currently in compliance with its permit and the conditions set forth therein. The Company has applied to the DOAPC for additional permits necessary to expand its operations to allow increased carbon processing, chlorine purification and the operation of a second afterburner. These permits are currently pending with the DOAPC.

            The Company believes that compliance by its operations with applicable environmental regulations will not have a material effect upon the Company's future capital expenditure requirements, results of operations or competitive position. There can be no assurance, however, as to the effect of future changes in federal, state and county environmental laws or regulations on the Company's results of operations or financial condition.

            The Company unilaterally "opted in" to a group settlement in U.S. vs. Charles Chrin, et al. ("Charles Chrin"). The proposed consent decree in this matter is undergoing final draft revisions and will be submitted for court approval after a hearing. The Company paid in a total of $55,000 toward the group settlement in exchange for a covenant not to sue by the United States pursuant to Section 107(a) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or Section 7003 of the Resource Conservation and Recovery Act of 1976. Apart from Charles Chrin, the Company has not received, or is aware of any threatened submission of, any "potentially responsible party" or similar notices under federal, state or local law with respect to environmental damages. See "Business of the Company--Environmental Impact and Regulation."

GOVERNMENT REGULATION

            The Company is not aware of a need for government approval of any principal products. Existing governmental regulations do not have a significant effect on the business of the Company. In addition, government regulations that are probable of enactment are not anticipated to have any material effect.

PROPERTIES

            The  Company   operates   from  two   properties,   one  in  Easton,
Pennsylvania and one in Knoxville, Tennessee.


            The  Company  owns a complex  on 29 acres  consisting  of four major heavy manufacturing buildings, a laboratory, a two-story office building, miscellaneous storage and service buildings and a one-story office building located near the City of Easton in Palmer Township, Northampton County, Pennsylvania. The facility is a totally integrated production facility, conducting engineering, fabrication, forming, machining, assembly, heat treating, finishing and testing. The machine and assembly floor area is 100,000 square feet and is serviced by a 70 ton lifting capacity crane. Complete shipping facilities are available by truck with easy access to major interstate systems. The Company is currently in the process of completing plans for renovation . Once that renovation is complete, management believes that its Easton facilities will be in satisfactory condition and adequate for its present operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

            As of September 16, 1996, the Company's Easton facilities were subject to a first mortgage loan, a second lien created as a result of a legal settlement, and a third lien securing a line of credit and term loan facility.


            BAM leases a 33,600 square foot manufacturing and office building in Knoxville, Tennessee for capital equipment manufacturing, toll processing and related administrative services and marketing. The facility is equipped with several furnace systems with capabilities of firing in excess of 3000(degree)C. It is located in an industrial park with excellent access to major interstate highways and a modern airport. The lease expires September 30, 2000, unless two options, each for an additional three-year term, are exercised by BAM. The Knoxville lease has a monthly base rent of $8,317.46. The Company believes this facility is suitable and adequate for its present operations there. The Company is a guarantor of payment on this lease.

LEGAL PROCEEDINGS


            Commencing in 1990 and continuing through 1996, Federal Boiler Company ("FBC"), a wholly-owned, inactive subsidiary of the Company, formed in 1986, was named as one of numerous defendants in cases brought in State Court in Philadelphia County, Pennsylvania. FBC was named as a defendant in fifty-three lawsuits in which it was sued for asbestos related reasons stemming from boilers manufactured in the 1940's and 1950's by a previous company known as Federal Boiler. The Company successfully obtained summary judgments in thirty-seven of the fifty-three cases, and legal counsel is filing summary judgment motions for the remaining cases.

            The Company's legal counsel believes the courts will grant FBC summary judgments on these cases on the following grounds:

          1. FBC is not the Federal Boiler Company who manufactured the products in question and therefore does not have any successor liability.

          2. The lawsuits were wrongfully asserted against FBC as FBC did not manufacture the boilers in question.

          3.   FBC did not use asbestos in the manufacture of its products.

          4. None of the plaintiffs were exposed to FBC's products or, if they were exposed to an FBC product, the FBC's product legally could not have caused their injuries.

                       DETERMINATION OF SUBSCRIPTION PRICE

            The Company's  objective in establishing the Subscription  Price was the realization of the desired proceeds from the Rights Offering while providing holders of the Company's Common Stock with the opportunity to make an additional investment in the Company and to avoid involuntary dilution of their proportionate ownership interest in the Company. In establishing the Subscription Price, the Board of Directors considered such factors as the intended use of proceeds of the Rights Offering, alternative financing sources available to the Company, market prices of the Common Stock over the preceding two-year period, the general condition of the securities markets and pricings in offerings that the Board considered similar to the Rights Offering. The Board has not commissioned any report or solicited any person or entity to provide advice or guidance with respect to the establishment of the Subscription Price. The Board's determination does not constitute a recommendation to shareholders as to the advisability of selling or exercising Rights in the Rights Offering.

                               THE RIGHTS OFFERING
THE RIGHTS

            The Company is distributing transferable Rights at no cost to the record holders ("Holders") of outstanding shares of Common Stock as of ____________, 1996 [the effective date of the Registration Statement of which this Prospectus forms a part] (the "Record Date"). The Company will distribute seven Rights for every 10 shares of Common Stock held on the Record Date. No fractional Rights or cash in lieu thereof will be distributed or paid by the Company. The number of Rights distributed by the Company to each Holder will be rounded up to the nearest whole Right. The Rights will be evidenced by transferable subscription certificates (the "Subscription Certificates") and each such Right entitles the holder thereof to subscribe for one share of Common Stock.

            The Subscription Price of $______ per share of Common Stock represents a discount of 30% from the closing price of $_______ for the Common Stock as quoted on the AMEX on _________, 1996, the date of the commencement of the Rights Offering. There can be no assurance that the Common Stock will trade at prices above the Subscription Price. See "Risk Factors--Uncertain Market for Rights."

            The issuance by the Company of shares of Common Stock pursuant to the Rights Offering is not conditioned upon the subscription of any minimum number of shares of Common Stock by holders of the Rights, and no assurance can be given that the Company will receive any proceeds from the Rights Offering.

 UPE however, has, informed the Company that it intends to exercise the Rights it receives for an aggregate subscription price of $__________ and that it does not intend to exercise the Oversubscription Privilege or to purchase any additional Rights through open market purchases or otherwise. In addition, certain officers and directors of the Company not affiliated with UPE have expressed their intent to exercise up to 285,000 of the Rights, including Rights they receive in respect of Common Stock to be acquired upon exercise of options prior to the Record Date.


            BEFORE EXERCISING OR SELLING ANY RIGHTS, POTENTIAL INVESTORS ARE URGED TO READ CAREFULLY THE INFORMATION SET FORTH UNDER "RISK FACTORS."

EXPIRATION DATE

            The Rights will expire at 5:00 p.m., New York City time, on _________, 1996 [30 calendar days after the Record Date] (the "Expiration Date"). After such time, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by the Subscription Agent after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below.

SUBSCRIPTION PRIVILEGES

            BASIC SUBSCRIPTION PRIVILEGE. Each whole Right will entitle the holder thereof to receive, upon payment of the Subscription Price, one share of Common Stock (the "Basic Subscription Privilege"). Certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege will be delivered to subscribers as soon as practicable after the corresponding Rights have been validly exercised and full payment for shares has been received and cleared.

            OVERSUBSCRIPTION PRIVILEGE. Subject to the allocation described below, each Right also carries the right to subscribe at the Subscription Price for additional shares of Common Stock (the "Oversubscription Privilege") up to the amount offered hereby. All beneficial Holders who exercise the Basic Subscription Privilege in full will be entitled to exercise the Oversubscription Privilege.

            Underlying Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that any Underlying Shares are not subscribed for through the Basic Subscription Privilege. If the Underlying Shares not subscribed for through the Basic Subscription Privilege (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those holders of Rights exercising the Oversubscription Privilege, in proportion, not to the number of shares requested pursuant to the Oversubscription Privilege, but to the number of shares each beneficial holder exercising the Oversubscription Privilege has purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Rights holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among all other holders exercising the Oversubscription Privilege. Certificates representing shares of Common Stock purchased pursuant to the Oversubscription Privilege will be delivered to subscribers as soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.

            Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Underlying Shares that are being subscribed for pursuant to the Oversubscription Privilege by each beneficial owner of Rights on whose behalf such nominee holder is acting.

EXERCISE OF RIGHTS

            Rights may be exercised by delivering to American  Stock  Transfer &
Trust Company (the "Subscription Agent"), at or prior to 5:00 p.m., New York City time, on the Expiration Date, the properly completed and executed Subscription Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. All payments must be by (a) check or bank draft drawn upon a U.S. bank or postal or express money order payable to The American Stock Transfer Trust Company, as Subscription Agent, or (b) by wire transfer of same-day funds, in which case please contact the Subscription Agent at (800) 937-5449 for such information. Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft upon a U.S. bank or of any postal or express money order or (iii) receipt of good funds in the Subscription Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

            The address to which the Subscription Certificates and payment of the Subscription Price or, if applicable, the Notice of Guaranteed Delivery, should be delivered by mail, by hand or by overnight carrier is:

            American Stock Transfer & Trust Company
            40 Wall Street
            New York, New York 10005
            Telephone Number:  (800) 957-5449


            If a Rights holder wishes to exercise Rights, but time will not permit such holder to cause the Subscription Certificate or Subscription Certificates evidencing such Rights to reach the Subscription Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

                                    (i) such  holder has caused  payment in full
                        of the Subscription Price for each Underlying Share being subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege (subject to the right of the Company to waive advance payment in respect of the Oversubscription Privilege as described above) to be received (in the manner set forth above) by the Subscription Agent on or prior to the Expiration Date;

                                    (ii) the Subscription Agent receives,  on or
                        prior to the Expiration Date, a guarantee notice ("Notice of Guaranteed Delivery"), substantially in the form provided in the instructions (the "instructions") distributed with the Subscription Certificates, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. ("NASD"), or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Exchange Act (each, an "Eligible Institution"), stating the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate or Subscription Certificates held by such exercising Rights holder, the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Oversubscription Privilege, and guaranteeing the delivery to the Subscription Agent of any Subscription Certificate evidencing such Rights within three AMEX trading days following the Expiration Date; and

                                    (iii) the  properly  completed  Subscription
                        Certificate evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, is received by the Subscription Agent within three AMEX trading days following the Expiration Date. The Notice
                        of   Guaranteed   Delivery   may
                        be delivered to the Subscription Agent in the same manner as Subscription Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Facsimile no. (718) 236-4588. Additional copies of the form of Notice of Guaranteed Delivery are available upon request from the Information Agent whose address and telephone numbers are set forth under "Information Agent."

            Funds received in payment of the Subscription Price for Excess Shares subscribed for pursuant to the Oversubscription Privilege will be held in a segregated account pending issuance of such Excess Shares. If a Rights holder exercising the Oversubscription Privilege is allocated less than all of the shares of Common Stock which such holder subscribed for pursuant to the Oversubscription Privilege, the excess funds paid by such holder in respect of the Subscription Price for shares not issued shall be returned by mail without interest or deduction as soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.

            Unless a Subscription Certificate (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Rights represented thereby are to be delivered to the record holder of such Rights or (ii) is submitted for the account of an Eligible Institution, signatures on such Subscription Certificate must be guaranteed by an Eligible Institution or other eligible guarantor institution that is a member of or a participant in a medallion guarantee program acceptable to the Subscription Agent.

            Holders who hold shares of Common Stock for the account of others, such as brokers, trustees or depositories for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of such Rights should complete Subscription Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Stock or Rights held through a record holder should contact the holder and request the holder to effect transactions in accordance with such beneficial owner's instructions.

            The instructions accompanying the Subscription Certificates should be read carefully and followed in detail. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE COMPANY.

            THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.


            All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company, nor the

Subscription Agent, nor the Information Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

            Any questions or requests for assistance concerning the method of exercising Rights or requests for additional copies of this Prospectus, the Instructions or the Notice of Guaranteed Delivery should be directed to the Information Agent whose address and telephone number are set forth under "Information Agent."

NO REVOCATION

            ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

METHOD OF TRANSFERRING RIGHTS

            Rights may be purchased or sold through usual investment channels, including banks and brokers. It is anticipated that the Rights will be traded on the AMEX under the symbol "BETR." Rights also may be sold in over-the-counter and private sales transactions. No assurance can be given, however, that a market for the Rights will develop or, that if such a market develops, as to how long it will continue.

            The Rights  evidenced by a single  Subscription  Certificate  may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the instructions accompanying the Subscription Certificate. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing such transferred Rights). In such event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee.

            Holders wishing to transfer all or a portion of their Rights (but not fractional Rights) should allow a sufficient amount of time prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by such new Subscription Certificates to be exercised or sold by the recipients thereof. Neither the Company, nor the Subscription Agent, nor the Information Agent shall have any liability to a transferee or transferor of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.


            Officers and Directors and other persons or entities who may be deemed affiliates of the Company may only sell their Rights in accordance with the restrictions and requirements of Rule 144 under the Securities Act other than the two-year holding period requirement.


            Except for the fees charged by the Subscription Agent (which will be paid by the Company as described above), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

            In connection with the Offer of Rights,  the Company has not engaged
(i) a broker-dealer to solicit the exercise of Rights or (ii) any entity which will have a "stand by" commitment with respect to the exercise of Rights.


PROCEDURES FOR BOOK ENTRY TRANSFER FACILITY PARTICIPANTS

            The Company anticipates that the Rights will be eligible for transfer through, and that the exercise of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected through, the facilities of the Depository Trust Company, Midwest Securities Trust Company and Philadelphia Depository Trust Company (collectively, the "Book Entry Facilities"; Rights exercised through any such facility are referred to as "Book Entry Exercised Rights"). The holder of a Book Entry Exercised Right may exercise the Oversubscription Privilege in respect of such Book Entry Exercised Right by properly executing and delivering to the Subscription Agent, at or prior to 5:00 p.m., New York City time, on the Expiration Date, a Nominee Holder Oversubscription Form, together with payment of the Subscription Price for the number of Underlying Shares for which the Oversubscription Privilege is to be exercised. Any Rights holder subscribing for an aggregate of more than 25,000 Underlying Shares pursuant to the Oversubscription Privilege prior to the Expiration Date shall not be required to deliver payment for such number of Underlying Shares in excess of 25,000 until the Expiration Date. The Company, in its sole discretion, may determine to waive payment for such excess number of Underlying Shares until after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected. Copies of the Nominee Holder Oversubscription Form may be obtained from the Subscription Agent.

EFFECT OF RIGHTS OFFERING ON OTHER SECURITIES
AND STOCK OPTIONS OF THE COMPANY AND COMPANY PLANS

            The number of shares covered by certain stock options and the option prices thereunder and by certain warrants and the exercise price thereof are subject to adjustment in accordance with the provisions thereof. The Company's stock option plan or, in certain cases, the stock option agreements evidencing awards made thereunder, require the Compensation Committee of the Board of Directors (the "Committee") and such warrants require the Board of Directors to make appropriate adjustments to the outstanding options or other awards in the event of any split-ups, stock dividends, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like (each an "adjustment event"). The Committee and the Board, whose determination shall be conclusive, has discretion to determine the nature and extent of the adjustments to be made in order to make the outstanding options or warrants, immediately after such adjustment event, equivalent to such options warrants awards immediately prior to such adjustment event.

            The Committee and the Board will meet to determine whether the Rights Offering is an adjustment event and if so, what adjustment to make.


            As of September 16, 1996, the closing sale price of the Company's Common Stock was $2.00 per share. As of such date, there was a total of 1,623,334 options and warrants which were presently exercisable and "in the money ." The exercise prices of such options and warrants ranged from $.33 to $1.87. In addition, the exercise price of warrants to purchase an aggregate of 1,540,000 shares of Common Stock, at exercise prices ranging from $.33 to $1.87 will be adjusted by this Rights Offering, due to the anti-dilution provisions of such warrants. As a result, there will be dilution to the holders of Common Stock exercising Rights of $ per share. The holders of the Company's warrants also have "piggy-back" registration rights which do not apply to this Rights Offering or have been waived by such holders. See "Description of Capital Stock."

INTENT OF UPE AND CERTAIN OFFICERS AND DIRECTORS


            UPE will receive 267,120 Rights in respect of the shares of Common Stock it owns, and such Rights represent approximately 20% of the total Rights to be distributed. UPE has informed the Company that it intends to exercise the Rights it receives for an aggregate subscription price of $___________ and that it does not intend to exercise the Oversubscription Privilege or to acquire any additional Rights through open market purchases, the exercise of options or otherwise. Certain directors and officers of the Company unaffiliated with UPE have expressed their intent to exercise up to 285,000 Rights they receive, including Rights they receive in respect of Common Stock to be acquired upon exercise of options prior to the Record Date.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


            The following summary describes certain United States federal income tax considerations applicable to U.S. Holders who hold Common Stock as a capital asset and who receive Rights in respect of such Common Stock in Rights Offering. This summary is based upon laws, regulations, rulings and decisions currently in effect. The following summary has been prepared by Olshan Grundman Frome & Rosenzweig LLP. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular investor or to certain types of investors subject to special treatment under the federal income tax laws (for example, banks, dealers in securities, life insurance companies, tax exempt organizations and foreign taxpayers), nor does it discuss any aspect of state, local or foreign tax laws. The Company is not seeking an opinion of counsel with respect to the federal income tax consequences of the receipt and/or exercise of the Rights. Holders of Common Stock should consult with their own tax counsel before they exercise their Rights.


ISSUANCE OF THE RIGHTS

            Holders of Common Stock will not recognize taxable income in connection with the receipt or exercise of the Rights.

BASIS AND HOLDING PERIOD OF THE RIGHTS

            Except as provided in the following sentence, the basis of the Rights received by a shareholder as a distribution with respect to such shareholder's Common Stock will be zero. If either (i) the fair market value of the Rights on the date of commencement of the Rights Offering (the "Commencement Date") is 15% or more of the fair market value (on the Commencement Date) of the Common Stock with respect to which they are received or (ii) the shareholder elects, in his or her federal income tax return for the taxable year in which the Rights are received, to allocate part of the basis of such Common Stock to the Rights, then upon exercise or transfer of the Rights, the shareholder's basis in such Common Stock will be allocated between the Common Stock and the Rights in proportion to the fair market values of each on the Commencement Date. The holding period of a shareholder with respect to the Rights received as a distribution on such shareholder's Common Stock will include the shareholder's holding period for the Common Stock with respect to which the Rights were issued.

TRANSFER OF THE RIGHTS

            A shareholder who sells Rights received in the Rights Offering prior to exercise will recognize gain or loss equal to the difference between the sale proceeds and such shareholder's basis (if any) in the Rights sold. Such gain or loss will be long-term capital gain or loss if such shareholder's holding period in the Rights (as discussed above) exceeds one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

LAPSE OF THE RIGHTS

            Shareholders who allow the Rights received by them in the Rights Offering to lapse will not recognize any gain or loss, and no adjustment will be made to the basis of the Common Stock, if any, owned by such holders of the Rights.

EXERCISE OF THE RIGHTS; BASIS AND HOLDING PERIOD OF COMMON STOCK

            Holders of Rights will not recognize any gain or loss upon the exercise of such Rights. The basis of the Common Stock acquired through exercise of the Rights will be equal to the sum of the Subscription Price therefor and the Rights holder's basis in such Rights (if any) as described above. The holding period for the Common Stock acquired through exercise of the Rights will begin on the date the Rights are exercised.

            THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH SHAREHOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE RIGHTS OFFERING ON HIS OR HER OWN PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

            The following table and paragraphs below identify the directors and executive officers of the Company and set forth their ages, positions with the Company and their principal occupations during the preceding five years:

                  Name             Age                 Position(s)
                  ----             ---                 -----------

Salvatore J. Zizza                 50                  Chairman of the Board

Alan H. Silverstein                47                  President, Chief Executive Officer and Director

 Antoinette L. Martin              38                  Vice President and Chief Financial and Chief Accounting Officer


Anthony Chiarella                  48                  Vice President of Manufacturing


Clarence T. Lind                   59                  Vice President of Sales, Marketing & Technology

Linda J. Wright                    46                  Vice President of Administration


 Harold Bogatz                     58                  Director and Secretary


Ronald H. Gale                     45                  Director


 Jan P. Gale                       42                  Director


James L. Leuthe                    54                  Director


O. Karl Dieckman                   83                  Director

B. Ord Houston                     83                  Director


Robert F. Bacigalupo               65                  Honorary Director

            SALVATORE J. ZIZZA has served as Chairman of the Board of the Company since December 1995. Mr. Zizza is also Chairman of The Lehigh Group, a public company that is listed on the New York Stock Exchange, which has a subsidiary engaged in the distribution of electrical products and until 1991 included major interior construction, asbestos abatement and heavy equipment manufacturing.

            ALAN H. SILVERSTEIN has served as President and Chief Executive Officer of the Company since December 1995. Mr. Silverstein served as President and Chief Operating Officer of the Company from February 1994 to November 1995. From 1991 to present, Mr. Silverstein has served as President of Earth Environmental Services, Inc., a presently inactive solid waste remediation firm and developer of solid waste co- generation projects. From July 1992 to February 1994, Mr. Silverstein served as President of Universal Envirogenics, Inc., a rebuilder of industrial gas plants.


            ANTOINETTE L. MARTIN has served as Vice President and Chief Financial Officer of the Company since October 1994. Ms. Martin served as Acting Treasurer of the Company from January to September 1994; Controller of the Company since February 1992; and Accounting Manager of the Company from June 1988 to February 1992 .


            ANTHONY CHIARELLA has served as Vice President of Manufacturing of the Company since October 1994. Mr. Chiarella served as Plant Manager of the Company from January 1994 to September 1994 and was consultant to the Company from November to December 1993. Formerly, Mr. Chiarella was employed by DeDietrich USA Inc., from June 1987 to September 1993 as operations manager, plant manager and Vice President of Operations.

            CLARENCE T. LIND has served as Vice President of Sales, Marketing and Technology of the Company since December 1995. Mr. Lind served as manager of sales and marketing of the Company from June to December 1995. Formerly, Mr. Lind was employed by Hull Corporation from 1986 to 1995 as Vice President of Sales and Marketing.

            LINDA J. WRIGHT has served as Vice President of Administration of the Company since December 1995. Ms. Wright served as an executive of the Company with responsibility for administration and acquisitions from June 1995 to December 1995. Formerly, Ms. Wright was employed by Ryan McGinn, Inc., a Washington, D.C. public affairs firm, from 1991 to June 1995 as Vice President and by Bankstar, NA as President and CEO from 1988 to 1990.


            HAROLD BOGATZ has served as Director of the Company since December 1995. Mr. Bogatz has been principally employed as Vice President and General Counsel of UPE, an international supplier of complete process plants and equipment and manufacturer of new equipment in the United States and Europe, since 1987.

            RONALD H. GALE has served as Director of the Company since 1990. Mr. Gale has been principally employed as President and Chief Executive Officer of UPE since 1978. Ronald H. Gale and Jan P. Gale are brothers.


            JAN P. GALE has served as Director of the Company since 1991. Mr. Gale has been principally employed since 1978 as Vice President of UPE. Ronald
H. Gale and Jan P. Gale are brothers.

            JAMES L. LEUTHE served as Chairman of the Board of Directors from 1977 until 1995; President and Chief Executive Officer of the Company from
February 1979 to November 1983; Chief Executive Officer from November 1983 to December 1995, and has served as Director since 1976. Mr. Leuthe has served as Chairman of the Board of First Lehigh Corporation, a bank holding company, since 1982.

            O. KARL DIECKMANN has served as Director of the Company since 1960. Formerly, Mr. Dieckmann was an investment manager and consultant, and has been retired for longer than the past five years.

            B. ORD HOUSTON has served as Director of the Company since 1976 and served as Secretary of the Company from June 1983 until 1995. Mr. Houston has been retired for longer than the last five years. Previously, Mr. Houston held various positions with the Company since 1966, most recently as Executive Vice President.

            ROBERT F. BACIGALUPO served as a Director of the Company from 1984 to 1995. Following his resignation as Director, the Executive Committee of the Board of Directors designated Mr. Bacigalupo Honorary Director in recognition of his many years of service as a director. Mr. Bacigalupo will serve in such capacity as an advisor to the Board of Directors. He has been the owner of West Town Mortuary, a funeral home, since 1949 and a director of Maywood Proviso State Bank since 1953.


COMPENSATION OF DIRECTORS

            Directors are not compensated for their services as a director but are entitled to reimbursement of expenses incurred in connection with their attendance at all meetings.

            The Company maintains the Directors Option Plan for directors. Under the Directors Option Plan: (i) each person who was a director of the Company on March 21, 1991 received an option for 10,000 shares under the Directors Option Plan and (ii) each individual who became a director of the Company after March 21, 1991 and prior to December 12, 1995 was granted an option for 10,000 shares. The exercise price of each option granted under the Directors Option Plan is the greater of $3.15 per share or 100% of the fair market value of a share of the Company's Common Stock on the date the option is granted. No option granted under the Directors Option Plan may be exercised during the six months after its grant; thereafter, the option becomes exercisable in full. Options are not assignable. No option may be exercised after six years from the date of grant.


            Salvatore Zizza and Harold Bogatz, who first became directors on December 12, 1995, were each granted options to purchase 10,000 shares on December 12, 1995 pursuant to the Company's 1994 Stock Option Plan (the "1994 Stock Option Plan"). Also, Directors, Dieckman, Houston, R. Gale, J. Gale and Leuthe were granted options to purchase 500 shares on December 12, 1995 pursuant to the Company's 1994 Stock Option Plan (the "1994 Stock Option Plan"). The options have an exercise price of $2.875 per share which was the fair market value of the Company's Common Stock on December 12, 1995. All options granted under the 1994 Stock Option Plan are exercisable over a three-year period commencing one year from the date of grant.


EXECUTIVE COMPENSATION TABLE



            The following table summarizes the compensation paid or accrued by the Company for services rendered during the year ended December 1993, during the five month transition period ended May 31, 1994 and during the fiscal years ended May 31, 1995 and May 31, 1996 to the Company's Chief Executive Officer and to each of the Company's executive officers whose total salary and bonus exceeded $100,000 during the fiscal year ended May 31, 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation                                Long Term Compensation
                                  --------------------------------------------                    ---------------------------

Name and                                                                       Other Annual       Stock Option   All Other
Principal Position                     Year         Salary       Bonus        Compensation(s)       Awards     Compensation(1)
-----------------------------     -----------   -----------     --------      ---------------     -----------  --------------


James L. Leuthe  Former              1996          --             --             --                --          $   672
Chairman and Chief                   1995          --             --             --                --              672
Executive Officer(2)                 1994(3)       --             --             --                --              280
                                     1993          --             --             --                --              672

Alan H. Silverstein                  1996       118,655         46,850          7,295(4)           --           11,925
President and Chief                  1995       110,000         30,698          5,472(4)           --           11,925
Executive Officer(5)                 1994(3)     36,667           --            1,824(4)        260,000            224

Clarence T. Lind                     1996        90,000         26,350          4,369(4)         20,000            672
Vice President
Sales, Marketing and
Technology(6)


------------------
(1)  Represents life insurance premiums paid by the Company.
(2) Mr. Leuthe was not compensated for his services during the Company's fiscal year ended December 31, 1993, the transition period ended May 31, 1994 or the fiscal year ended May 31, 1995. Mr. Leuthe resigned as Chairman of the Board and Chief Executive Officer on December 12, 1995.
(3) Includes compensation received during the transition period January 1 to May 31, 1994.
(4) Includes lease and insurance costs paid by the Company with respect to use of an automobile.
(5) Mr. Silverstein was elected President and Chief Operating Officer of the Company in February 1994. Prior to that time, Mr. Silverstein served as a consultant to the Company. Mr. Silverstein was appointed Chief Executive Officer of the Company on December 12, 1995.

(6) Mr. Lind was elected Vice President of Sales, Marketing and Technology of the Company on December 12, 1995.



EMPLOYMENT AND OTHER AGREEMENTS

            Mr. Alan Silverstein, President and Chief Executive Officer of the Company is employed pursuant to an agreement (the "Employment Agreement") dated February 1, 1994. The Employment Agreement provides for a five year term, with automatic renewal for successive terms of two years, subject to a mutual right, exercisable within 120 days prior to the expiration of any term, not to renew the Employment Agreement. The salary paid to Mr. Silverstein for the first year under the Employment Agreement is $110,000, increasing to $165,000 in the fifth year. Mr. Silverstein is entitled to a quarterly bonus based on the earnings of the Company, with a minimum guaranteed bonus for the first 18 months of $30,000.

            The Company and Salvatore J. Zizza, Chairman of the Board of the Company, are parties to an agreement under which Mr. Zizza renders certain financial advisory services, including those relating to proposed mergers and acquisitions and equity and debt financing, and relations with the financial community and investors. Mr. Zizza receives compensation in the amount of $60,000 per annum.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than

10% shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

            The Form 3 Initial Statement of Beneficial Ownership of Securities for each of Anthony Chiarella and Antoinette L. Martin was filed late. Both Mr. Chiarella and Ms. Martin became Reporting Persons on September 29, 1994 and the Form 3 for each of them was filed on January 10, 1996.

            One Form 4 Statement of Change in Beneficial Ownership of Securities for Alan H. Silverstein relating to the grant of options to purchase 10,000 shares to Mr. Silverstein pursuant to the Directors Stock Option Plan was filed late. Mr. Silverstein was granted the options on April 12, 1994 and the Form 4 was filed on January 10, 1996.

OPTION GRANTS IN LAST FISCAL YEAR


            The following table sets forth information concerning options granted during the fiscal year ended May 31, 1996 to the Named Executive Officers.

                               Number of
                              Securities        Percentage of Total
                              Underlying        Options Granted to           Per Share
 Name                       Options Granted          Employees             Exercise Price      Expiration Date
---------------------       ---------------     --------------------       -------------       ---------------

Clarence T. Lind               5,000                  3.3%                  $   2.50            12/21/05
                              15,000                 10.0%                  $   2.00            03/27/06


AGGREGATED FISCAL YEAR-END OPTIONS


            The following table sets forth certain information regarding unexercised stock options held by each of the Named Executive Officers as of May 31, 1996. No stock options were exercised by any such officer during the fiscal year ended May 31, 1996.


                    AGGREGATED FISCAL YEAR-END OPTION VALUES


                                                           Number of
                           Unexercised Options at    Value of Unexercised in-
                                May 31, 1996           the-Money Options at
                                                           May 31, 19961

                                Exercisable/
                                Unexercisable       Exercisable/ Unexercisable
Name                       ------------------------ ----------------------------
----


  Alan H. Silverstein         260,000/0                  405,625/0


Clarence T. Lind             0/20,000                          0/8,700




--------------------

1 On May 31, 1996 the last reported sales price of the Company's Common Stock as reported by the American Stock Exchange was $2.56 per share.

LONG-TERM INCENTIVE AND PENSION PLANS

            The Company does not have any long-term incentive or defined benefit pension plans in which directors or executive officers participate.

STOCK OPTION PLANS

1989 EQUITY INCENTIVE OPTION PLAN

            The Company's 1989 Equity Incentive Plan (the "1989 Equity Incentive Plan") provides for the granting of non-qualified and incentive stock options for up to 150,000 shares of the Common Stock (or the number and kind of shares of stock or other securities which are substituted for those shares or to which those shares are adjusted by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise) to certain employees and consultants (together, the "Employees") of the Company and its subsidiaries. Incentive options are intended to qualify as options described in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Equity Incentive Plan is administered by the Board of Directors or a committee thereof. All Employees, as identified by the Board of Directors, are eligible to participate in the Equity Incentive Plan. The Board of Directors discontinued the grants of options under the Equity Incentive Plan upon adoption of the 1994 Stock Option Plan (as defined below). As of the date hereof, options to purchase an aggregate of 25,000 shares of Common Stock were still exercisable pursuant to the Equity Incentive Plan.

DIRECTORS OPTION PLAN

            Pursuant to the Company's Directors Option Plan (the "Directors Option Plan"), options may be granted to directors and consultants of the Company or any subsidiary of the Company. As of February 29, 1996, options to purchase 100,000 shares of Common Stock were outstanding under the Directors Option Plan and no options had been exercised. The Directors Option Plan is administered by a committee of outside directors appointed by the Board of Directors (the "Committee"). The Committee has the power to interpret the Directors Option Plan, the options granted thereunder and to adopt rules for the administration, interpretation and application of the Directors Option Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee does not have any discretion to determine who will be granted options or to determine the number of options, the exercise price of options or the timing of the grant of options to be granted to any Director. Members of the Committee shall not receive any compensation for their services as members, but all expenses and liabilities they incur in connection with the administration of the Directors Option Plan shall be borne by the Company.

            Each director as of March 21, 1991 and each person who became a director after March 21, 1991 and before December 12, 1995 was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $3.15 per share. No option is exercisable in whole or in part during the six months after the option is granted. Each Option shall terminate upon the expiration of six years from the date the Option was granted; except that, a Director's Option shall terminate immediately if said Director is removed from the Board (A) by action of the shareholders of the Company or the Board in accordance with the Company's By-laws or applicable law, (B) by a court of competent jurisdiction, or (C) by operation of law, in any such case where "cause" is the express reason for such removal.

1994 STOCK OPTION PLAN


            The Company's 1994 Stock Option Plan provides for the granting of non-qualified and incentive stock options and stock appreciation rights for up to 400,000 shares of the Common Stock (or the number and kind of shares of stock or other securities which are substituted for those shares or to which those shares are adjusted by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise) to certain officers, non-employee directors and key employees (collectively, the "Key Employees") of the Company and its subsidiaries whose substantial contributions are essential to the continued growth and success of the Company's business. Incentive options are intended to qualify as options described in Section 422 of the Code. The 1994 Stock Option Plan is administered by the Committee. All Key Employees, as determined by the Committee, are eligible to participate in the 1994 Stock Option Plan, subject to the Committee's discretion to designate Key Employees who are to receive Options. The Committee makes its determination as to whether an employee is a Key Employee based on such factors as whether such employee is serving in a managerial capacity and its assessment of the employee's overall contribution to the Company. As of the date hereof, approximately 21 Key Employees are eligible to participate in the 1994 Stock Option Plan. As of May 31, 1996, options to purchase an aggregate of 400,000 shares of Common Stock had been granted to Key Employees of the Company. The range of exercises prices for the options currently outstanding under the 1994 Stock Option Plan is from $0.9375 to $2.875 .


                             PRINCIPAL SHAREHOLDERS


            The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 16, 1996 by
(i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each Named Executive Officer and each director and (iii) all directors, and executive officers as a group. Except as otherwise noted, each person maintains a business address at the Company's address and has sole voting and investment power over the shares shown as beneficially owned.

                                                                                          Percent of
Name and Address of Beneficial Owner           Shares Owned Beneficially               Outstanding Shares
----------------------------------------       ---------------------------------       ------------------

Salvatore J. Zizza                                         181,334 (1)                          8.6


Alan H. Silverstein                                        260,000 (2)                         11.8

O. Karl Dieckmann                                           42,853 (3)                          2.2

Ronald H. Gale                                           2,263,767 (3)(4)(8)(9)                60.4

Jan Gale                                                 2,261,767 (3)(4)(8)(9)                60.3

B. Ord Houston                                              20,032 (3)                          1.0

Harold Bogatz                                                3,334 (5)                           *


James L. Leuthe                                             348,791(6)                         16.8
  1620 Pond Road
Allentown, PA 18104


Clarence T. Lind                                              4,000                              *

Robert F. Bacigalupo
2433 South Oakley                                           150,901(7)                          7.7
Chicago, IL  60608


Universal Process                                         2,181,600(8)(9)(10)(11)              58.4
Equipment, Inc.

P.O. Box 338
Roosevelt, NJ  08555


All directors and executive officers as a                 3,204,278                            73.5%
group (12 persons)

------------------

(1) Consists of shares issuable upon the exercise of options presently exercisable or options exercisable within 60 days of September 16, 1996.
(2) Consists of shares issuable upon the exercise of presently exercisable options or options exercisable within 60 days of September 16, 1996.
(3) Includes 10,167 shares issuable upon the exercise of presently exercisable options or options exercisable within 60 days of September 16, 1996.
(4) Includes 1,831,600 shares beneficially owned by UPE, in which the individual is an officer, director and principal shareholder.
(5) Consists of shares issuable pursuant to options exercisable within 60 days of the date hereof pursuant to the terms of the 1994 Stock Option Plan.
(6) Of this total, 52,281 shares are owned by Nikki, Inc., a corporation in which Mr. Leuthe is an officer, director and the sole stockholder, 161,343 shares are owned by Mr. Leuthe and 135,167 shares are issuable upon the exercise of presently exercisable options or options exercisable within 60 days of September 16, 1996. This total does not include 640 shares owned by Mr. Leuthe's children, of which he disclaims beneficial ownership.
(7) Of this total, 140,901 shares are owned by Mr. Bacigalupo and 10,000 shares are issuable upon the exercise of presently exercisable options or options exercisable within 60 days of September 16, 1996. This total does not include 2,331 shares owned by Mr. Bacigalupo's wife, 1,000 shares held in trust for the benefit of his son and 5,000 shares held in trust for the benefit of his mother. Mr. Bacigalupo is the trustee of the two trusts, and he disclaims beneficial ownership of these 8,331 shares.
(8) Includes 1,450,000 shares issuable pursuant to an option granted to UPE by the Company on December 22, 1993 and 350,000 shares issuable pursuant to an option granted to UPE by the Company on March 26, 1996.
(9) According to information provided to the Company by UPE, Ronald H. Gale and Jan Gale are officers, directors and principal stockholders of UPE, and may be deemed to beneficially own the shares owned by UPE. In addition to shares they beneficially own through UPE, Ronald H. Gale individually owns 72,000 shares of Common Stock and has the right to purchase 10,000 shares upon the exercise of options granted under the Director Option Plan and options to purchase 167 shares granted pursuant to the 1994 Stock Option Plan . Jan Gale individually owns 70,000 shares and has the right to purchase 10,000 shares upon the exercise of options granted under the Director Option Plan and options to purchase 167 shares granted pursuant to the 1994 Stock Option Plan. Each individual disclaims beneficial ownership of the shares individually owned by the other.
(10) In addition to the Common Stock currently owned by UPE, the Board of Directors agreed to issue 350,000 shares of Common Stock to UPE subsequent to the Record Date in consideration for an ownership interest in certain resale inventory. These shares will not be issued prior to the Record Date.
(11) Information obtained from Amendment No. 1 to Schedule 13D which was filed with the Securities and Exchange Commission on or about December 23, 1993.


                              CERTAIN TRANSACTIONS


            Ronald H. Gale and Jan Gale are directors and stockholders of the Company and are officers, directors and principal stockholders of UPE, a corporation which is a stockholder of the Company. UPE and/or Ronald H. Gale and/or Jan Gale are also majority stockholders or otherwise affiliated with other companies that engage in transactions with the Company. UPE and related entities purchased processing equipment manufactured by the Company as well as utilized the Company's remanufacturing services. The approximate total revenues derived from sales to UPE and related parties were $1,109,000 for the fiscal year ended May 31, 1996 and $2,450,000 for the fiscal year ended May 31, 1995. The terms of such sales were at least as favorable to the Company as could have been obtained from unaffiliated third parties.

            On  December  22,  1993,  UPE  was  granted  300,000  shares  of the
Company's Common Stock and an option to purchase an additional 1,450,000 shares pursuant to an agreement (the "UPE Agreement") between the Company and UPE. Such stock was granted in consideration of UPE's (i) services in structuring and negotiating a settlement agreement among The Harrisburg Authority ("Harrisburg"), the Company and UPE with respect to a judgment in the amount of $2,127,071 which Harrisburg had obtained against the Company; (ii) payments on behalf of the Company to Harrisburg under the settlement agreement; (iii) providing a guaranty of and surety for the Company's full and timely payment to Harrisburg of $650,000 in specified installments; and (iv) granting to Harrisburg security interests in certain equipment held for sale by UPE and in a percentage of the proceeds from the sale of such equipment in the ordinary course of UPE's business. The 300,000 shares issued to UPE were valued by the Company at $.75 per share, or a total of $225,000. Such shares were issued because it was the belief of UPE and the Company that, without such settlement, the Company would be forced to declare bankruptcy, particularly since UPE and the Company did not believe that the Company could receive financing from another entity. The Company and UPE also considered the cost of a bankruptcy proceeding and the likelihood that the Company would survive a Chapter 11 proceeding .

            The options to purchase 1,450,000 shares were granted in exchange for payments made by UPE on behalf of the Company to Harrisburg under the settlement agreement instead of reimbursing UPE in cash. The rates of exchange are as follows: three (3) shares issued for each $1.00 in payment made by UPE, up to a total of option to purchase 450,000 shares in exchange for a total of $150,000 in payments, and after such total of $450,000 shares has been reached, two (2) shares issued for each additional $1.50 in payment made by UPE up to a total of options to purchase 1,000,000 additional shares in exchange for a total of $750,000 in additional payments.



            On March 26, 1996, the Company issued an option to purchase 350,000 shares of Common Stock to UPE. The option is exercisable beginning October 1, 1996 for a period of ten years from the date of the grant at an exercise price of $1.8125. Such option was issued in consideration of guarantees of new sources of financing from the CIT Group and Sterling Commercial Capital in July 1995.


            From time to time in the ordinary course of business, UPE advances funds to the Company to enable the Company to meet certain temporary cash requirements. These advances are repaid from operations. During May 1996, the Company received a $310,000 advance from UPE. This advance was repaid in June and August 1996. In August 1996, $250,000 was advanced to the Company by UPE. As of September 16, 1996, this advance remains outstanding.

            As of June 1, 1996 the Company began a three year profit sharing arrangement with UPE. This arrangement was agreed upon as consideration for
UPE's role in identifying, introducing, screening and negotiating the acquisition of the assets of the American Furnace Division of Third Millennium Products Inc., by BAM and their role in originating, negotiating, developing and assisting in the marketing of the Tower Filter Press product line. Under this arrangement which expires in May 1999, UPE is entitled to receive 25% of the net pre-tax profits of BAM and the Tower Filter Press product line.

            The Board of Directors has authorized the issuance of 350,000 shares of Common Stock to UPE in consideration for a fifty percent interest in certain resale inventory . The inventory has a retail sales value in excess of $1,500,000 and consists of filtration, drying and other process equipment. The specific inventory is currently being catalogued and the Common Stock will be issued once the cataloguing is completed. The Company will work jointly with UPE on the marketing and selling of this inventory.

            The Company and Salvatore J. Zizza, Chairman of the Board of the Company, are parties to an agreement under which Mr. Zizza renders certain financial advisory services, including those relating to proposed mergers and acquisitions of equity and debt financing, and relations with the financial community and investors. Mr. Zizza receives compensation in the amount of $60,000.


                          DESCRIPTION OF CAPITAL STOCK

            The following summary description of the capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the Company's Amended and Restated Articles of Incorporation, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part and Pennsylvania corporate law.

AUTHORIZED AND OUTSTANDING STOCK


            The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, no par value and 5,000,000 shares of preferred stock, no par value ("Preferred Stock"). As of September 16, 1996, there were 1,938,520 shares of Common Stock outstanding and no shares of Preferred Stock were outstanding. In addition, options and warrants to purchase 2,748,000 shares were outstanding as of that date.

COMMON STOCK

            Subject to the prior rights of any series of Preferred Stock that may from time to time be authorized and outstanding, holders of Common Stock are entitled to receive dividends out of funds legally available therefor when, as and if declared by the Board of Directors and to receive pro rata the net assets of the Company legally available for distribution upon liquidation or dissolution. Holders of Common Stock are entitled to one vote for each share of Common Stock held on each matter submitted to a vote of shareholders, including the election of directors. All outstanding shares of Common Stock are fully paid and nonassessable. Neither the Common Stock, nor any other class of securities of the Company, has any preemptive rights.

PREFERRED STOCK

            The Board of Directors has the authority to issue the Preferred Stock in one or more classes or series and to fix the voting powers, preferences and relative participating, optional or other special rights, without any further vote or action by the shareholders. The ability of the Board of Directors to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. The Company has no current plans to issue any of the Preferred Stock.

COMMON STOCK OUTSTANDING AFTER RIGHTS OFFERING


            Approximately 1,356,964 shares of Common Stock will be issued in connection with the Rights Offering assuming exercise of all Rights. Based on the 1,938,520 shares of Common Stock outstanding as of September 16, 1996 the issuance of such shares pursuant to the Rights Offering would result (on a pro forma basis as of such date) in a 70% increase in the amount of outstanding Common Shares.


            The outstanding shares of the Common Stock are listed on the AMEX under the symbol "BET."

WARRANTS AND OPTIONS


            In addition to options to purchase Common Stock issued pursuant to the 1989 Equity Incentive Plan, the Directors Stock Option Plan and the 1994 Stock Option Plan, as of September 16, 1996, there were outstanding warrants and options to purchase 2,223,000 shares of Common Stock. The warrants and options are exercisable as follows:



       Warrants or              Per Share
         Options            Exercisable Price                 Expiration Date
       -----------          -----------------                 ---------------



       450,000                $ .3333                          11/01/99


     1,000,000                  .7500                          11/01/99

       350,000                 1.8125                          03/25/06

        50,000                 1.8700                          07/14/99

        40,000                 1.8700                          07/12/02

       178,000                 1.8125                          03/25/06

       125,000                 1.8125                          03/25/06

        25,000                 2.1875                          02/20/06

         5,000                 2.1875                          02/20/06

            Included in the foregoing are warrants and options issued to members of the Board of Directors of the Company. An aggregate of 2,223,000 shares of Common Stock is issuable upon the exercise of such warrants and options, with exercise prices ranging from $.333 to $2.1875 per share.

REGISTRATION AND ANTI-DILUTION RIGHTS

            Following this offering, the holders of 50,000 shares of Common Stock and the holders of warrants and options to purchase 1,890,000 shares of Common Stock, upon the exercise of such warrants or options (collectively, the "Registrable Shares") will have certain "piggy-back" registration rights to register those shares for sale to the public under the Securities Act. In the event the Company proposes to register any of its shares of Common Stock under the Securities Act, the holders of Registrable Shares are entitled to require the Company to include all or a portion of their Registrable Shares in such registration. The registration rights of the holders of the Registrable Shares either do not apply to this Rights Offering or have been waived. In addition, in connection with this Offering the exercise price of warrants to purchase 1,540,000 Registrable Shares held by each of Sterling, CIT and UPE will be adjusted due to the anti-dilution provisions of such warrants. As a result, there will be dilution to Shareholders exercising Rights of $ per share relating to the exercise of such options and the anti-dilution provisions contained therein.


PENNSYLVANIA ANTITAKEOVER LAWS

            Various provisions of the Pennsylvania Business Corporation Law (the "BCL"), under which the Company was organized, generally make "hostile" takeovers of Pennsylvania corporation more difficult by granting certain rights to non-interested shareholders in certain "change of control" situations by permitting such shareholders to demand payment from a 20% controlling shareholder of the "fair value" of such demanding shareholders' shares in cash. Such provisions may make more difficult the removal of management. The BCL also, in certain circumstances, prohibits mergers and other "business combinations" between the Company and an "interested shareholder" (or its affiliate) unless, among other things, (i) either acquisition of such person's 20% interest or the business combination is approved by the Company's Board of Directors prior to the date such "interested shareholder" acquired its 20% interest or (ii) if, among other requirements, the business combination is approved by a majority of non-interested shareholders at least three months after such person acquired 80% of the outstanding voting stock and the consideration paid to the non-interested shareholders in such a transaction meets certain minimum conditions.

            Effective April 27, 1990, certain additional subchapters to the BCL were adopted. Generally, these new subchapters make hostile takeovers even more difficult by providing that under certain circumstances, (i) "control shares" lose their voting rights until such rights are restored by a majority vote of all "disinterested shares" and "voting shares," and (ii) "control shares" may be redeemed by the target corporation within 24 months after the "control share acquisition" if, among other things, the acquiring person has not timely requested a shareholder vote on whether the "control shares" should be accorded voting rights. Further, an anti-greenmail provision provides, among other things, that any profits earned from any sale of shares within two years before or 18 months after a person has acquired or expressed the intent to acquire 20% of the voting shares or an intention to acquire control (a "controlling person") are recoverable by the corporation if the shares were acquired within two years before or 18 months after the acquirer became a controlling person.

            The additional subchapters, in certain circumstances, also provide for severance compensation to employees terminated by a new controlling person, as well as mandatory preservation of certain labor agreements. They also give the Board of Directors wider discretion in dealing with hostile takeover attempts.

            In addition, Section 1721 of the BCL has been amended through the addition of provisions that entitle the directors of a corporation, in making decisions concerning takeovers or any other matters, to the extent they deem appropriate, to consider, among other things, (i) the effects of any proposed transaction upon any or all groups affected by such action, including, among others, shareholders, employees, suppliers, customers and creditors, (ii) the short-term and long-term interest of such corporation, and (iii) the resources, intent and conduct of the person seeking control.

TRANSFER AGENT AND REGISTRAR

            The Transfer Agent and Registrar for the Company's Common Stock is American Stock Transfer & Trust Company.

                         SHARES ELIGIBLE FOR FUTURE SALE


            Upon completion of this offering, the Company will have 3,295,484 shares of Common Stock outstanding, assuming exercise in full of the Rights. All of the 1,356,964 shares offered hereby will be freely tradeable unless acquired by "affiliates" of the Company as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Of the remaining outstanding shares, 532,500 shares will be "restricted" securities as defined in Rule 144 and may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, including an exemption contained in Rule 144. Of such shares [ ] are eligible for sale or will be eligible for sale within 90 days after the date of this Prospectus.


            In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned shares for at least two years or, except for an affiliate, who beneficially owns shares as to which a minimum of two years has elapsed since the date of acquisition thereof from the Company or an affiliate of the Company, is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares of the Company's Common Stock or the average weekly trading volume in the Company's Common Stock during the four calendar weeks preceding such sale. A person (or persons whose shares are aggregated) who is not deemed an affiliate of the Company at the time of sale or during the preceding three months and who beneficially owns shares as to which a minimum of three years has elapsed since the date of acquisition thereof from the Company or an affiliate of the Company is entitled to sell such shares under Rule 144 without regard to the limitations described above.

            In addition, the holders of 50,000 shares of Common Stock and the holders of 1,890,000 warrants and options to purchase Common Stock, upon the exercise of such warrants or options have certain rights to require the Company to register the sale of such shares under the Securities Act. No assurance can be given as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Description of Capital Stock--Registration Rights."

                               SUBSCRIPTION AGENT

            The Company has appointed American Stock Transfer & Trust Company as Subscription Agent for the Rights Offering. The Subscription Agent's address, which is the address to which the Subscription

Certificates and payment of the Subscription Price (other than wire transfers) should be delivered, as well as the address to which any Notice of Guaranteed Delivery must be delivered, is:

            American Stock Transfer
              & Trust Company
            40 Wall Street
            New York, New York 10005
            Telephone:  (800) 937-5449


            The Company will pay the fees and expenses of the Subscription Agent, and has also agreed to indemnify the Subscription Agent from certain liabilities in connection with the Rights Offering.

                                INFORMATION AGENT

            The Company has appointed Morrow & Company as Information Agent for the Rights Offering. Any questions or requests for additional copies of this Prospectus, the Instructions or the Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone number and address below.

            Morrow & Company
            909 Third Avenue
            New York, New York 10022
            Telephone:  (212) 754-8000


            The Company will pay the fees and expenses of the Information Agent and has also agreed to indemnify the Information Agent from certain liabilities in connection with the Rights Offering.

                                  LEGAL MATTERS

            The validity of the authorization and issuance of the securities offered hereby is being passed upon by Olshan Grundman Frome & Rosenzweig LLP, counsel to the Company.


                                     EXPERTS


            The Company's consolidated balance sheets for the year ended May 31, 1996 and the consolidated statements of operations, common shareholders' equity, and cash flows for the year ended May 31, 1996, and for the year ended May 31, 1995 included in this Prospectus, have been incorporated herein in reliance on the report of Sobel & Co., LLC, Certified Public Accountants, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            The Amended and Restated Articles of Incorporation and Bylaws of the Company provide that the Company may indemnify to the fullest extent permitted by Pennsylvania law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company.

            The Company has also agreed to indemnify each director and executive officer pursuant to an Indemnification Agreement with each such director and executive officer from and against any and all expenses, losses, claims, damages and liability incurred by such director or executive officer for or as a result of action taken or not taken while such director or executive officer was acting in his capacity as a director, officer, employee or agent of the Company, to the fullest extent permitted under Federal and Pennsylvania law.

            The Company has obtained a directors and officers insurance and company reimbursement policy in the amount of $1,000,000. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and would reimburse the Company for such loss for which the Company has lawfully indemnified the directors and officers.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   THE BETHLEHEM CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                    FOR THE YEARS ENDED MAY 31, 1996 AND 1995

                               INCLUDING REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

THE BETHLEHEM CORPORATION AND SUBSIDIARIES


CONTENTS


                                                                     PAGE

Independent Auditors' Report......................................    F-3

CONSOLIDATED FINANCIAL STATEMENTS:

    Balance Sheet
      May 31, 1996................................................F-4 - F-5

    Statements of Income
      for the Years Ended May 31, 1996 and 1995...................    F-6

    Statements of Stockholders' Equity (Deficiency)
      for the Years Ended May 31, 1996 and 1995...................    F-7

    Statements of Cash Flows
      for the Years Ended May 31, 1996 and 1995...................   F-8

    Notes to Financial Statements.................................F-9 - F-28


================================================================================

INDEPENDENT AUDITORS' REPORT




To The Board of Directors and Stockholders
The Bethlehem Corporation


We have audited the accompanying consolidated balance sheet of The Bethlehem Corporation and Subsidiaries as of May 31, 1996, and the consolidated statements of income, stockholders' equity (deficiency), and cash flows for the years ended May 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Bethlehem Corporation and Subsidiaries as of May 31, 1996, and the consolidated results of their operations and their cash flows for the years ended May 31, 1996 and 1995, in conformity with generally accepted accounting principles.

As discussed in Note 24 to the financial statements, an overstatement of intangibles as of and for the year ended May 31, 1995, was determined by management of the consolidated company during the year ended May 31, 1996. Accordingly, the financial statements for the year ended May 31, 1995 have been restated to reflect the correction of this overstatement.




                                                 SOBEL & CO., LLC
                                                 Certified Public Accountants

Livingston, New Jersey
September 4, 1996


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
MAY 31, 1996
================================================================================


ASSETS


  CURRENT ASSETS:
      Cash and cash equivalents                                $        18,976
      Accounts receivable (Net of allowance for doubtful
        accounts of $124,950)                                        2,650,819
      Accounts receivable - related parties                          1,695,050
      Costs and accumulated gross profit in excess of billings
        on long-term contracts                                       1,269,655
      Inventories                                                    3,089,407
      Prepaid expenses and other current assets                        121,647
                                                               -----------------

              Total Current Assets                                   8,845,554
                                                               -----------------


  PROPERTY, PLANT AND EQUIPMENT, at cost                             9,319,480


      Less accumulated depreciation and amortization                (6,977,215)
                                                               -----------------

              Property, Plant and Equipment, Net                     2,342,265
                                                               -----------------


  OTHER ASSETS:
      Goodwill (net of $9,935 of accumulated amortization)             387,459
      Deferred financing costs                                         195,809
      Inventories, net of current                                    2,203,142
      Intangible pension and deferred compensation plan assets         172,953
      Other                                                            151,523
                                                               -----------------

              Total Other Assets                                     3,110,886
                                                               -----------------



                                                                   $14,298,705
                                                               =================


================================================================================
See notes to consolidated financial statements.                              F-4

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET (Continued)
MAY 31, 1996
================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

  CURRENT LIABILITIES:
      Current maturities of long-term debt                     $     307,389
      Accounts payable                                             4,361,421
      Accounts payable - related parties                           2,194,500
      Accrued liabilities                                            635,385
      Contract billings in excess of costs and accumulated gros
         profit on long-term contracts                               310,506
      Advances on short term contracts                               238,377
      Commissions payable                                            176,961
      Payroll and state income taxes payable                         134,576
      Note payable - related party                                   310,000
                                                               --------------
              Total Current Liabilities                            8,669,115
                                                               --------------

  OTHER LIABILITIES:
      Accounts payable - long-term                                 1,360,225
      Long-term debt, net of current maturities                    4,593,764
      Deferred compensation and other pension liabilities            999,786
                                                               --------------
              Total Long-Term Liabilities                          6,953,775
                                                               --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIENCY):
      Preferred stock - authorized, 5,000,000 shares
        without par value, none issued or outstanding                      -
      Common stock - authorized, 20,000,000 shares
        without par value, stated value of $.50 per share;
        1,938,532 shares issued; 1,938,520 shares outstanding        969,266
      Additional paid-in capital                                   4,932,176
      Accumulated deficit                                         (7,225,617)
                                                               --------------
                                                                  (1,324,175)
      Less - treasury stock, at cost, 12 shares                           10
                                                               --------------
              Total Stockholders' Equity (Deficiency)             (1,324,185)
                                                               --------------

                                                                 $14,298,705
                                                               ==============


================================================================================
See notes to consolidated financial statements.                              F-5

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
================================================================================


                                                               YEAR ENDED MAY 31,
                                                             1996            1995
                                                         ------------    ------------
NET SALES                                                $ 18,077,726    $ 14,540,591

COST OF GOODS SOLD                                         13,211,211      11,959,486
                                                         ------------    ------------

GROSS PROFIT                                                5,111,988       2,581,105
                                                         ------------    ------------

SELLING AND ADMINISTRATIVE EXPENSES:
      Selling                                               1,270,253         677,055
      Administrative                                        2,558,470       1,679,818
                                                         ------------    ------------
                                                            3,828,723       2,356,873
                                                         ------------    ------------

              Income from Operations Before Other
                Income (Expenses) and Income Taxes          1,037,792         224,232
                                                         ------------    ------------

OTHER INCOME (EXPENSES):
      Interest expense                                       (530,470)       (253,940)
      Gains on sales of equipment                                --            72,092
      Royalty income - related party                             --            35,500
      Other                                                   (15,671)         19,709
      Interest income                                           9,780           8,166
                                                         ------------    ------------
                                                             (536,361)       (118,473)
                                                         ------------    ------------

              Income before provision for income taxes        501,431         105,759

PROVISION FOR INCOME TAXES                                     36,000           1,105
                                                         ------------    ------------

NET INCOME                                               $    465,431    $    104,654
                                                         ============    ============

EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE:
      Primary                                            $        .14    $        .04
                                                         ============    ============

      Assuming full dilution                             $        .14    $        .03
                                                         ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON
  AND COMMON EQUIVALENT SHARES OUTSTANDING
      Primary                                               3,219,517       2,946,423
                                                         ============    ============

      Fully diluted                                         3,259,686       3,026,762
                                                         ============    ============


================================================================================
See notes to consolidated financial statements.                              F-6

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
================================================================================


                                        COMMON STOCK           ADDITIONAL                       TREASURY STOCK
                                  -------------------------     PAID-IN     ACCUMULATED    -------------------------
                                     SHARES       AMOUNT        CAPITAL   EQUITY (DEFICIT)   SHARES        AMOUNT         TOTAL
                                  -----------   -----------   -----------   -----------    -----------   -----------    -----------
Balance at May 31, 1994             1,888,532   $   944,266   $ 4,594,628   $(7,795,702)            12   $       (10)   $(2,256,818)

Net Income for the Year Ended
  May 31, 1995                           --            --            --         104,654           --            --          104,654
                                  -----------   -----------   -----------   -----------    -----------   -----------    -----------

Balance at May 31, 1995             1,888,532       944,266     4,594,628    (7,691,048)            12           (10)    (2,152,164)

Net Income for the Year Ended
  May 31, 1996                           --            --            --         465,431           --            --          465,431

Issuance of Common Stock               50,000        25,000       129,000          --             --            --          154,000

Receipt of Used Equipment
  Inventory from Related Party           --            --         208,548          --             --            --          208,548
                                  -----------   -----------   -----------   -----------    -----------   -----------    -----------

Balance at May 31, 1996             1,938,532   $   969,266   $ 4,932,176   $(7,225,617)            12   $       (10)   $(1,324,185)
                                  ===========   ===========   ===========   ===========    ===========   ===========    ===========


================================================================================
See notes to consolidated financial statements.                              F-7

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
================================================================================


                                                                                    YEAR ENDED MAY 31,
                                                                                1996                    1995
                                                                      ------------------------- ---------------------
CASH FLOWS PROVIDED BY (USED FOR):
  OPERATING ACTIVITIES:
    Net income                                                            $      465,431                  $104,654
     Adjustments to reconcile net income to net
      cash provided by (used for) operating activities:
          Depreciation and amortization                                          385,953                   287,768
          Gains on sales of equipment                                                  -                   (72,092)
          Accrued loss on contracts and obsolete inventory write-offs             67,451                    88,459
      (Increase) decrease in assets:
          Accounts receivable                                                 (1,181,640)                 (640,256)
          Accounts receivable - related parties                                 (666,193)                 (767,652)
          Inventories                                                         (3,508,649)                 (426,033)
          Prepaid expenses and other current assets                               34,064                   (40,622)
          Costs and accumulated gross profit in excess of billings              (530,935)                        -
          Other assets                                                           (68,471)                   30,590
      Increase (decrease) in liabilities:
          Accounts payable                                                     2,855,972                 1,301,330
          Accounts payable - related parties                                     812,597                 1,102,321
          Accrued liabilities                                                    (58,757)                  (54,784)
          Billings in excess of costs and accumulated gross profit               (37,971)                 (772,743)
          Advances on contracts                                                   98,377                         -
          Commissions payable                                                    (63,237)                  (16,790)
          Payroll and state income taxes payable                                (584,589)                  603,080
          Deferred compensation and pension liabilities                           91,509                    57,009
                                                                      ------------------------- ---------------------
                Net Cash Provided by (Used for)Operating Activities           (1,889,088)                  784,239
                                                                      ------------------------- ---------------------

  INVESTING ACTIVITIES:
      Purchase and construction of property, plant and equipment                (659,260)                 (133,385)
      Proceeds from the sales of equipment                                             -                    77,792
      Increase in deferred financing costs                                      (212,895)                  (25,000)
                                                                      ------------------------- ---------------------
         Net Cash Used for Investing Activities                                 (872,155)                  (80,593)
                                                                      ------------------------- ---------------------

  FINANCING ACTIVITIES:
      Borrowings on line of credit                                            13,646,842                         -
      Repayments on line of credit                                           (11,886,383)                        -
      Proceeds from issuance of long-term debt                                   860,268                         -
      Principal payments on long-term debt                                      (301,367)                 (612,912)
      Proceeds from notes payable - related party                                310,000                         -
                                                                      ------------------------- ---------------------
         Net Cash Provided by(Used for) Financing Activities                   2,629,360                  (612,912)
                                                                      ------------------------- ---------------------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                              (131,883)                   90,734

CASH AND CASH EQUIVALENTS -
  BEGINNING OF PERIOD                                                            150,859                    60,125
                                                                      ------------------------- ---------------------

CASH AND CASH EQUIVALENTS -
  END OF PERIOD                                                           $       18,976                  $150,859
                                                                      ========================= =====================


================================================================================
See notes to consolidated financial statements.                              F-8

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
--------------------------------------------------------------------------------

DESCRIPTION OF BUSINESS:
The Company was founded in 1856 as a foundry and machine shop and incorporated in 1888. The Company designs, manufactures, sells and services a product line of capital equipment used to process materials for a variety of industrial applications. Its proprietary products include the Porcupine Processor(R), the Thermal Disc(R) Processor, the Tower Filter Press, drum dryers and flakers, tubular dryers, and calciners. In addition, the Company operates a production facility that fabricates, machines and assembles equipment to customers' specifications. The Company has developed expertise in the areas of thermal processing systems, environmental systems, filtration, specialty machining and fabrication and the rebuilding and remanufacture of specialty process equipment. In addition, the Company, through Bethlehem Advanced Materials Corporation ("BAM"), a wholly-owned subsidiary, designs and manufactures high-temperature furnaces for sale and for its own use and processes specialty carbon, graphite and ceramic materials for semiconductors and aerospace applications.

The following is a summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements:

PRINCIPLES OF CONSOLIDATION:
The consolidated financial statements include the accounts of The Bethlehem Corporation and its wholly-owned subsidiaries (the "Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

REVENUE RECOGNITION:
Profits on long-term contracts are recognized on the percentage-of-completion method of accounting. Under this method, sales and profits are recorded throughout the contract term based upon the percentage of costs incurred to date to total estimated costs of the contract. Profit on short-term contracts are recognized on the completed contract method. Profits on short-term contracts are recorded when a contract is substantially complete. Generally, a contract is deemed to be substantially complete when it is shipped to a customer or when it is ready for shipment to a customer. Progress billings applicable to their contracts have been recorded as advances on contracts on the accompanying balance sheet.

Losses on long-term and short-term construction contracts are recorded at the time the losses are determined to be probable and can be reasonably estimated.

Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. For long term contracts the accumulated gross profit, changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period.

The asset, "Costs and accumulated gross profit in excess of billings," represents revenues recognized in excess of amounts billed on long term contracts. The liability "Contract billings in excess of costs and accumulated gross profit" represents billings in excess of revenues recognized on long term contracts.

Revenues from sales of new or used equipment is recorded when the product is shipped.

ALLOWANCE FOR DOUBTFUL ACCOUNTS:
The Company utilizes the allowance method for determining bad debts based upon management's evaluation of outstanding receivables. Where a bad debt is secured by a collateral interest in equipment sold to the customer, the allowance is equal to the difference between the amount due from the customer and the cost or net realizable value of the collateral, which ever is less.

INVENTORIES:
Inventories are stated at the lower of cost (principally first-in, first-out) or market. Inventoried costs relating to any contracts accounted for under the completed contract method are stated at the actual production cost, including factory overhead incurred to date. Inventoried costs are reduced to the lower of cost or market by charging costs in excess of estimated net realizable value to cost of goods sold.


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 1  -  SUMMARY OF SIGNIFICANT POLICIES: (Continued)
--------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment are recorded at cost. The cost of self-constructed assets include material, direct labor and overhead expenses. Betterments and extraordinary repairs that extend the useful life or functionality of an asset are capitalized, other repairs and maintenane charges are expensed as incurred. Depreciation and amortization are provided in amounts sufficient to amortize the cost of depreciable assets over their estiamted useful lives on a straight-line basis.

The estimated useful lives of the principal classes of assets are as follows:

The estimated useful lives of the principal classes of assets are as follows:

        Buildings                                10 to 40 years
        Machinery and
          equipment                               3 to 20 years
        Equipment of capital leases               3 to  5 years

GOODWILL:
The excess of the purchase price over net assets acquired by BAM have been recorded as goodwill. Goodwill is being amortized on a straight line basis over a period of twenty years. Amortization was $9,935 and $ 0 for the years ended May 31, 1996 and 1995, respectively.

DEFERRED FINANCING COSTS:
Costs incurred with the origination of financing have been capitalized and are being amortized over the term of the related debt. Loan origination costs, which amount to $237,895 include discount fees, legal fees and brokerage fees. Any remaining balance in Deferred Financing Costs related to a specific debt is written off in the period such debt is refinanced or becomes due. Amortization expenses on the deferred financing costs equalled $46,086 for the year ended May 31, 1996.

RIGHTS OFFERING COSTS:
Professional fees incurred in connection with a Stock Rights Offering being undertaken by the Company have been capitalized and will be offset against the proceeds obtained from the offering. If in a period it is determined the Rights Offering will not be successful, the Company will write-off the capitalized costs against income in such period.

EARNINGS (LOSS) PER COMMON SHARE:
The computation of earnings or loss per share in each period is computed by dividing earnings (loss) by the weighted average number of common shares outstanding during each period. When dilutive, stock options and warrants are included as common share equivalents using the treasury stock method. For primary earnings per share, the Company is using the average market price for its common stock. For fully diluted earnings per share, the Company is using the average market price for the year ended May 31, 1996. For the year ended May 31, 1995, the company used the market price at May 31, 1995 because the price was higher than the average.

USE OF ESTIMATES:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES:
The Company utilizes the asset and liability method of accounting for income taxes pursuant to SFAS No. 109. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected future tax impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

Temporary differences primarily result from different book and tax methods of accounting for contracts, depreciation, and tax deductibility differences related to accrued bad debts, vacation, payroll, deferred compensation and legal settlements.


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 1  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)
--------------------------------------------------------------------------------

CASH EQUIVALENTS:
The Company considers investments with original maturities of three months or less to be cash equivalents.

ENVIRONMENTAL COSTS:
The  Company  is  subject  to  certain   environmental   laws  and  regulations.
Environmental costs that relate to past or present operations are charged to operations in the year identified.

PROSPECTIVE ACCOUNTING CHANGES:
In 1995, the FASB issued SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", which requires the Company to evaluate the recoverability of long-lived assets, if facts and circumstances indicate possible impairment. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the assets carrying amount to determine if a write-down to market value or discounted cash flow is required.

In 1995, the FASB issued SFAS 123 "Accounting for Stock-Based Compensation", which describes a method of accounting for stock compensation plans that is based on the fair value of employee stock options and similar equity instruments. The method is in contrast to that described in APB 25, which is based on the intrinsic value of equity instruments. The Company is permitted to continue using the method of accounting described in APB 25, but is required to disclose proforma net income and earnings per share, determined as if the fair value method of FASB 123 had been used to measure compensation cost.

Both of these pronouncements become effective for the Company's financial statements for fiscal year ending May 31, 1997. The Company believes that the future adoption of these pronouncements will not have a significant impact on results of operations or financial position.

RECLASSIFICATION:
Certain items for the year ended May 31, 1995 have been reclassified to conform with the 1996 presentation.

--------------------------------------------------------------------------------
NOTE 2  -  ACCOUNTS RECEIVABLE:
--------------------------------------------------------------------------------

Accounts receivable are comprised of the following at May 31, 1996:

      Billed (net of allowance
        for doubtful accounts of $124,951)                   2,118,318
      Unbilled receivables                                     469,171
      Retention on contracts                                    63,330
                                                            ----------
                                                            $2,650,819
                                                            ==========

The three most common contract billing methods are as follows:

1.    Actual progress billings based on pre-established milestones,

2. Actual billings based on the Company's agreement with the respective customer,

3.    Billing when the job or equipment is shipped.

Unbilled receivables represent revenues earned on contracts accounted for on the completed contract method not billed by the Company at May 31, 1996.

The accounts receivable retention balances are pursuant to the retention provisions in long-term contracts and are due and payable to the Company upon contract completion and/or customer acceptance of merchandise. All of the retentions are expected to be collected within the next fiscal year.

In May 1996, a customer that owes the Company $575,000 sought protection under the Canadian Bankruptcy & Insolvency Act. The Company has a security interest in the equipment it sold to the customer related to this accounts receivable. In addition, UPE, a related party and the supplier of certain equipment to the Company sold to this customer, has agreed to a chargeback equal to one half of the actual loss on this bad debt. The Company has included in its allowance for doubtful accounts one half of the difference between the accounts receivable balance and the cost of the equipment expected to be recovered. It is possible that the actual loss on this receivable may exceed the amounts received by the Company.


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 3 - LONG-TERM CONTRACTS:
--------------------------------------------------------------------------------

At May 31, 1996, costs, estimated earnings, and billings on uncompleted long-term contracts accounted for on the percentage of completion method are summarized as follows:


Costs incurred on long term  contracts                           $4,966,732
Estimated earnings                                                3,175,235
                                                          --------------------
                                                                  8,141,967
Less billings to date                                            (7,182,818)
                                                          --------------------
                                                                $   959,149
                                                          ====================

These amounts are included in the accompanying balance sheet under the following captions:
    Contract costs in excess of billings
      and accumulated gross profit on
      long term contracts                                        $1,269,655
    Billings in excess of costs and
      accumulated gross profit on
      long term contracts                                          (310,506)
                                                          --------------------

                                                                $   959,149
                                                          ====================

--------------------------------------------------------------------------------
NOTE 4 - INVENTORIES:
--------------------------------------------------------------------------------

The components of inventories are comprised of the following at May 31, 1996:

      Finished goods                                          $3,531,673
      Raw materials and components                               169,197
      Work in process                                          1,591,679
                                                              ----------
                                                               5,292,549
      Less amount classified as a
        long-term asset                                        2,203,142
                                                              ----------

                                                              $3,089,407
                                                              ==========

At May 31, 1996, the Company's finished goods inventories consist of new and used processing equipment for resale. The processing equipment is specialized with a limited customer base. Based upon management's experience, 40% of the finished goods inventory will not sell within one year. As a result, the company has classified as a non-current asset that portion of the inventory that is not expected to sell within one year. The Company is in the process of attempting to sell these items and management believes no loss will be incurred upon the disposition or sale of the finished goods inventories.

The Company provides for the write-down of specific raw material and finished goods inventory to net realizable value. Such write-downs approximated $39,800 and $88,000 for the years ended May 31, 1996 and 1995, respectively. In addition, for the year ended May 31, 1996 the company has established a reserve for inventory writedowns of approximatley $64,500. While management believes the Company is carrying inventories at net realizable value, no estimate can be made of a range of possible loss should the Company be unable to sell the inventories.

Work in process consists of costs (including materials, direct labor and overhead) incurred on equipment in the process of being manufactured for resale or incurred on short term contracts that are in process and accounted for on the completed contract method.


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 5  -  PROPERTY, PLANT AND EQUIPMENT:
--------------------------------------------------------------------------------

At May 31, 1996, property, plant and equipment consist of the following:

Land                                                               $  348,250
Buildings                                                           1,306,827
Machinery and equipment                                             7,281,151
Equipment under capital lease                                         108,093
Construction in progress                                              275,159
                                                                   ----------
                                                                    9,319,480
Less accumulated depreciation and amortization                      6,977,215
                                                                    ---------
Property, plant and equipment, net of accumulated depreciation
                                                                   $2,342,265
                                                                   ==========

Depreciation and amortization expense on property, plant and equipment is as follows:

                                            YEAR ENDED MAY 31,
                                           1996           1995
                                      -------------- ---------------

Depreciation of buildings, machinery
  and equipment                             $319,614       $282,965

Amortization of equipment
  under capital leases                        14,318          4,803
                                      -------------- ---------------

                                            $333,932       $287,768
                                      ============== ===============

--------------------------------------------------------------------------------
NOTE 6  -  ACCRUED LIABILITIES:
--------------------------------------------------------------------------------

At May 31, 1996, accrued liabilities consist of the following:

Salaries and wages                                $322,769
Current portion of deferred compensation           102,588
Postretirement obligation (health insurance)        24,110
Other                                              185,918
                                                  --------

                                                  $635,385
                                                  ========


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 7  -  LEASE COMMITMENTS:
--------------------------------------------------------------------------------

The Company leases a manufacturing facility in Knoxville, Tennessee which is treated as an operating lease. The lease is due to expire on September 30, 2000 with two consecutive three year renewal options. Under the terms of the lease, the Company's annual rent is $99,810, payable in monthly installments, with 3% annual increases.

In addition to the base annual rent, the Company is responsible for the payment of property taxes and other operating expenses.

The Company also leases certain equipment and automobiles which have been classified as operating leases for financial statement purposes.


The following table represents expenses under these operating leases for the respective periods:

                                  YEAR ENDED MAY 31,
                              1996                     1995
                    ------------------------ ------------------------

Lease Expense               $80,810                 $ 11,154
                    ======================== ========================

At May 31, 1996, the future minimum lease payments on these operating leases are as follows:
                      YEAR ENDED MAY 31,
                      ------------------
                            1997                    $146,914
                            1998                     121,579
                            1999                     113,760
                            2000                     116,996
                            2001                      37,402
                                                    --------

                                                    $536,651
                                                    ========

--------------------------------------------------------------------------------
NOTE 8 - LONG-TERM DEBT:
--------------------------------------------------------------------------------

At May 31, 1996, long-term debt consists of the following:

Line of credit - CIT                              $1,760,459
Note payable - Sterling Commercial Capital         1,477,192
Note payable - Harrisburg Authority                  857,180
Note payable - CIT                                   666,667
Capital lease obligations                             99,848
Note payable - Former corporate legal counsel         24,357
Note payable - Other                                  15,450
                                                  ----------
                                                   4,901,153
Less current maturities                             (307,389)
                                                  ----------

                                                  $4,593,764
                                                  ==========


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 8  -  LONG-TERM DEBT: (Continued)
--------------------------------------------------------------------------------

NOTE PAYABLE - G.E. CAPITAL:
On July 16, 1995, the Company prepaid its note payable from G. E. Capital The Company did not incur any prepayment penalties in connection with this payoff.

NOTE PAYABLE - STERLING COMMERCIAL CAPITAL, INC., FIRST WALL STREET SBIC, L.P., AND INTEREQUITY CAPITAL PARTNERS, L.P.:
In July 1995, the Company signed a $1.5 million, five year, first mortgage loan (the Mortgage) with Sterling Commercial Capital, Inc., First Wall Street SBIC, L.P., and InterEquity Capital Partners, L.P. The mortgage is payable in equal monthly installments of $20,229 including interest at 14.25% commencing September 1, 1995 with a final principal balloon payment of $1,290,317 due August 1, 2000.

The loan is collateralized by a first mortgage lien on real estate owned by the Company and substantially all other Company owned assets, subject only to a first lien on the assets (excluding real estate) in favor of CIT Group/Credit Finance, Inc. All debts owed by the Company to the directors and executive officers are subordinated to the repayment of the loan. U.P.E. Inc. agreed to:

      1) Provide a limited guarantee for up to $350,000 of the mortgage payable.
      2) Subordinate all of its outstanding receivables or other extensions of the credit due from the Company to the mortgage.

The Company granted warrants to the three-party lending group to purchase up to 40,000 shares of the Company's stock at $1.87 per share, the fair market value of the stock on the date the warrants were granted.

NOTE PAYABLE - CIT GROUP/CREDIT FINANCE, INC. In July 1995 the Company signed a five year $5 million maximum credit facility including an $800,000 term loan from CIT Group/Credit Finance, Inc. secured by a third lien position (behind the three party lending group referenced above and the Harrisburg Sewerage Authority Judgment) on Company owned real estate and a first lien on substantially all other wned assets of the Company. In addition, U.P.E. has agreed to purchase certain of the Company's used equipment inventory in the event the Company defaults on the loan or certain other specified events occur. The credit facility is for three years and is automatically renewed for an additional two years so long as it is not terminated by either party. The credit facility includes:

      1) An $800,000 term loan requiring $13,333 monthly principal plus interest at prime plus 3% from August 1, 1995 through July 1, 2000.
      2) A line of credit against a percentage of eligible inventory not to exceed $4,000,000 in the aggregate. The line of credit is payable interest only at prime plus 3% until the line of credit is due in full. At May 31, 1996 $1,760,459 is outstanding under the line.
      3) Advances against other eligible collateral not to exceed the unused balance of the line of credit.

The Company granted warrants to the CIT Group/Credit Finance, Inc. to purchase 50,000 (2.65%) shares of the Company's stock at $1.87 per share, the fair market value of the stock on the date the warrants were granted.

NOTE PAYABLE - FORMER CORPORATE LEGAL COUNSEL:
The Company's former legal counsel agreed during 1993 to settle obligations owed to them by the Company for a down payment of $6,518 and a $175,000 non-interest bearing note from the Company. The Company discounted this obligation using its incremental borrowing rate of 10.5%. The remaining obligation on the note is payable in monthly installments of $5,000, which includes principal and interest, through October 15, 1996.


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 8  -  LONG-TERM DEBT: (Continued)
--------------------------------------------------------------------------------

NOTE PAYABLE - HARRISBURG AUTHORITY:
In November 1995, as part of a settlement agreement between the Company and The Harrisburg Authority, the Company executed a $1,200,000 note payable to the Harrisburg Authority. The Harrisburg Authority has a second lien on the Company's owned real estate. The note's remaining principal payment provisions at May 31, 1996 are as follows:

      1) Payable in equal monthly installments of $7,258, including interest discounted at 10.5% due the first day of each month through November 1, 1999.
      2) The balance of $603,000 will be paid from 50% of the proceeds from the sale of certain machinery or equipment included in U.P.E.'s inventory and certain equipment co-owned by U.P.E. and the Company. U.P.E. is a related party of the Company and agreed to serve as guarantor and surety for the Company on this obligation. (See Note
            17)
      3) The settlement agreement requires principal balances referenced in 1 and 2 above which are unpaid on March 1, 1998 to accrue 3% simple interest compounded annually through February 28, 1999. Principal balances unpaid on March 1, 1999 through November 1, 1999 accrue 6% simple interest compounded annually. On November 1, 1999, all unpaid balances of principal and accrued interest are due and payable to the Harrisburg Authority.

At May 31, 1996 long-term debt maturities are as follows:

    YEAR ENDED MAY 31,
    ------------------
           1997                        $   305,877
           1998                            298,266
           1999                            312,820
           2000                            883,394
           2001                          1,340,337
                                       -----------

                                       $ 3,140,694
                                       ===========

CAPITAL LEASE OBLIGATIONS:
The Company acquired certain equipment under the provisions of leases that have been capitalized for financial statement purposes. The following is a schedule by years of future minimum lease payments together with the present value of the net minimum lease payments as of May 31, 1996.

         YEAR ENDING MAY 31,
----------------------------------------------------------
           1997                          $  33,710
           1998                             33,098
           1999                             30,039
           2000                             23,663
           2001                              8,363
                                         ---------
Minimum lease payments                     128,873
Less amount representing interest           29,025
                                         =========
Present value of minimum
  lease payment                          $  99,848
                                         =========


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 9  -  INCOME TAXES:
--------------------------------------------------------------------------------

The components of the Company's deferred tax assets and liabilities are as follows:

                                                       MAY 31,
                                               1996               1995
                                        ------------------- ------------------
Deferred Tax Assets:
  Bad debt reserve                      $        66,000     $        51,000
  Inventory basis difference                     27,000               6,000
  Net operating loss
    carryforwards                             1,440,000           1,285,000
  Tax credits                                   119,000             121,000
  Lawsuit settlement                            191,000             240,000
  Deferred compensation
    and retirement benefit                      333,000             242,000
  Other                                          70,000              66,000
                                        ------------------- ------------------
    Total Gross Deferred
      Tax Asset                               2,246,000           2,011,000
  Valuation allowance                        (2,014,000)         (1,782,000)
                                        ------------------- ------------------
    Total Deferred Tax Asset                    232,000             229,000
Deferred Tax Liability:
  Property, plant and
    equipment                                  (232,000)           (229,000)
                                        =================== ==================
Net Deferred Tax Asset
  (Liability)                           $           -       $          -
                                        =================== ==================

The assumed rates used were as follows:
                                               1996               1995
                                        ------------------- ------------------
Federal                                         25%                 15%
State                                           10%                 10%

The Company has recorded a valuation allowance for the amount by which deferred tax assets exceed deferred tax liabilities and, as a result, the Company has not recorded any liability or asset for deferred taxes as of May 31, 1996 and 1995. The valuation allowance on the deferred assets increased by $232,000 during the year ended May 31, 1996.

For the year ended May 31, 1996, the Company utilized net operating loss carryforwards totalling $702,000 and $500,000 for federal and state income taxes, respectively.

For the year ended May 31, 1995 the Company had a loss for income tax purposes of approximately $160,000. The tax expense for the year ended May 31, 1995 related to minimum taxes for the Company and its' subsidiaries.

At May 31, 1996, the Company has approximately $4.7 million of unused federal net operating losses and $119,000 of unused federal investment and research tax credit carryforwards. If the net operating loss carryforwards remain unused, they will expire during the years 2004 through 2010. If the investment and research tax credit carryforwards remain unused, they will expire during the years ended May 31, 1997 through 2002. In addition, at May 31, 1996, the Company has unused state net operating loss carryforwards of approximately $2.7 million that expire in May 1997 and 1998.

The provision for domestic income taxes is as follows:


                                     -----------------------------------------
                                            YEAR                 YEAR
                                           ENDED                ENDED
                                        MAY 31,1996          MAY 31, 1995
                                     ------------------- ---------------------
Current:
  State                                     $36,000              $1,105
                                     ------------------- ---------------------

The statutory federal income tax rate is reconciled to the Company's effective income tax rate as follows:

                                                YEAR ENDED MAY 31,
                                             1996                 1995
                                      -------------------- -------------------
Statutory federal income
  tax rate                                    25%                 15%
Change in deferred asset
  valuation reserve                          (25%)               (15%)
                                      -------------------- -------------------
Effective income tax rate                     0%                   0%
                                      ==================== ===================


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 10 -  DEFERRED COMPENSATION PLANS:
--------------------------------------------------------------------------------

The Company has two unfunded nonqualified deferred compensation plans for certain employees which provide for 10-15 year payouts of annual retirement benefits equal to 20% of the pre-retirement salary of employees. The benefits become fully vested upon the employees' retirement from the Company. The plans provide for benefits to be paid to beneficiaries of retirees who have passed away and had unpaid vested benefits at the time of their death. The Company funds the plans' annual benefit payments with proceeds from life insurance contracts and operating cash.

PLAN 1:
The "Professional Executive Incentive Plan" is accounted for in accordance with Accounting Principles Board (APB) Statement No. 12. At May 31, 1996, the Company has an accrued liability of $88,419 relating to its unfunded obligation. Net periodic income related to this deferred compensation plan, primarily due to change in estimates was as follows:

                     YEAR ENDED MAY 31,
                 1996                    1995
       ------------------------ -----------------------

               $(22,898)               $(4,259)
       ======================== =======================

The unfunded obligations were discounted using the following discount rates:

                     YEAR ENDED MAY 31,
                1996                     1995
       ------------------------ -----------------------

                 8%                       7%
       ======================== =======================

PLAN 2:
The "Retirement Income Security Plan" is a noncontributory plan and covers eligible plan participants not covered by Plan 1. During the year ended May 31, 1995, the Company notified all active employees covered by this plan that they will no longer be eligible for the plan. Instead, the Company has agreed to fund a portion of the active employees accrued benefit obligation to a 401(k) plan.

Net periodic expense for the "Retirement Income Security Plan" in accordance with FAS No. 87 is as follows:

                                              1996               1995
                                        ------------------ -----------------

Service cost                                 $   -            $    7,126
Interest expense                                54,983            70,832
Transition obligation
  amortization                                  33,378            33,378
Prior service cost and
  amortization of gain                          (9,521)           (9,490)
                                        ------------------ -----------------

                                             $  78,840        $  101,846
                                        ================== =================
Weighted average
  discount rate                                 8%                 8%
                                        ================== =================

The following table sets forth the funded status and amounts recognized for the "Retirement Income Security Plan" in the Company's consolidated balance sheet at May 31, 1996.

Actuarial present value of benefit obligations:

     Accumulated benefit obligation                              $657,948
                                                                 ========

     Projected benefit obligations                               $657,948
     Plan assets at estimated fair value                                -
                                                                 --------
     Excess of projected benefit obligation over plan assets      657,948
     Unrecognized gain                                            149,338
     Unamortized net obligation at adoption which is being
       amortized over 15 years                                   (386,624)
                                                                 --------

     Accrued pension expense                                     $420,662
                                                                 ========


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 11  -  PENSION AND RETIREMENT PLANS:
--------------------------------------------------------------------------------

The Company maintains two noncontributory defined benefit retirement plans, covering substantially all hourly employees subject to a collective bargaining agreement. The plans require benefits to be paid to eligible employees at retirement based primarily on years of service and a fixed compensation formula. For the plan year beginning January 1, 1995, the plan was amended to no longer require the Company to accrue future service benefits. The transition obligations are being amortized over a twelve year term for one plan and a thirty year term for the other plan. The Company funds the plan, at a minimum, based upon the statutory amounts required under ERISA.

Net periodic pension expense includes the following components:

                                                         YEAR ENDED MAY 31,
                                                         1996           1995
                                                      ---------      ---------
Service cost                                          $    --        $  17,543
Interest cost on projected benefit obligation           222,918        216,629
Actual return on plan assets                           (502,310)      (240,995)
Amortization of transition obligation                    54,901         54,901
Net amortization and deferral                           341,675         75,372
                                                      ---------      ---------

                                                      $ 117,184      $ 123,450
                                                      =========      =========

Weighted average discount rate assumed
  in determining the actuarial present value
  of the projected benefit obligation                      8%             8%
                                                      =========      =========

Expected long-term return on plan assets                   8%             8%
                                                      =========      =========

The following table sets forth the Plan's funded status and amounts recognized in the Company's consolidated balance sheet for its defined benefit plans. Plan assets are stated at fair value and are comprised primarily of common stock and corporate bonds.

                                                             MAY 31, 1996
                                                             -------------
Actuarial present value of benefit obligations:

  Vested benefit obligation                                    $2,852,955
                                                             =============

  Accumulated benefit obligation                               $2,852,955
                                                             =============

  Projected benefit obligations                                $2,852,955

  Plan assets at estimated fair value                           2,497,745
                                                             -------------

  Excess of projected benefit obligation over plan assets         355,210

  Unrecognized net gain and prior service cost                    463,965

  Unamortized net obligation at adoption                         (399,633)
                                                             -------------

  Accrued pension expense                                      $  419,542
                                                             =============

401(K) PLAN:
During the year ended May 31, 1995, the Company adopted a 401(k) plan for all eligible employees. Employees can contribute at their discretion up to 15% of compensation. The Company matches 25% of the employees contribution to a maximum contribution of 1 1/2% of compensation. The plan is funded at the end of the calendar year. At May 31, 1996 approximately $20,000 of employer contributions were due to the plan. The 401K expense was $64,407 for the year ended May 31, 1996.


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 12  - POSTRETIREMENT BENEFIT PLANS:
--------------------------------------------------------------------------------

The Company provides certain employees postretirement health care and life insurance benefits. Postretirement health care and life insurance benefits are provided to salaried employees who retired prior to August 1, 1992. The Company provides postretirement health care benefits upon retirement to eligible hourly employees in accordance with the Company's collective bargaining agreement. Postretirement life insurance benefits are also available to eligible hourly employees. Employees are eligible for postretirement benefits upon reaching certain ages or completing certain years of service. The Company does not fund its future obligations for postretirement benefits in advance.

MEDICAL BENEFITS: The Company utilizes Financial Accounting Standard No. 106 (SFAS No. 106), "Employers' Accounting for Postretirement Benefits Other Than Pensions". SFAS No. 106 requires the accrual of the expected future cost of providing these benefits during the years the employees render the necessary service. The Company elected to recognize the transition obligation associated with unfunded health insurance benefits over a 20-year period. The following table presents the Company's postretirement medical benefit expense:

                                  YEAR ENDED MAY 31,
                                  1996           1995
                             -----------------------------
  Service cost               $    6,158          $  5,702
  Interest cost                  90,712            83,993
  Amortization
    of transition
    obligation                   58,295            58,295
  Expected
    contributions
    from retirees              (131,055)          (97,248)
                             -----------------------------
                             $   24,110          $ 50,742
                             =============================
Discount rate                      7%                  7%
                             =============================
Medical trend rate             13.5%                 13.5%
                             =======                ======

The Company's accumulated postretirement medical benefit obligation at May 31, 1996 is as follows:

    Active plan participants                                $    135,111
    Retirees                                                   1,160,777
                                                            ------------
                                                               1,295,888
Plan assets                                                           -
                                                            ------------
Accumulated postretirement benefit
  obligation in excess of plan assets                         $1,295,888
Unrecognized transition obligation
  and net gain                                                 1,271,778
                                                            ------------
Accrued medical postretirement liability                    $     24,110
                                                            ============

The effect of raising health care cost trend rates 1% for each future year would increase the accumulated benfit obligation by appoximately $130,000 and increase the aggregate service and interest cost components of net periodic post retirement health care benefit costs by approximately $16,000.

LIFE INSURANCE: Term life insurance in the face amount of $3,000 is provided to salaried retirees. Term life insurance in the face amount of $10,000 is provided to salaried executive retirees. Salaried employees and executives who retired subsequent to August 1992 are not eligible for these postretirement life insurance benefits. Term life insurance in face amounts ranging from $1,250 to $2,500 is provided to retired hourly employees.

The Company's actuary calculated the net present value of unfunded postretirement life insurance obligations to be provided in the future to approximately 130 active and retired employees at May 31, 1996. The following table presents accumulated postretirement life insurance benefit obligations at May 31, 1996:

Active hourly employees                         $   8,514
Inactive hourly & salaried
  employees                                       110,128
                                                ---------
                                                $ 118,642
                                                ---------
Accumulated postretirement
  benefit obligation in excess
  of plan assets                                $ 118,642
Unrecognized transition obligation                105,877
                                                ---------
Accrued life insurance post-
  retirement liability                          $  12,765
                                                =========

Net periodic postretirement life insurance expense for premiums paid for hourly and salaried retirees is as follows.

                            YEAR ENDED MAY 31,
                     1996                      1995
           -------------------------- -----------------------
                    $2,241                    $2,284
           ========================== =======================

================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 13  -  STOCK OPTIONS:
--------------------------------------------------------------------------------

PLAN 1:
On June 2, 1989, the Board of Directors of the Company adopted The Bethlehem Corporation "1989 Equity Incentive Plan" which was approved by the stockholders on May 11, 1990. The plan provides that the Board of Directors may grant incentive or nonqualified common stock options to officers, directors, consultants and employees of the Company for the purchase of up to 150,000 shares of the Company's common stock. Incentive stock options may be granted only to employees pursuant to the plan and Board established performance criteria. Options expire one month after employees terminate employment but in no case later than ten years after the date of grant.

The Company's Board of Directors granted options to officers and key employees with an exercise price of $2.50 per share. The following table summarizes certain key points of the plan at:

                                                MAY 31,           MAY 31,
                                                 1996               1995
                                           ------------------ -----------------
a)  Options outstanding                            25,000            42,500
b)  Options available for
       granting                                   125,000           107,500
c)  Persons holding options                             4                 7

PLAN 2:
During 1991, the "Equity Incentive Plan" for Directors was approved and provides that each of the Company's directors receive nonqualified stock options to purchase 10,000 shares of common stock of the Company.

The Company's common shares subject to options under the "Equity Incentive Plan" (the Plan) may not exceed 130,000 shares in the aggregate and 10,000 shares for any one director. The Plan provided the following: (i) each director of the Company on March 21, 1991 receive common stock options for 10,000 shares, and
(ii) each director elected after March 21, 1991 be granted common stock options for 10,000 shares under the Plan. The exercise price of each option granted under the Plan shall be the greater of $3.15 per share or 100% of the fair market value of a share of the Company's common stock on the date the option is granted. The Plan is not limited in duration. The following table summarizes certain key points of the plan at:

                                                 MAY 31,          MAY 31,
                                                  1996              1995
                                            ----------------- -----------------
a)  Options outstanding                          100,000           100,000
b)  Options available for
         granting                                 30,000            30,000
c)  Directors holding options                         10                10


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 13  -  STOCK OPTIONS: (Continued)
--------------------------------------------------------------------------------

PLAN 3:
During 1995, the stockholders approved the "1994 Stock Option Plan". The Plan provides for the granting of non-qualified and incentive stock options and stock appreciation rights equal to the greater of 400,000 shares or 8% of common stock issued and outstanding, to certain officers, non-employee directors and key employees of the Company and its subsidiaries. The Board of Directors may at its discretion determine the key employees eligible to participate in the plan. The Board has granted options to twenty-one employees. The maximum number of shares that may be granted to one person pursuant to the Plan is 250,000 shares. The 1994 Stock Option Plan provides that options are to be granted at an exercise price of at least fair market value at the date of the grant. Options covered by Plan 4, vest ratably over a three year period, however, if there is a change in control, the options become fully vested. The Plan provides for directors of the Company, elected after December 1, 1994 to receive 10,000 options if they do not receive options under Plan 2. Also, continuing directors of the Company are entitled to options to acquire 500 shares annually. Also, the aggregate fair market value (determined as of the date an option is granted) of the shares with respect to which incentive stock options are exercisable by any single employee during any calendar year cannot exceed $100,000. The options are nontransferable and the Plan expires December 23, 2004. The following table summarizes certain key points of the plan:

                                                   MAY 31,
                                           1996              1995
                                     ----------------- -----------------
a)  Options outstanding                   400,000           250,000
b)  Options available for
        granting                                -           150,000
c)  Persons holding
       options                                 21                 1

OTHER OPTIONS:
During 1996, the Board of Directors appoved and issued an additional 683,000 of stock options outside of any existing plan to the Company's Chairman, a former Company Chairman, a Director of the Company, a former Director of the Company and a consultant for the Company and U.P.E. All of the options were granted at an exercise price equal to the fair market value at the date of the grant. The following is a summary of the options issued:

          NUMBER OF OPTIONS              OPTION EXERCISE PRICE
          -----------------              ---------------------
                 303,000                         $1.8125
                  30,000                         $2.1875
                 350,000                         $1.8125


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 14  -  COMMITMENTS AND CONTINGENCIES:
--------------------------------------------------------------------------------

A. In response to a lawsuit initiated by the Company against Denver Equipment Company, Inc. and its successor Svedala Industries, Inc. ("Denver"), Denver filed a counter claim against the company in July 1995. The Counterclaim alleged that the Company initiated and has continued the litigation against Denver for the purpose of suppressing lawful competition which has resulted in expenses incurred by Denver of not less than $20,000 and asks the Court for an award in favor of Denver in an amount not less than $20,000. This matter, along with the Company's lawsuit, was settled in full in November 1995.

B. The Company has a wholly owned subsidiary which is currently inactive that is named Federal Boiler Company (FBC). FBC was named as a defendant in fifty-one lawsuits in which it was sued for asbestos related reasons stemming from FBC's sales of the boilers it manufactured for use in industry and government. The Company successfully obtained summary judgments in thirty-seven of the fifty-one cases, and legal counsel is filing summary judgment motions for the remaining cases.

      The Company believes the courts will grant FBC summary judgments on these cases on the following grounds:

      1. The lawsuits were wrongfully asserted against FBC as FBC did not manufacture the boilers in question.
      2.    FBC did not use asbestos in the manufacture of its products.
      3. None of the plaintiffs were exposed to FBC's products or, if they were exposed to an FBC product, then FBC's product legally could not have caused their injuries.

      The Company believes that even if summary judgments are not granted in favor of the Company, the Company does not appear to be exposed to a risk of significant damage awards. Accordingly, no provision has been made for any loss from these lawsuits in the accompanying financial statements.

C. The Company is a party to a proposed settlement in United States v. Charles Chrin et. al. The matter involved an action to obtain site cleanup and reimbursement of costs at the Industrial Lane Landfill Superfund site. The Company elected to join the proposed settlement in order to eliminate the possibility of any future potential liability connected with this site. The settlement is under review by the court. While the Company does not believe that it is responsible for any of the problems or costs associated with the cleanup, it has disposed of waste at the site. The Company accrued $55,000 at May 31, 1995 , which was subsequently paid to a settlement fund during fiscal 1996. The Company is uncertain of its ultimate liability, if any, relating to this case.

D. In May 1996, a complaint was filed alleging that the plaintiff sustained injuries in the course of providing maintenance on a piece of equipment manufactured by the Company in 1979-80. The suit seeks damages in an unspecified amount.

      While the Company is still investigating this matter, it appears that the equipment was relocated by the plaintiff's employer from a plant in Virginia to a facility in Reading, PA. Moreover, it appears that the equipment had been substantially modified, by others, prior to plaintiff's injury and that those modifications may have defeated the safety features designed and installed by the Company prior to shipment of the equipment. The Company is also investigating insurance coverages that were in place for the appropriate periods involved.

      The Company intends to vigorously defend this matter and can not determine the likelihood of success by the plantiff or even if successful, the amount of damage, if any, that would be awarded.

E. At May 31, 1996, the Company is not aware of any other material pending or threatened litigation or other environmental claims which have not been remedied, disclosed or accrued at May 31, 1996.


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 15  -  RELATED PARTY TRANSACTIONS:
--------------------------------------------------------------------------------

      Ronald Gale and Jan Gale are directors and stockholders of the Company and are officers, directors and principal stockholders of Universal Process Equipment (U.P.E.), a corporation which is a stockholder of the Company. U.P.E. and or Ronald and Jan Gale are also majority stockholders or otherwise affiliated with other companies that engage in transactions with the Company.

      On September 9, 1992, the Company and U.P.E. entered into an agreement for the foreign production of the Company's dryer equipment. This agreement provides for payment to the Company of fees for design drawings and a license fee for sales of equipment manufactured in the Eastern Block countries of Europe. The Company earned a $35,500 royalty for the year ended May 31, 1995 related to sales of products covered by the agreement.

      On November 28, 1995, the Company and U.P.E. entered into a sales and marketing agreement whereby U.P.E. will market certain used equipment owned by the Company. As consideration for its services, U.P.E. will receive from the Company 50% of the net selling price (defined as the sales price less the cost of the equipment) plus 1/2 of the sales commission paid by U.P.E. to its sales people. The agreement provides that U.P.E. will pay the Company any interest it will be required to pay on the original acquisition of the inventory from its supplier.

      During May 1996, the Company received a $310,000 advance from U.P.E. This advance had no formal terms and was repaid in June and August 1996.

      The related party receivables and payables are derived in the normal course of business activities and are included in the accompanying balance sheet as follows:

                                                   MAY 31, 1996
                                            ----------------------------
                                              ACCOUNTS       ACCOUNTS
                                             RECEIVABLE       PAYABLE
                                              (RELATED       (RELATED
                                               PARTIES)       PARTIES)
                                            ----------------------------
a.    U.P.E. (Owned by  Ronald
        & Jan Gale through
        Universal Baling &
        Processing, Inc.
        U.P.E'.s parent)                    $1,439,643        $1,748,568
b.    Universal Envirogenics, Inc.
        (U.E.I.) (80% owned by
        U.P.E.)                                145,724            24,000
c.    Universal Industrial
        Refrigeration, Inc. (U.I.R.)
        (80% owned by Ronald &
         Jan Gale)                                   -           105,181
d.    R. Simon Dryers, Ltd.
        (Directors are Ronald &
        Jan Gale)                              109,343           231,321
e.    Employees, Directors and
        Other Affiliates                           340            85,430
                                            ----------------------------

                                            $1,695,050        $2,194,500
                                            ============================


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 15  -  RELATED PARTY TRANSACTIONS: (Continued)
--------------------------------------------------------------------------------

Since the amounts are in the ordinary course of business, management expects to collect and repay the amounts within one year.

The approximate total revenues derived from related party sales were as follows:

                                      YEAR ENDED MAY 31,
                                    1996               1995
                             ------------------- ------------------
U.P.E.                          $   977,000          $2,450,000
U.E.I.                              132,000                   -
                             ------------------- ------------------
                                 $1,109,000          $2,450,000
                             =================== ==================

The Company purchases equipment and services from U.P.E. and its affiliates. These purchases total approximately 8% and 10% of the total cost of goods sold for the year ended May 31, 1996 and 1995, respectively.

In November 1993, the Company and Harrisburg Authority settled a lawsuit for $1,300,000 based upon negotiations between the Company, U.P.E. and the Harrisburg Authority. Under the terms of the settlement agreement, U.P.E. agreed to serve as a guarantor and surety for the obligation. In addition, U.P.E. agreed to pay up to $650,000 from the proceeds of the sale of certain of its machinery and equipment inventory and certain equipment co-owned by the Company and U.P.E. During the year ended May 31, 1995, proceeds from sales under this agreement of $47,000 were used to reduce the payable to Harrisburg. The $47,000 is included in Accounts Payable-related parties. Pursuant to the settlement agreement, the Company granted stock options to U.P.E. These options provide that at U.P.E.'s discretion, the Company will issue additional shares of common stock to U.P.E. in exchange for payments made by U.P.E. on behalf of the Company to Harrisburg under the settlement agreement instead of reimbursing U.P.E. in cash. U.P.E. may make payments (without prior approval of the Company) on the outstanding amounts due to Harrisburg and thereby be entitled to exercise its options or accept reimbursement for payments it advanced on behalf of the Company. Provided however, for any such payment made by U.P.E., the Company will not be obligated to issue more than 1,450,000 shares to U.P.E. for such payments. The ratio of exchange shall be as follows: three (3) shares issued for each $1.00 in payment made by U.P.E., up to a total of 450,000 shares in exchange for a total of $150,000 in payments, and after such total of 450,000 shares has been reached, two (2) shares issued for each additional $1.50 in payment made by U.P.E. up to a total of 1,000,000 additional shares in exchange for a total of $750,000 in additional payments. As of May 31, 1996, no options have been exercised by U.P.E. under this plan.

In addition, the Board of Directors approved and issued 350,000 stock options to U.P.E. in March, 1996 for consideration of U.P.E.'s guarantees on the CIT debt. As of May 31, 1996 none of these options have been excercised by U.P.E. The options were granted at an exercise price of $1.825, the fair market value of the stock on the date of the grant.

In July 1995, U.P.E exchanged used equipment inventory to the Company for $1 of consideration. The Company recorded the transaction as contribution to paid in capital in an amount equal to U.P.E.'s cost ($208,548), which is less than the inventories net realizable value.

In March 1996, the Board authorized the Company to issue 350,000 shares of common stock in exchange for used equipment inventory. As of September 4, 1996, the inventory has not been exchanged and the stock has not been issued.

In connection with U.P.E.'s assistance in the acquisition of the assets of the American Furnace Division and the introduction of the Tower Filter Press line, the Company entered into a three year profit sharing arrangement with U.P.E. expiring May 1999. Under this arrangement U.P.E. is entitled to receive 25% of net pre-tax profits from these business units.

--------------------------------------------------------------------------------
NOTE 16  -  CONCENTRATION OF CREDIT RISK:
--------------------------------------------------------------------------------

TRADE ACCOUNTS RECEIVABLE:
The Company designs, manufacturers sells and services a product line of capital equipment used to process materials for a variety of industrial applications primarily in the United States. In addition, the Company operates a production facility that fabricates machines and assembles equipment to customers specifications. In connection with these activities, the Company grants credit to its customers. At May 31, 1996, the Company's accounts receivable (excluding related parties) include a concentration of two customer balances which represent 31% of the accounts receivable outstanding (excluding related parties).

================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 17  -  EMPLOYMENT CONTRACTS:
--------------------------------------------------------------------------------

The Company entered into employment contracts with several members of its management team resulting in future purchase commitments for services as follows:

               YEAR ENDED MAY 31,
                     1997                       330,000
                     1998                       141,000
                     1999                       156,000
                                             ----------

                                               $627,000
                                             ----------

--------------------------------------------------------------------------------
NOTE 18  -  MAJOR CUSTOMERS AND EXPORT SALES:
--------------------------------------------------------------------------------

For the years ended May 31, 1996 and 1995, customers with 10% or more of the Company's sales are as follows:

                              YEAR ENDED MAY 31,
      CUSTOMER              1996              1995
------------------------------------------------------------
         A                   30%                -
         B                    -                13%
         C                    -                10%
         D                    -                12%
         E                    -                12%

For the years ended May 31, 1996 and 1995, export sales were as follows:

                              YEAR ENDED MAY 31,
      CUSTOMER              1996              1995
------------------------------------------------------------
   Israel                 $235,988           $        -
   Indonesia               210,792            1,780,920
   Japan                   204,099                    -
   Finland                 195,560                    -
   United Kingdom           70,562                    -
   Canada                   35,874            2,030,500
   Korea                         -              839,120
   Netherlands                   -               36,888
                      --------------------------------------

                          $952,875           $4,687,428
                      ======================================

--------------------------------------------------------------------------------
NOTE 19  -  FUTURE OPERATIONS:
--------------------------------------------------------------------------------

As reflected in the accompanying financial statements, liabilities exceed assets by approximately $1,324,185 at May 31, 1996. Furthermore, the Company continues to rely on extended terms from vendors in order to meet its cash flow shortfalls.

In May, 1996 the Company filed a Registration Statement with the SEC to initiate a Rights Offering to existing stockholders in order to raise additional capital. There can be no assurance that such offering will become effective, or even if it becomes effective, it will raise sufficient capital. U.P.E. has informed the Company of its intent to exercise its Rights under the offering (approximately 267,000 shares). The Company is also continuing to seek outside sources of financing when cost effective and appropriate. In addition, the Company has had net income for the past two consecutive fiscal years and management's 1997 forecast indicates continued positive trends for sales, earnings and cash flows.


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 20  -  CASH FLOW STATEMENT DISCLOSURES:
--------------------------------------------------------------------------------

                                                                       YEAR ENDED MAY 31,
                                                                        1996         1995
                                                                     ----------   ----------
A.  Cash paid for interest                                           $  593,155   $  256,285
                                                                     ==========   ==========

B.  Cash paid for income taxes                                       $  103,904   $     --
                                                                     ==========   ==========

C.  Non Cash Investing and Financing Activities:
      1.  Purchase of accounts receivable, machinery and
             equipment and goodwill from the American Furnace
             Division of the Third Millenium Corporation
             via issuance of common stock and assumption
             of accounts payable                                     $  446,683   $     --
                                                                     ==========   ==========

      2.  Equipment capitalized with corresponding
             increase to long-term debt and capital leases           $  101,589   $   33,009
                                                                     ==========   ==========
      3.  Balance of G.E. Capital Financing paid directly
             by Sterling Commercial Capital, Inc.                    $1,439,732   $     --
                                                                     ==========   ==========
      4. Receipt of used equipment  inventory form U.P.E with a
             corresponding  increase in additional paid in capital   $  208,548   $     --
                                                                     ==========   ==========

--------------------------------------------------------------------------------
NOTE 21 - RESTATEMENT:
--------------------------------------------------------------------------------

During the year ended May 31, 1996, the management of the consolidated company determined that certain legal fees totalling $125,000 capitalized during the year ended May 31, 1995 should have been expensed. Accordingly, the financial statements for the year ended May 31, 1995 have been restated to recognize these legal fees totalling $125,000 as an expense. As a result net income for the year ended May 31, 1995 has been restated from $229,694 to $104,654 (a reduction of $.04 per share).

--------------------------------------------------------------------------------
NOTE 22  -  FAIR VALUE OF FINANCIAL INSTRUMENTS:
--------------------------------------------------------------------------------

The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

CASH AND CASH EQUIVALENTS:
The carrying amount approximates fair value because of the short-term maturities of these instruments.

LONG-TERM DEBT:
The fair value of the consolidated companys long-term debt (including current installments) is estimated based on current rates available to the company for similar debt of the same remaining maturities.

The estimated fair values of the corporation's financial instruments are as follows:

                                                          MAY 31, 1996
                                                CARRYING AMOUNT     FAIR VALUE
                                                ---------------   --------------
Financial Assets:
  Cash                                            $     18,976      $   18,976
Financial Liabilities:
  Long-term debt (including current portion)         4,901,153       4,901,153


================================================================================

THE BETHLEHEM CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

--------------------------------------------------------------------------------
NOTE 23  -  BUSINESS COMBINATION:
--------------------------------------------------------------------------------

On November 28, 1995, the Company acquired certain assets of the American Furnace Division of Third Millenium Products, Inc. pursuant to the terms of an Asset Purchase Agreement. The business combination is being accounted for utilizing the purchase method of accounting. Results of operations are included in the accompanying statement of income as of November 28, 1995.

Pursuant to the agreement, the Company purchased certain accounts receivables, customer contracts, machinery and equipment and goodwill (including customer lists and a covenant not to compete.) The purchase price of $446,683, was comprised of 50,000 shares of the Company's common stock valued at approximately $3.08 per share on the date of closing and the assumption of certain liabilities. The allocation of the purchase price to the acquired assets are as follows:

    Accounts receivable             $  29,289
    Machinery and equipment            20,000
    Goodwill                          397,394
                                    ---------
                                     $446,683
                                    =========


================================================================================
                                                                            F-28

================================================================================
    No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Shareholders or the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any time subsequent to the date hereof.





                                TABLE OF CONTENTS
                                                                            Page

Available Information...................................................
Prospectus Summary......................................................
Risk Factors............................................................
Capitalization .........................................................
Use of Proceeds.........................................................
Price Range of Common Stock and Dividend
  Policy................................................................
Dilution................................................................
Selected Consolidated Financial Data....................................
Management's Discussion and Analysis of
  Financial Condition and Results of Operations ........................
Determination of Subscription Price.....................................
The Rights Offering.....................................................
Certain Federal Income Tax Consequences.................................
Business of the Company.................................................
Management..............................................................
Principal Shareholders..................................................
Certain Transactions....................................................
Description of Capital Stock............................................
Shares Eligible for Future Sale.........................................
Subscription Agent......................................................
Information Agent.......................................................
Legal Matters...........................................................
Experts.................................................................
Indemnification for Securities Act Liabilities..........................
Index to Financial Statements........................................... F-1




                                1,356,964 SHARES

                            THE BETHLEHEM CORPORATION

                                  Common Stock

                                   PROSPECTUS




                               ___________, 1996


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Reference is made to Sections 1741 and 1742 of the Business Corporation Law of the Commonwealth of Pennsylvania, which provide for indemnification of directors and officers in certain circumstances. In addition,
Article 25 of the Bylaws of The Bethlehem Corporation provides as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

            Section  25.1  The  Corporation  shall  indemnify  any  director  or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation, for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

            Section 25.2. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 25 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of, and advancement of expenses to, directors and officers of the Corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this
Article 25 shall be deemed to have been amended for the benefit of directors and officers of the Corporation effective immediately upon any modification of the BCL or any modification, or adoption of any other law that expands or enlarges the power or obligation of corporations organized under the BCL to indemnify, or advance expenses to, directors and officers of corporations.

            Section 25.3. The Corporation shall pay expenses incurred by an officer or director, and may pay expenses incurred by any other employee or agent, in defending an action, or proceeding referred to in this Article 25 in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

            Section 25.4. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 25 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

            Section 25.5. The Corporation shall have the authority to create a fund of any nature, which may, but need not, be under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these Bylaws or otherwise. This authority shall include, without limitation, the authority to: (a) deposit funds in trust or in escrow;
(b) establish any form of self-insurance; (c) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the Corporation; or (d) establish a letter of credit, guaranty or surety arrangement for the benefit of such persons in connection with the anticipated indemnification or advancement of expenses contemplated by this Article 25. The provisions of this
Article 25 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 25.1 of this Article 25 but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the BCL or otherwise. The authority granted by this Section 25.5 shall be exercised by the Board of Directors of the Corporation.

            Section 25.6. The Corporation shall have the authority to enter into a separate indemnification agreement with any officer, director, employee or agent of the Corporation or any subsidiary providing for such indemnification of such person as the Board of Directors shall determine up to the fullest extent permitted by law.

            Section 25.7. As soon as practicable after receipt by any person specified in Section 25.1 of this Article 25 of notice of the commencement of any action, suit or proceeding specified in Section 25.1 of this Article 25, such person shall, if a claim with respect thereto may be made against the Corporation under Article 25 of these Bylaws, notify the Corporation in writing of the commencement or threat thereof; however, the omission so to notify the Corporation shall not relieve the Corporation from any liability under Article 25 of these Bylaws unless the Corporation shall have been prejudiced thereby or from any other liability which it may have to such person other than under
Article 25 of these Bylaws. With respect to any such action as to which such person notifies the Corporation of the commencement or threat thereof, the Corporation may participate therein at its own expense and, except as otherwise provided herein, to the extent that it desires, the Corporation, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel selected by the Corporation to the reasonable satisfaction of such person. After notice from the Corporation to such person of its election to assume the defense thereof, the Corporation shall not be liable to such person under Article 25 of these Bylaws for any legal or other expenses subsequently incurred by such person in connection with the defense thereof other than as otherwise provided herein. Such person shall have the right to employ his own counsel in such action, but the fees and expenses of such counsel incurred after notice from the Corporation of its assump- tion of the defense thereof shall be at the expense of such person unless: (a) the employment of counsel by such person shall have been authorized by the Corporation; (b) such person shall have reasonably concluded that there may be a conflict of interest between the Corporation and such person in the conduct of the defense of such proceeding; or (c) the Corporation shall not in fact have employed counsel to assume the defense of such action. The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which such person shall have reasonably concluded that there may be a conflict of interest. If indemnification under Article 25 of these Bylaws or advancement of expenses are not paid or made by the Corporation, or on its behalf, within 90 days after a written claim for indemnification or a request for an advancement of expenses has been received by the Corporation, such person may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. The right to indemnification and advancements of expenses provided hereunder shall be enforceable by such person in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation. Expenses reasonably incurred by such person in connection with successfully establishing the right to indemnification or advancement of expenses, in whole or in part, shall also be indemnified by the Corporation.

            Section 25.8. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 25.

            Section 25.9. Notwithstanding any other provisions of these Bylaws, the approval of shareholders shall be required to amend, repeal or adopt any provision as part of these Bylaws that is inconsistent with the purpose or intent of this Article 25, and, if any such action shall be taken, it shall become effective only on a prospective basis from and after the date of such shareholder approval. The provisions of this Article 25 were adopted by the shareholders of the Corporation on May 29, 1987.

            For the undertaking with respect to indemnification, see Item 28 herein.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

            The following table sets forth the estimated costs and expenses to be borne by the Company in connection with the offering described in the Registration Statement, other than underwriting commissions and discounts.

SEC Registration Fee.................................   $931.44
AMEX Listing Fee*....................................
Legal Fees and Expenses*.............................
Accounting Fees and Expenses*........................
Printing and Engraving Expenses*.....................
Blue Sky Fees and Expenses*..........................
Transfer Agent's and Registrar's Fees*...............
Information Agent Fees*..............................
 Miscellaneous Expenses*.............................
        Total*.......................................   $
                                                        =================

---------------

*   To be provided by amendment

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

            During the past three years, the following securities were sold by the Company without registration under the Securities Act of 1933, as amended (the "Act"). In every case the securities were sold by the Company in reliance upon the exemption provided by Section 4(2) of the Act and no discounts or commissions were paid.

(i) On December 22, 1993, UPE was issued 300,000 shares of Common Stock pursuant to the UPE Agreement and in consideration of certain services rendered by UPE for the Company.

(ii) On October 9, 1995, Albert Sidney Bowers III and Gary W. Scott, Trustee were issued 12,500 and 37,500 shares of Common Stock, respectively, in connection with the acquisition by the Company of certain assets of the American Furnace Division of Third-Millennium Products, Inc.

ITEM 27. EXHIBITS

3(i) Amended And Restated Articles of Incorporation approved at the December 12, 1995 Annual Meeting of the Registrant

3(ii) Amended and Restated Bylaws approved at the December 12, 1995 Annual Meeting of the Registrant (incorporated by reference to Exhibit 3(ii) to the Registrant's 10-QSB for the quarterly period ended November 30, 1995 (the "November 1995 10-QSB"))


*5 Opinion of Olshan Grundman Frome & Rosenzweig LLP as to the legality of the securities being registered

10(a) The Company's 1989 Equity Incentive Plan. Incorporated by reference to the Company's Report on Form 10-K for the fiscal year ended December 31, 1992.

10(b) Description of the Company's deferred compensation arrangements with certain employees, including its officers. Incorporated by reference to the Company's Amendment No. 1 to Report on Form 10-Q for the quarter ended September 30, 1993.

10(c) The Company's Equity Incentive Plan for Directors. Incorporated by reference to the Company's Report on Form 10-K for the fiscal year ended December 31, 1991.

10(d) Stock Purchase Agreement dated as of July 27, 1990 among the Company, James L. Leuthe, Universal Process Equipment, Inc., Ronald Gale and Jan Gale. Incorporated by reference to the Company's Report on Form 10-K for the fiscal year ended December 31, 1991.

10(e) Registration Rights Agreement dated as of July 27, 1990 among the Company, Universal Process Equipment, Inc., Ronald Gale and Jan Gale. Incorporated by reference to the Company's Report on Form 10-K for the fiscal year ended December 31, 1991.

10(f) Form of Agreement dated March 31, 1993 by and between the Company and Universal Process Equipment, Inc. Incorporated by reference to the Company's Report on Form 10- K for the fiscal year ended December 31, 1992.

10(g) Conformed copy of Settlement Agreement, including the following exhibits thereto. Incorporated by reference to the Company's Amendment No. 1 Report on Form 10-Q for the quarter ended September 30, 1993.

10(g)1.1 Exhibit A: UPE Agreement. Incorporated by reference to the Company's Amendment No. 1 Report on Form 10-Q for the quarter ended September 30, 1993.

10(g)1.2 Exhibit B: Security Promissory Note, dated November 22, 1993, by The Bethlehem Corporation to The Harrisburg Sewage Authority. Incorporated by reference to the Company's Amendment No. 1 Report on Form 10-Q for the quarter ended September 30, 1993.

10(g)1.3 Exhibit C: Guaranty and Suretyship Agreement, dated as of november 22, 1993, by Universal Process Equipment, Inc. to The Harrisburg Sewage Authority. Incorporated by reference to the Company's Amendment No. 1 Report on Form 10-Q for the quarter ended September 30, 1993.

10(g)1.4 Exhibit D: Equipment Security Agreement (Schedule 1 Equipment), dated as of November 22, 1993, by and between Universal Process Equipment, Inc. and The Harrisburg Sewage Authority. Incorporated by reference to the Company's Amendment No. 1 Report on Form 10-Q for the quarter ended September 30, 1993.

10(g)1.5 Exhibit E: Equipment Security Agreement (Schedule 2 Equipment), dated as of November 22, 1993, by and between Universal Process Equipment, Inc. and The Harrisburg Sewage Authority. Incorporated by reference to the Company's Amendment No. 1 Report on Form 10-Q for the quarter ended September 30, 1993.

10(g)1.6 Exhibit F: Collateral Assignment of Judgement, dated as of November 22, 1993, by and between Universal Process Equipment, Inc. and The Harrisburg Sewage Authority. Incorporated by reference to the Company's Amendment No. 1 Report on Form 10-Q for the quarter ended September 30, 1993.

10(g)1.7 Exhibit G: Consent to Entry of Judgement. Incorporated by reference to the Company's Amendment No. 1 Report on Form 10-Q for the quarter ended September 30, 1993.

10(g)2 Conformed copy of UPE Agreement. Incorporated by reference to the Company's Amendment No. 1 Report on Form 10-Q for the quarter ended September 30, 1993.

10(h) Loan and Security Agreement dated July 14, 1995 by the Company to The CIT Group/Credit Finance, Inc. Incorporated by reference to the Company's Report on Form 10-K-SB for the fiscal year ended May 31, 1995.

10(i) Term Promissory Note dated July 14, 1995 by the Company to The CIT Group/Credit Finance, Inc. Incorporated by reference to the Company's Report on Form 10-K-SB for the fiscal year ended May 31, 1995.

10(j) Open-End Mortgage and Security Agreement dated July 14, 1995 by the Company to The CIT Group/Credit Finance, Inc. Incorporated by reference to the Company's Report on Form 10-K-SB for the fiscal year ended May 31, 1995.

10(k) Inventory Purchase Agreement dated July 14, 1995 by Universal Process Equipment, Inc. to The CIT Group/Credit Finance, Inc. Incorporated by reference to the Company's Report on Form 10-K-SB for the fiscal year ended May 31, 1995.

10(l) Mortgage Note dated July 13, 1995 by the Company to Sterling Commercial Capital Inc., First Wall Street SBIC, L.P. and Interequity Capital Partners, L.P. Incorporated by reference to the Company's Report on Form 10-K-SB for the fiscal year ended May 31, 1995.

10(m) Loan Agreement dated July 13, 1995 by the Company to Sterling Commercial Capital Inc., First Wall Street SBIC, L.P. and Interequity Capital Partners, L.P. Incorporated by reference to the Company's Report on Form 10-K-SB for the fiscal year ended May 31, 1995.

10(n) Security Agreement dated July 13, 1995 by the Company to Sterling Commercial Capital Inc., First Wall Street SBIC, L.P. and Interequity Capital Partners, L.P. Incorporated by reference to the Company's Report on Form 10-K-SB for the fiscal year ended May 31, 1995.

10(o) Limited Corporate Guaranty dated July __, 1995 by Universal Process Equipment, Inc. to Sterling Commercial Capital Inc., First Wall Street SBIC, L.P. and Interequity Capital Partners, L.P. Incorporated by reference to the Company's Report on Form 10-K-SB for the fiscal year ended May 31, 1995.

  10(p) 1994 Stock Option Plan of the Company as amended (incorporated by reference to Exhibit 10(a) to the Company's November 1995 10-QSB)

  10(q) Equity Incentive Plan for Directors of the Company as amended (incorporated by reference to Exhibit 10(b) to the Company's November 1995 10-QSB)

 **10(r) Agreement, dated July 23, 1994, between the Registrant and The Bethlehem Corporation Employees Association

 **10(s) Net Commercial Lease Contract, dated January 30, 1996, by and between Knoxville Industrial Group, Ltd., Bethlehem Advanced Materials Corporation, The Stanfield York Company and the Registrant

**11        Statement Re Computation of Per Share Earnings

 *21        Subsidiaries of the Registrant


23(a)       Consent of Sobel & Co.


*23(b)      Consent of Olshan  Grundman  Frome &  Rosenzweig  LLP  (included  in
            Exhibit 5)



24          Power  of  Attorney   (included  in  the   signature   page  to  the
            Registration Statement).


**99(a)     Form  of  Subscription   Certificate,   Form  of  Instructions   for
            Subscription Certificates and Form of Notice of Guaranteed Delivery.

  99(b)     Form of Subscription Agency Agreement.

---------------------
*To be provided by amendment.
** Previously filed.

ITEM 28.  UNDERTAKINGS

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

            In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            The undersigned small business issuer will:

            (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

            (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


            In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Easton, Pennsylvania, on the 30th day of September, 1996.


                                THE BETHLEHEM CORPORATION


                                 By: /s/ Alan H. Silverstein
                                     -----------------------
                                     Name: Alan H. Silverstein
                                     Title:  President, Director and Chief
                                             Executive Officer


            Pursuant  to  the   requirements   of  the   Securities   Act,  this
registration statement has been signed on September 30, 1996 by the following persons in the capacities and on the dates indicated.


          Name                       Title
          ----                       -----


/s/ Alan H. Silverstein              President, Director and Chief Executive
Alan H. Silverstein                  Officer (Principal Executive Officer)

              *                      Chief Financial Officer (Principal
Antoinette L. Martin                 Financial Officer and Principal

                                     Accounting Officer)

              *                      Chairman of the Board
Salvatore J. Zizza
              *                      Director
 Ronald H. Gale
               *                     Director
Jan P. Gale
               *                     Director
James L. Leuthe
               *                     Director
 Harold Bogatz

          Name                       Title
          ----                       -----


               *                     Director
B. Ord Houston
               *                     Director
O. Karl Dieckman

-----------------------
*Alan Silverstein
 Power-of-Attorney

                                  EXHIBIT INDEX

Exhibit
Number                              Description of Document
------                              -----------------------


                                     II-10